UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

QUANTA SERVICES, INC.

(Name of Registrant as Specified In Its Charter)

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QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2011

To our Stockholders:

The Annual Meeting of Stockholders of Quanta Services, Inc. (“Quanta”) will be held at 2800 Post Oak Boulevard, Level 62, Beacon Room, Houston, Texas 77056, on May 19, 2011 at 9:00 a.m. local time. At the meeting, you will be asked to consider and act upon the following matters, which are more fully described in the accompanying Proxy Statement:

1. Election of eleven directors nominated by our Board of Directors, with ten nominees to be elected by the holders of Common Stock and Series F Preferred Stock, and one nominee to be elected by the holders of Limited Vote Common Stock;

2. Adoption of an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock that Quanta is authorized to issue from 300,000,000 to 600,000,000 and effect other related changes (the “Share Increase Amendment”);

3. Adoption of an amendment to our Certificate of Incorporation to reclassify and convert each share of Limited Vote Common Stock into 1.05 shares of Common Stock and effect other related changes (the “Reclassification Amendment”);

4. Adoption of an amendment to our Certificate of Incorporation to delete provisions related to director removal only for cause (the “Removal For Cause Amendment”);

5. Adoption of an amendment to our Certificate of Incorporation to delete the indemnification provisions set forth in Article TENTH (the “Indemnification Clarification Amendment”);

6. Adoption of an amendment to our Certificate of Incorporation to delete provisions setting forth the quorum requirements for stockholder meetings (the “Quorum Requirements Amendment”);

7. Adoption of an amendment to our Certificate of Incorporation to delete a provision limiting the Board’s ability to authorize and issue shares of a class or series of Preferred Stock that have rights that are different from other shares of the same class or series (the “Preferred Stock Amendment”);

8. Approval of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan;

9. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;

10. Holding an advisory vote on Quanta’s executive compensation;

11. Holding an advisory vote to recommend the frequency of future advisory votes on Quanta’s executive compensation; and

12. Acting upon any other matters that are properly brought before the meeting, or any adjournments or postponements of the meeting, by or at the direction of the Board of Directors.

Our stockholders of record at the close of business on March 21, 2011 are entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements of the meeting.

By Order of the Board of Directors,

Carolyn M. Campbell

Corporate Secretary

Houston, Texas

April 7, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2011

The Notice, Proxy Statement and 2010 Annual Report to Stockholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the annual meeting in person. To assure your representation at the meeting, please vote promptly whether or not you expect to be present at the meeting. You can vote your shares by signing and dating the enclosed proxy card and returning it in the accompanying envelope or, if you hold your shares through a broker, via the Internet or telephone. You will find specific instructions for voting via the Internet or telephone on the proxy card if that option is available for your shares. If you attend the meeting, you may revoke your proxy and vote your shares in person. If you hold your shares through a broker and wish to vote at the meeting, you will need to obtain a proxy from the institution that holds your shares. If you choose to attend the meeting, you will be asked to present valid picture identification, and if you hold your shares through a broker, you will be asked to present a copy of your brokerage statement showing your stock ownership as of March 21, 2011.

QUANTA SERVICES, INC.

2800 Post Oak Boulevard, Suite 2600

Houston, TX 77056

(713) 629-7600

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 19, 2011

We are distributing this Proxy Statement, the form of proxy and our 2010 Annual Report beginning on or about April 7, 2011.

ABOUT THE MEETING

What is the purpose of the meeting?

The meeting will be Quanta’s regular annual meeting of stockholders, and stockholders will be asked to vote on the following matters:

•

election of eleven directors nominated by our Board of Directors (the “Board”), with ten nominees to be elected by the holders of Common Stock and Series F Preferred Stock, and one nominee to be elected by the holders of Limited Vote Common Stock;

•

adoption of an amendment to our Certificate of Incorporation to increase the number of shares of Common Stock that Quanta is authorized to issue from 300,000,000 to 600,000,000 and effect other related changes (the “Share Increase Amendment”);

•

adoption of an amendment to our Certificate of Incorporation to reclassify and convert each share of Limited Vote Common Stock into 1.05 shares of Common Stock and effect other related changes (the “Reclassification Amendment”);

•	adoption of an amendment to our Certificate of Incorporation to delete provisions related to director removal only for cause (the “Removal For Cause Amendment”);

•	adoption of an amendment to our Certificate of Incorporation to delete the indemnification provisions set forth in Article TENTH (the “Indemnification Clarification Amendment”);

•	adoption of an amendment to our Certificate of Incorporation to delete provisions setting forth the quorum requirements for stockholder meetings (the “Quorum Requirements Amendment”);

•

adoption of an amendment to our Certificate of Incorporation to delete a provision limiting the Board’s ability to authorize and issue shares of a class or series of Preferred Stock that have rights that are different from other shares of the same class or series (the “Preferred Stock Amendment”);

•	approval of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan;

•	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;

•	approval, by non-binding advisory vote, of Quanta’s executive compensation; and

•	a recommendation, by non-binding advisory vote, on the frequency of future advisory votes on Quanta’s executive compensation.

How does the Board of Directors recommend that stockholders vote?

The Board of Directors recommends that stockholders vote as follows:

•	FOR the election of all nominees as directors;

•	FOR adoption of the Share Increase Amendment to Quanta’s Certificate of Incorporation;

•	FOR adoption of the Reclassification Amendment to Quanta’s Certificate of Incorporation;

•	FOR adoption of the Removal For Cause Amendment to Quanta’s Certificate of Incorporation;

•	FOR adoption of the Indemnification Clarification Amendment to Quanta’s Certificate of Incorporation;

•	FOR adoption of the Quorum Requirements Amendment to Quanta’s Certificate of Incorporation;

•	FOR adoption of the Preferred Stock Amendment to Quanta’s Certificate of Incorporation;

•	FOR approval of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan;

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2011;

•	FOR the advisory resolution approving Quanta’s executive compensation; and

•	FOR conducting an advisory vote on Quanta’s executive compensation every THREE years.

Who is entitled to vote at the meeting?

Only holders of record of (A) our Common Stock, par value $0.00001 per share, (B) our Limited Vote Common Stock, par value $0.00001 per share, and (C) our Series F Preferred Stock, par value $0.00001 per share, respectively, at the close of business on March 21, 2011, the record date for the meeting, are entitled to notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you held on that date at the meeting, or at any adjournments or postponements of the meeting unless a new record date is then set.

As of March 21, 2011, 211,736,581 shares of our Common Stock, 432,485 shares of our Limited Vote Common Stock, and one share of our Series F Preferred Stock, respectively, were outstanding and entitled to vote. In addition, on March 21, 2011, we had 3,909,110 shares of Common Stock reserved for issuance upon the exchange of Class A non-voting exchangeable common shares of Valard Construction Ltd., a British Columbia company and successor to Quanta Services EC Canada Ltd., which are not entitled to vote at the meeting.

What are the voting rights of the holders of Common Stock, Limited Vote Common Stock and Series F Preferred Stock?

Each share of Common Stock is entitled to one vote on each matter on which it may vote. Each share of Limited Vote Common Stock is entitled to one vote on the election of one director and to one-tenth of one vote on each other matter on which it may vote. The share of Series F Preferred Stock is entitled to the number of votes equal to the number of outstanding shares, as of March 21, 2011, of Class A non-voting exchangeable common shares of Valard Construction Ltd., a British Columbia company and successor to Quanta Services EC Canada Ltd., on each matter on which it may vote.

With respect to the election of directors, holders of Common Stock and the Series F Preferred Stock, voting together as a single class, will elect ten directors. Holders of Limited Vote Common Stock, voting separately as a class, will elect one director. On all matters other than the election of directors, holders of Common Stock, Limited Vote Common Stock and Series F Preferred Stock will vote together as a single class. The required vote to approve each item to be voted on at the meeting is described below.

Who can attend the meeting?

All stockholders of record as of March 21, 2011, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Seating, however, is limited. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 8:00 a.m. and seating will begin at 8:30 a.m. Each stockholder will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the meeting. To obtain directions to be able to attend the meeting and vote in person, please contact our Corporate Secretary at 713-629-7600.

Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

What constitutes a quorum?

In order to transact any business at the meeting, the holders of a majority of the aggregate outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for the meeting. The following additional quorum requirements must also be satisfied to transact the specified business at the meeting:

With respect to the election of directors by the holders of Common Stock and Series F Preferred Stock, holders of shares representing a majority of the voting power of the outstanding Common Stock and outstanding Series F Preferred Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for such election.

With respect to the election of directors by the holders of Limited Vote Common Stock, holders of a majority of the outstanding shares of Limited Vote Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for such election.

With respect to the Share Increase Amendment, holders of a majority of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for adoption of the Share Increase Amendment.

With respect to the Reclassification Amendment, holders of a majority of the outstanding shares of Limited Vote Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum for adoption of the Reclassification Amendment.

As of March 21, 2011, 211,736,581 shares of our Common Stock with aggregate voting power of 211,736,581 votes, 432,485 shares of our Limited Vote Common Stock with aggregate voting power of 432,485 votes with regard to the election of one director and aggregate voting power of 43,249 votes on all other matters, and one share of our Series F Preferred Stock with aggregate voting power of 3,909,110 votes, respectively, were outstanding and entitled to vote. Properly executed proxies received but marked as abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What vote is required to approve each item to be voted on at the meeting?

Directors are elected by a majority of the votes cast with respect to such director in uncontested elections, such that a nominee for director will be elected to the Board if the votes cast FOR the nominee’s election exceed the votes cast AGAINST such nominee’s election. Abstentions and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal. Each of the current director nominees has signed a letter of resignation that will be effective if the nominee is not re-elected at the meeting and the Board accepts his or resignation following the meeting. If a nominee is not re-elected, the Board will decide whether to accept the director’s resignation in accordance with the procedures listed in Quanta’s Corporate Governance Guidelines, which are available on our website at www.quantaservices.com.

Adoption of the Share Increase Amendment to Quanta’s Certificate of Incorporation requires (i) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, voting as a separate class. Abstentions and broker non-votes will have the same effect as a vote against such proposal.

Adoption of the Reclassification Amendment to Quanta’s Certificate of Incorporation requires (i) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Limited Vote Common Stock, voting as a separate class. Abstentions and broker non-votes will have the same effect as a vote against such proposal.

Adoption of each of the Removal For Cause Amendment, the Indemnification Clarification Amendment, the Quorum Requirements Amendment and the Preferred Stock Amendment to Quanta’s Certificate of Incorporation requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class. Abstentions and broker non-votes will have the same effect as a vote against each such proposal.

Approval of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, casting a vote on that proposal; provided that the voting power of the shares casting a vote represents over 50% of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, entitled to vote on that proposal. Abstentions will have the same effect as a vote against such proposal. Broker non-votes will have no effect on the outcome of the vote on such proposal.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the outcome of the vote on such proposal.

Approval of the advisory resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal. Abstentions will have the same effect as a vote against the advisory resolution. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

With respect to the advisory vote on the frequency of future advisory votes on Quanta’s executive compensation, the voting option (1 year, 2 years or 3 years), if any, that receives the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on that proposal will be adopted by the stockholders, in accordance with Quanta’s Bylaws. Abstentions will have the same effect as a vote against each of the voting options. Broker non-votes will have no effect on the outcome of the advisory vote. The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this advisory resolution, the Board will consider the voting results in their entirety. If one of the voting options is not adopted by the required vote of the stockholders, the Board will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

Any other matter properly brought before the meeting will be decided by the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on the matter.

How do I vote?

You may vote your shares in any of the following manners:

•	by signing and dating the enclosed proxy card and returning it in the accompanying envelope;

•

if you hold your shares through a broker, by going to the website www.proxyvote.com, with your proxy card in hand, and following the instructions (not available to holders of Limited Vote Common Stock or Series F Preferred Stock);

•	if you hold your shares through a broker, by telephone following the instructions included with your proxy card (not available to holders of Limited Vote Common Stock or Series F Preferred Stock); or

•	by written ballot at the meeting.

If you are a stockholder of record and you attend the meeting, you may deliver your completed proxy card in person. If you hold your shares in “street name” and you wish to vote at the meeting, you will need to obtain a proxy from the broker or nominee that holds your shares.

Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

What is the difference between holding shares as a stockholder of record and in “street name”?

Many stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. This is often called holding shares in “street name.” As summarized below, there are some distinctions between record stockholders and “street name” holders.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record for those shares, and these proxy materials are being sent directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, and you hold your shares in “street name.” In this case, proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the annual meeting. However, because you are not a stockholder of record, you may not vote these shares in person at the annual meeting unless you bring with you a proxy from your broker or nominee. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the vote of your shares.

What are broker non-votes?

The New York Stock Exchange (“NYSE”) permits brokers to vote their customers’ stock held in street name on routine matters, such as the ratification of the appointment of our independent registered public accounting firm, when the brokers have not received voting instructions from their customers. However, the NYSE does not allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes.

What routine matters will be voted on at the meeting?

Ratification of the appointment of our independent registered public accounting firm is the only matter to be voted on at the meeting on which brokers may vote in their discretion on behalf of customers who have not provided voting instructions.

What non-routine matters will be voted on at the meeting?

Each of the election of directors, the Share Increase Amendment, the Reclassification Amendment, the Removal For Cause Amendment, the Indemnification Clarification Amendment, the Quorum Requirements Amendment, the Preferred Stock Amendment, approval of the 2011 Omnibus Equity Incentive Plan, the advisory vote on executive compensation, and the advisory vote recommending the frequency of future advisory votes on executive compensation is a non-routine matter on which brokers are not allowed to vote unless they have received voting instructions from their customers.

What is the effect of not casting a vote?

If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the matters that properly come before the meeting.

If you hold your shares through a broker, bank or other nominee, it is critical that you cast your vote if you want it to count in the election of directors and most of the other matters to be voted on at the meeting. In prior years, if you held your shares through a broker, bank or other nominee, and you did not indicate how you wanted your shares voted in the election of directors, your broker, bank or other nominee was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. However, recent NYSE rule changes have eliminated the ability of your broker, bank or other nominee to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares through a broker, bank or other nominee, and you do not instruct your broker, bank or other nominee how to vote in the election of directors or any other non-routine matter, no votes will be cast on your behalf on such matters. Therefore, your broker, bank or other nominee will not have discretion to vote your shares on the election of directors, the Share Increase Amendment, the Reclassification Amendment, the Removal For Cause Amendment, the Indemnification Clarification

Amendment, the Quorum Requirements Amendment, the Preferred Stock Amendment, the 2011 Omnibus Equity Incentive Plan, the advisory vote on executive compensation, or the advisory vote recommending the frequency of future advisory votes on executive compensation, respectively, if you do not instruct your broker, bank or other nominee how to vote on these proposals, as these are not “routine” matters under NYSE rules. Your broker, bank or other nominee will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent registered public accounting firm.

Can I change my vote after I return my proxy card?

Yes. You may change your vote at any time before the proxy is exercised, even after you have submitted your proxy card, by filing with our Corporate Secretary either a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked with respect to your shares if you attend the meeting in person and vote your shares in person by completing a written ballot. Attendance at the meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” and you wish to change your vote at the meeting, you will need to obtain a proxy from the broker, bank or nominee that holds your shares.

What if I receive more than one proxy card?

If you hold your shares in more than one type of account or your shares are registered differently, you may receive more than one proxy card. We encourage you to vote each proxy card that you receive.

Where can I find the voting results of the meeting?

We plan to announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K or an amendment thereto timely filed with the Securities and Exchange Commission.

STOCK OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information, as of March 10, 2011, unless otherwise indicated, with respect to each person known by us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock, Limited Vote Common Stock or Series F Preferred Stock.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class(1)
T. Rowe Price Associates, Inc.	Common Stock	21,158,376	(2)	10.0%
100 E. Pratt Street
Baltimore, Maryland 21202

BlackRock, Inc.	Common Stock	13,086,567	(3)	6.2%
40 East 52nd Street
New York, New York 10022

Invesco Ltd.	Common Stock	12,181,242	(4)	5.8%
1555 Peachtree Street NE
Atlanta, Georgia 30309

The Vanguard Group Inc.	Common Stock	10,636,196	(5)	5.0%
100 Vanguard Blvd.
Malvern, PA 19355

Vincent D. Foster	Limited Vote	191,698		44.3%
1300 Post Oak Blvd., Suite 800	Common Stock
Houston, Texas 77056

James H. & Constance Haddox	Limited Vote	70,000		16.2%
9141 Briar Forest	Common Stock
Houston, Texas 77024

Steven P. Colmar	Limited Vote	59,904		13.9%
Colmar Industries	Common Stock
603 W. 13th, Suite 1A-247
Austin, Texas 78701

Sydney L. Thomas	Limited Vote	43,758		10.1%
c/o Howard Grace	Common Stock
W.M. Grace Development Co.
7575 North 16th Street, Suite 1
Phoenix, Arizona 85020

Derrick A. Jensen	Limited Vote	37,500		8.7%
11830 Longleaf Lane	Common Stock
Houston, Texas 77024

James R. Ball Trust	Limited Vote	29,625		6.8%
5845 Spinnaker Point	Common Stock
Parkville, Missouri 64152

Victor Budzinski, Trustee	Series F	1	(6)	100.0%
708 Hollingsworth Green	Preferred Stock
Edmonton, Alberta T6R 3G6

(1)	The percent of class beneficially owned is calculated based on (A) 211,174,544 shares of our Common Stock, with aggregate voting power of an equal number of votes, (B) 432,485 shares of our Limited Vote Common Stock, with aggregate voting power of an equal number of votes with respect to the election of one director and 43,249 votes with respect to all matters other than the election of directors, and (C) one share of our Series F Preferred Stock, with aggregate voting power of 3,909,110 votes, respectively, issued and outstanding as of March 10, 2011. In addition, if a person has the right to acquire beneficial ownership of shares within 60 days following March 10, 2011, those shares are deemed beneficially owned by that person as of that date and are deemed to be outstanding solely for the purpose of determining the percentage of common stock that he or she owns. Those shares are not included in the computations for any other person.

(2)	Based on Schedule 13G/A (Amendment No. 4) filed on March 10, 2011 by T. Rowe Price Associates, Inc. (“Price Associates”), which has sole voting power over 5,065,830 of such shares and sole dispositive power over all such shares. The Schedule 13G/A (Amendment No. 4) further indicates that these securities are owned by various individual and institutional investors for which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on Schedule 13G/A (Amendment No. 1) filed on February 8, 2011 by BlackRock, Inc., a parent holding company for a number of investment management subsidiaries, which has sole voting and dispositive power over all such shares.

(4)	Based on Schedule 13G filed on February 14, 2011 by Invesco Ltd., an investment adviser and parent holding company of investment advisor subsidiaries, indicating that Invesco Trimark Ltd. has sole voting and dispositive power with respect to 10,765,400 shares; Invesco Powershares Capital Management has sole voting and dispositive power with respect to 706,311 shares; Invesco Asset Management Limited has sole voting and dispositive power with respect to 549,740 shares; Invesco Advisers, Inc. has sole voting and dispositive power with respect to 127,851 shares; Invesco Asset Management (Japan) Limited has sole voting and dispositive power with respect to 22,400 shares; Invesco National Trust Company has sole voting and dispositive power with respect to 1,500 shares; and Invesco Powershares Capital Management Ireland Ltd. has sole voting and dispositive power with respect to 640 shares.

(5)	Based on Schedule 13G filed on February 10, 2011 by The Vanguard Group Inc., an investment adviser, which has sole voting power and shared dispositive power over 266,490 of such shares and sole dispositive power over all such shares.

(6)	The issued and outstanding share of our Series F Preferred Stock as of March 10, 2011 had voting rights equivalent to 3,909,110 shares, or 1.8% of our Common Stock.

Security Ownership of Management

The following table sets forth, as of March 10, 2011, the number of shares of Limited Vote Common Stock and Common Stock beneficially owned by (i) each of our directors and director nominees, (ii) each of our named executive officers listed in the Summary Compensation Table (the “NEOs”) and (iii) all of our directors and executive officers as a group.

	Shares of Limited Vote Common Stock Beneficially Owned			Shares of Common Stock Beneficially Owned
Name	Number		Percent of Class	Number		Percent of Class
John R. Colson	—		—	1,361,849	(1)	*
James H. Haddox	70,000	(2)	16.2%	154,755		*
John R. Wilson	—		—	131,442		*
Louis C. Golm	—		—	76,542	(3)	*
Kenneth W. Trawick	—		—	75,020		*
Vincent D. Foster	191,698		44.3%	69,491	(4)	*
Bruce Ranck	—		—	50,503		*
James R. Ball	29,625		6.8%	48,610	(5)	*
Bernard Fried	—		—	45,115		*
James F. O’Neil III	—		—	43,234		*
Pat Wood, III	—		—	21,349		*
J. Michal Conaway	—		—	17,038		*
Ralph R. DiSibio	—		—	16,979		*
Worthing F. Jackman	—		—	15,428		*
All directors and executive officers as a group (20 persons)	328,823		76.0%	2,349,813	(6)	1.1%

*	Percentage of shares does not exceed 1%.

(1)	Includes 554,708 shares pledged as collateral.

(2)	The 70,000 shares of Limited Vote Common Stock are held by James and Constance Haddox as joint tenants.

(3)	Includes 10,000 shares of Common Stock that may be acquired by Mr. Golm upon the exercise of stock options.

(4)	Includes 15,000 shares of Common Stock that may be acquired by Mr. Foster upon the exercise of stock options.

(5)	Includes 15,000 shares of Common Stock that may be acquired by Mr. Ball upon the exercise of stock options.

(6)	Includes 40,000 shares of Common Stock that may be acquired upon the exercise of stock options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of eleven directors, whose current terms of office all expire at the 2011 annual meeting. The Board proposes that the following eleven nominees be elected for a new term of one year or until their successors are duly elected and qualified or until their earlier death, resignation or removal. Each of the nominees has consented to serve if elected. If a nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named below.

The directors standing for election by each class of shares entitled to vote are:

Nominees for Election by the Holders of Common Stock and Series F Preferred Stock

Name	Age	Position(s) with Quanta	Director Since
James R. Ball	68	Director	1998
John R. Colson	63	Chief Executive Officer, Chairman of the Board of Directors	1998
J. Michal Conaway	62	Director	2007
Ralph R. DiSibio	69	Director	2006
Bernard Fried	54	Director	2004
Louis C. Golm	69	Director	2002
Worthing F. Jackman	46	Director	2005
James F. O’Neil III	52	President and Chief Operating Officer	N/A
Bruce Ranck	62	Director	2005
Pat Wood, III	48	Director	2006

Nominee for Election by the Holders of Limited Vote Common Stock

Name	Age	Position(s) with Quanta	Director Since
Vincent D. Foster	54	Director	1998

James R. Ball has been a member of the Board of Directors since 1998 and is a private investor. He previously served in various management positions with Vista Chemical Company for over twenty-five years, most recently as Chief Executive Officer and President from 1992 until his retirement in 1995. He also previously served as a director of ABS Group Inc., The Carbide/Graphite Group, Inc., Kraton Polymers, LLC and Rexene Corporation. Mr. Ball holds a Bachelor of Science in Mathematics degree and a Master of Science in Management degree. The Board believes Mr. Ball’s qualifications to serve on the Board include his over twenty-five years of management experience, including three years as a chief executive officer, his years of service on boards of other public companies, and his extensive experience with financial and accounting matters, business strategy and management.

John R. Colson has been a member of the Board of Directors since 1998 and has served as Chairman of the Board of Directors since 2002. Mr. Colson has served as our Chief Executive Officer since December 1997. He joined PAR Electrical Contractors, Inc. (PAR), an electrical specialty contractor and now a subsidiary of Quanta, in 1971 and served as its President from 1991 until December 1997. He previously served as a director of U.S. Concrete, Inc. He is currently a member of the National Electrical Contractors Association (NECA), a director of the Missouri Valley Chapter of NECA, a regent of the Electrical Contracting Foundation, and a director of the Academy of Electrical Contracting. The Board believes Mr. Colson’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, including his day-to-day leadership of Quanta as its Chief Executive Officer, his four decades of electric power industry experience, as well as his years of service as a director of other public companies.

J. Michal Conaway has been a member of the Board of Directors since August 30, 2007. He has served as the Chief Executive Officer of Peregrine Group, LLC, an executive consulting firm, since 2002. Mr. Conaway has been providing consulting and advisory services since 2000. Prior to 2000, Mr. Conaway held various management and executive positions, including serving as Chief Financial Officer of Fluor Corporation, an engineering, procurement, construction and maintenance services provider. He serves as a director of GT Solar International, Inc. as well as a director of privately held Elgin National Industries, Inc. and Enterra Holdings Ltd. He previously served as a director of InfraSource Services, Inc. and Cherokee International Corporation. Mr. Conaway holds an M.B.A. degree and is a Certified Public Accountant. The Board believes Mr. Conaway’s qualifications to serve on the Board include his prior service as the chief financial officer of multiple public corporations, including those within Quanta’s line of business, his years of service on boards of other public and private companies, his extensive financial and accounting expertise, and his advisory experience in strategic, operational and financial matters .

Ralph R. DiSibio has been a member of the Board of Directors since May 2006. He has been a senior consultant to Washington Group International, Inc., an integrated engineering, construction and management services provider, since April 2004. He served as President of Energy & Environment Business Unit, an engineering, construction and environmental services operating unit of Washington Group International, Inc., from November 2001 until April 2004, and Executive Vice President — Business Development of Washington Group Power, a power generation engineering, design and construction services operating unit of Washington Group International, Inc., from March 2001 until November 2001. Mr. DiSibio holds a Doctor of Education in Administration degree. The Board believes Mr. DiSibio’s qualifications to serve on the Board include his prior executive management experience, including at companies within Quanta’s line of business, as well as his extensive operational and risk management experience in the power industry.

Vincent D. Foster has been a member of the Board of Directors since 1998. He has served as Chairman of the Board and Chief Executive Officer of Main Street Capital Corporation, a specialty investment company, since March 2007. He also has served as Senior Managing Director of Main Street Capital Partners, LLC (and its predecessor firms), a venture capital firm, since 1997. Mr. Foster is also a director of Carriage Services, Inc. and Team Industrial Services, Inc., and he previously served as a director of U.S. Concrete, Inc. Mr. Foster holds a J.D. degree and is a Certified Public Accountant. The Board believes Mr. Foster’s qualifications to serve on the Board include his significant contributions and service to Quanta since its inception, his experience as chief executive officer of a public corporation, his many years of service on boards of other public companies and his extensive tax, accounting, merger and acquisitions, financial and corporate governance expertise.

Bernard Fried has been a member of the Board of Directors since March 2004. He has served as Chief Executive Officer and President of Siterra Corporation, a software services provider, since May 2005. From November 2003 until May 2005, he served as an independent consultant to the financial and software services industries. Mr. Fried served as Chief Executive Officer and President of Citadon, Inc., a software services provider, from 2001 until November 2003, Principal Vice President and Program Manager of Bechtel Business Services, a shared services operating unit of Bechtel Group, Inc., an international engineering and construction firm, from 2000 until 2001, and Chief Financial Officer and Managing Director of Bechtel Enterprises, Inc., a financing and development subsidiary of Bechtel Group, Inc., from 1997 until 2000. Mr. Fried holds a Bachelor of Engineering degree and an M.B.A. degree. The Board believes Mr. Fried’s qualifications to serve on the Board include his prior executive management experience, including at companies within Quanta’s line of business, his years of service on boards of public and private companies, and his extensive executive-level experience in operations, finance and international business.

Louis C. Golm has been a member of the Board of Directors since July 2002 and from May 2001 until May 2002. He has been an independent consultant and senior advisor to the telecommunications and information management industries since 1999. Mr. Golm serves as a director of Kirusa Inc. Mr. Golm holds a Master of Science in Management degree and an M.B.A. degree. The Board believes Mr. Golm’s qualifications to serve on the Board include his numerous years of executive management experience, including as chief executive officer of a large telecommunications company, his years of service as a director of other public and private companies, and his telecommunications industry expertise.

Worthing F. Jackman has been a member of the Board of Directors since May 2005. He has served as Executive Vice President — Chief Financial Officer of Waste Connections, Inc., an integrated solid waste services company, since September 2004 and served as its Vice President — Finance and Investor Relations from April 2003 until August 2004. From 1991 until April 2003, Mr. Jackman held various positions with Deutsche Bank Securities, Inc., an investment banking firm, most recently serving as a Managing Director, Global Industrial and Environmental Services Group. Mr. Jackman holds an M.B.A. degree. The Board believes Mr. Jackman’s qualifications to serve on the Board include his experience as the chief financial officer of a public corporation, his investment banking experience, as well as his extensive financial and accounting expertise.

James F. O’Neil III has served as our President and Chief Operating Officer since October 2008, our Senior Vice President of Operations Integration and Audit from December 2002 until October 2008, and our Vice President of Operations Integration from August 1999 until December 2002. Mr. O’Neil holds a Bachelor of Science in Civil Engineering degree. The Board believes Mr. O’Neil’s qualifications to serve on the Board include his significant contributions to Quanta in strategy, mergers & acquisitions and internal audit, his operational and safety leadership service with Quanta, including as its President and Chief Operating Officer, his technical expertise, and his extensive knowledge of the industries Quanta serves.

Bruce Ranck has been a member of the Board of Directors since May 2005. He has been a partner with Bayou City Partners, a venture capital firm, since 1999. Mr. Ranck served as Chief Executive Officer of Tartan Textile Services, Inc., a healthcare linen services provider, from August 2003 until April 2006. From 1970 until 1999, he held various positions with Browning-Ferris Industries, Inc., a provider of waste management services, most recently as Chief Executive Officer and President. Mr. Ranck is also a director of Dynamex Inc. The Board believes Mr. Ranck’s qualifications to serve on the Board include his prior executive management experience, including as chief executive officer of a large public corporation, his extensive acquisition integration experience, and his years of service on boards of other public and private companies.

Pat Wood, III has been a member of the Board of Directors since May 2006. He has served as a Principal of Wood3 Resources, an energy infrastructure developer, since July 2005. From 2001 until July 2005, Mr. Wood served as chairman of the Federal Energy Regulatory Commission. From 1995 until 2001, he chaired the Public Utility Commission of Texas. Mr. Wood has also been an attorney with Baker & Botts, a global law firm, and an associate project engineer with Arco Indonesia, an oil and gas company, in Jakarta. Mr. Wood currently serves as a director of SunPower Corporation and First Wind Holdings Inc. Mr. Wood holds a Bachelor of Science in Civil Engineering degree and a J.D. degree. The Board believes Mr. Wood’s qualifications to serve on the Board include his significant strategic and operational management experience, his unique perspective and extensive knowledge with regard to the regulatory process and policy development at the government level, his years of service as a director of other public and private companies, and his energy infrastructure development expertise.

The Board of Directors unanimously recommends a vote FOR the election of each of the director nominees.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND COMMITTEES

Director Meetings

During the year ended December 31, 2010, the Board held ten meetings. All directors attended at least 75% of the meetings of the Board and the committees of the Board, if any, on which they served during the periods for which they have served as a director. We encourage, but do not require, the members of the Board to attend the annual meeting of stockholders. Last year, all of our directors attended the annual meeting of stockholders.

Board Composition

As of the date of this Proxy Statement, the Board is composed of eleven directors.

Committees of the Board

Information regarding the Audit, Compensation and Governance and Nominating Committees of the Board are as follows:

Committee	Current Members	Number of Meetings During 2010	Duties of the Committee Include:

Audit Committee	James R. Ball* J. Michal Conaway Bernard Fried Worthing F. Jackman	Nine

•      Monitoring the quality and integrity of Quanta’s financial statements

•      Appointing and compensating the independent registered public accounting firm

•      Considering the independence and assessing the qualifications of the independent registered public accounting firm

•      Reviewing the performance of Quanta’s internal audit function and the independent registered public accounting firm

Compensation Committee	Louis C. Golm* James R. Ball Ralph R. DiSibio Bruce Ranck	Five

•      Overseeing the administration of Quanta’s incentive compensation plans, including the issuance of awards pursuant to equity-based incentive plans

•      Reviewing and approving salaries, bonuses, equity-based awards and other compensation of all executive officers and other management of Quanta and its subsidiaries

•      Reviewing and approving executive officer employment agreements

Committee	Current Members	Number of Meetings During 2010	Duties of the Committee Include:
Governance and Nominating Committee	Bernard Fried* Louis C. Golm Bruce Ranck Pat Wood, III	Five

•      Developing and recommending corporate governance principles applicable to the Board and Quanta

•      Establishing qualifications for membership on the Board and its committees

•      Making recommendations regarding persons to be nominated for election or re-election to the Board and appointment to its committees

•      Evaluating policies regarding the recruitment of directors

•      Making recommendations regarding persons to be elected as executive officers by the Board

*	Chairman

CORPORATE GOVERNANCE

We are committed to having sound corporate governance practices that maximize stockholder value in a manner consistent with legal requirements and the highest standard of integrity. In that regard, the Board has adopted guidelines that provide a framework for the governance of Quanta. In addition, we continually review these guidelines and regularly monitor developments in the area of corporate governance. Our Corporate Governance Guidelines are posted on our website at www.quantaservices.com under the heading “Corporate Governance.”

Board Independence

The Board has determined that Messrs. Ball, Conaway, DiSibio, Foster, Fried, Golm, Jackman, Ranck and Wood have no material relationship with Quanta (either directly or as a partner, shareholder or officer of an organization that has a relationship with Quanta) and are “independent” within the meaning of the NYSE’s corporate governance listing standards. The Board has made this determination based on its finding that these independent directors meet the categorical standards for director independence set forth in our Corporate Governance Guidelines and in the NYSE corporate governance listing standards. Our Corporate Governance Guidelines, which include our categorical standards for director independence, are posted on our website at www.quantaservices.com under the heading “Corporate Governance.”

Board Leadership Structure

The Board believes that an executive officer serving as a director, such as Quanta’s Chief Executive Officer, is best situated to serve as Chairman of the Board because he possesses detailed and in-depth knowledge of the issues, opportunities and challenges facing Quanta and its business and is thus best positioned to develop agendas that ensure that the Board’s time and attention are focused on the most critical matters. The Board believes that an executive officer, such as Quanta’s Chief Executive Officer, serving as Chairman promotes strategy development and execution and fosters decisive leadership, clear accountability and effective decision-making. The Board believes that it has in place sound counter-balancing measures to ensure that Quanta maintains high standards of corporate governance and proper independent oversight. For instance, the Board holds executive sessions of the independent directors at every regularly scheduled Board meeting and, with nine of the Board’s eleven directors deemed independent, maintains a percentage of independent directors serving on the Board that is substantially above the NYSE requirement that a majority of directors be independent. In addition, the Board, through its independent directors, has adopted the position of a lead independent director to strengthen the independence and roles of the independent directors. The duties of the lead independent director include presiding over executive sessions or other meetings of the independent directors and consulting with the Chairman of the Board as to agenda items for Board and committee meetings. The independent directors have decided to rotate the position of lead independent director on a quarterly basis among the chairmen of the Audit, Compensation and Governance and Nominating Committees. The Board recognizes, however, that no single leadership model is right for all companies and at all times and that depending on the circumstances, other leadership models, such as a separate independent chairman of the board, may be appropriate. Accordingly, the Board annually reviews and assesses the effectiveness of its leadership structure.

The Board’s Role in Risk Oversight

The Board oversees an enterprise-wide approach to risk management, designed to support the achievement of long-term organizational objectives and enhance stockholder value. The full Board participates in an annual enterprise risk management assessment, led by Quanta’s President and Chief Operating Officer, that provides visibility to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. In this process, risk is assessed throughout the business, including operational, financial, legal, regulatory, strategic and reputational risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the company. The involvement of the full Board in setting Quanta’s business strategy, both short- and long-term, is a key part of its understanding of Quanta’s risks and what constitutes an appropriate level of risk for Quanta as well as how such risks are managed. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. Specifically, the Audit Committee focuses on risks relating to financial reporting, internal controls and compliance with legal and regulatory requirements. In addition, the Compensation Committee focuses on risks relating to Quanta’s compensation policies and programs and, in setting compensation, strives to create incentives that are aligned with Quanta’s risk management profile. Finally, Quanta’s Governance and Nominating Committee focuses on risks relating to Quanta’s corporate governance and Board membership and structure and also conducts a quarterly assessment of the risk management process and reports its findings to the Board.

Audit Committee

The Board has examined the composition of the Audit Committee and has determined that each of the members of the Audit Committee is “independent” within the meaning of Securities and Exchange Commission (SEC) regulations, NYSE rules governing audit committees and our Corporate Governance Guidelines. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the Exchange Act). The Audit Committee operates under a formal charter adopted by the Board that governs its responsibilities. The Audit Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Audit Committee are described in “Committees of the Board” above. The Board has determined that Messrs. Conaway and Jackman are “audit committee financial experts” within the meaning of SEC regulations.

Compensation Committee

The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee operates under a formal charter adopted by the Board that governs its responsibilities. The Compensation Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Compensation Committee are described in “Committees of the Board” above. For additional information on the Compensation Committee, including a description of its processes and procedures for the consideration and determination of NEO compensation, please see “Compensation Discussion and Analysis — Compensation Committee” below.

Governance and Nominating Committee

The Board has determined that each of the members of the Governance and Nominating Committee is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Governance and Nominating Committee operates under a formal charter adopted by the Board that governs its responsibilities. The Governance and Nominating Committee Charter is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” The membership and number of meetings held during the last fiscal year and the primary responsibilities of the Governance and Nominating Committee are described in “Committees of the Board” above.

Code of Ethics and Business Conduct

The Board has adopted a Code of Ethics and Business Conduct that applies to all directors, officers and employees of Quanta and its subsidiaries, including the principal executive officer, principal financial officer and principal accounting officer or controller. The Code of Ethics and Business Conduct is posted on our website at www.quantaservices.com under the heading “Corporate Governance.” We intend to post at the above location on our website any amendments or waivers to the Code of Ethics and Business Conduct that are required to be disclosed pursuant to Item 5.05 of Form 8-K.

Executive Sessions of Non-Management Directors

In accordance with the NYSE corporate governance listing standards, our non-management directors, each of whom is “independent” within the meaning of NYSE corporate governance listing standards and our Corporate Governance Guidelines, meet in executive session without management at each regularly scheduled Board meeting.

Communications with the Board

Stockholders and other interested parties may communicate with one or more of our directors, including any lead independent director or our non-management directors or independent directors as a group, a committee or the full Board by writing to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056. All communications will be reviewed by the Corporate Secretary and forwarded to one or more of our directors, as appropriate.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership qualifications that the Governance and Nominating Committee considers in selecting nominees for our Board. Pursuant to these qualifications, members of the Board should possess the highest standards of personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, mature judgment, the willingness to speak their mind and the ability to challenge and stimulate management in a constructive manner. In addition, Board members should have diverse experience at policy-making levels that may include business, government, education, technology or non-profit organizations, as well as experience in areas that are relevant to our business. Further, they should have demonstrated leadership skills in the organizations with which they are or have been affiliated. Members of the Board must also be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. The Governance and Nominating Committee also seeks directors representing a broad range of viewpoints and diverse backgrounds, including women and minorities that meet the above qualifications.

Identifying and Evaluating Nominees for Director

The Governance and Nominating Committee regularly evaluates the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee will consider candidates for Board membership suggested by incumbent directors, management, third-party search firms and others. The Governance and Nominating Committee will also consider director nominations by stockholders that are made in compliance with the notice provisions and procedures set forth in our bylaws. For a discussion of these requirements, see “Additional Information — Stockholder Proposals and Nomination of Directors for the 2012 Annual Meeting” below. All applications, recommendations or proposed nominations for Board membership received by Quanta will be referred to the Governance and Nominating Committee. The manner in which the Governance and Nominating Committee evaluates the qualifications of a nominee for director does not differ if the nominee is recommended by a stockholder.

The Governance and Nominating Committee has the authority to retain a third-party search firm to help identify and facilitate the screening and interview process of potential director nominees, including screening candidates, conducting reference checks, preparing a biography of each candidate for the Governance and Nominating Committee to review and helping coordinate interviews.

Once the Governance and Nominating Committee has identified a potential director nominee, the committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the committee with the recommendation of the candidate, as well as the committee’s own knowledge of the candidate, which may be supplemented by inquiries to the person making the recommendation or others. The committee also may engage a third party to conduct a background check of the candidate. If the committee determines to further pursue the candidate, the committee then will evaluate the extent to which the candidate meets the Board membership qualifications described in “Director Qualifications” above.

In addition, the Governance and Nominating Committee considers other relevant factors it deems appropriate, including the current composition of the Board (including its diversity in experience, background, gender and ethnicity), the balance of management and independent directors, the need for a certain Board committee expertise, and the nature and extent of a candidate’s activities unrelated to Quanta, including service as a director on the boards of other public companies. In connection with this evaluation, the committee determines whether to interview the candidate, and, if warranted, the committee interviews the candidate in person or by telephone. The committee may also ask the candidate to meet with members of Quanta’s management or other Board members. After completing this evaluation, if the committee believes the candidate would be a valuable addition to the Board, it will recommend to the Board the candidate’s nomination for appointment or election as a director.

Director Compensation

The Governance and Nominating Committee has the responsibility of recommending to the Board compensation and benefits for non-employee directors. The committee is guided by certain director compensation principles set forth in our Corporate Governance Guidelines. Directors who also are employees of Quanta or any of its subsidiaries do not receive additional compensation for serving as directors. John R. Colson, Chairman of the Board and Chief Executive Officer, and John R. Wilson, Director, President of the Electric Power Division during 2010, and currently an advisor since January 1, 2011 to PAR Electrical Contractors, Inc., one of Quanta’s subsidiaries, are employees of Quanta and thus receive no compensation for their services as directors of Quanta. The compensation received by Messrs. Colson and Wilson as employees of Quanta is set forth in the 2010 Summary Compensation Table on page 38.

Pursuant to our director compensation policy, each non-employee director currently receives a fee for attendance at each meeting of the Board or any committee according to the following schedule: $2,000 for attendance at a board meeting in person; $1,000 for attendance at a board meeting by telephone; $1,000 for attendance at a committee meeting in person; and $500 for attendance at a committee meeting by telephone.

Upon initial election to the Board at an annual meeting of stockholders, each such initially elected non-employee director receives an annual cash retainer payment of $50,000 and an annual award of shares of restricted stock having a value of $150,000. Upon initial appointment to the Board other than at an annual meeting of stockholders, for the period from the appointment through the end of the director service year during which the appointment is made, each such initially appointed non-employee director receives a pro rata portion of both (i) an annual cash retainer payment of $50,000 and (ii) an annual award of shares of restricted stock having a value of $150,000. At every annual meeting of stockholders at which a non-employee director is re-elected or remains a director, each such re-elected or remaining non-employee director receives an annual cash retainer payment of $50,000 and an annual award of shares of restricted stock having a value of $100,000.

In addition, at every annual meeting of the Board, the chairman of the Audit Committee receives an annual cash retainer payment of $14,000, the chairman of the Compensation Committee receives an annual cash retainer payment of $10,000 and the chairman of the Governance and Nominating Committee receives an annual cash retainer payment of $7,500.

Unless the director’s service is interrupted, shares of restricted stock awarded to non-employee directors vest over three years in three equal annual installments. Any unvested shares of restricted stock will vest in full if the non-employee director is not nominated for or elected to a new term or resigns at our convenience. If the non-employee director voluntarily resigns or is asked to resign, or is removed for cause prior to vesting, all unvested shares of restricted stock will be forfeited. Directors are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings of the Board or the committees thereof, and for other expenses reasonably incurred in their capacity as directors of Quanta. Currently, nine non-employee director nominees are standing for election at this meeting.

2010 Director Compensation Table

The following table sets forth the compensation for each non-employee director during the 2010 fiscal year.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James R. Ball	89,500	100,000	—	—	—	—	189,500
J. Michal Conaway	71,500	100,000	—	—	—	—	171,500
Ralph R. DiSibio	69,000	100,000	—	—	—	—	169,000
Vincent D. Foster	65,000	100,000	—	—	—	—	165,000
Bernard Fried	82,500	100,000	—	—	—	—	182,500
Louis C. Golm	84,500	100,000	—	—	—	—	184,500
Worthing F. Jackman	70,000	100,000	—	—	—	—	170,000
Bruce Ranck	74,500	100,000	—	—	—	—	174,500
Pat Wood, III	68,500	100,000	—	—	—	—	168,500

(1)	The amounts shown under “Stock Awards” reflect the aggregate grant date fair value for restricted stock granted during the fiscal year ended December 31, 2010, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the director upon the actual vesting of the award(s) may or may not be equal to this determined value. As of December 31, 2010, each of the non-employee directors identified in the table above held 8,058 shares of outstanding and unvested restricted stock.

(2)	As of December 31, 2010, three of the non-employee directors identified in the table above had aggregate outstanding stock options, all of which were vested, as follows: Mr. Ball – options to purchase 15,000 shares; Mr. Foster – options to purchase 15,000 shares; and Mr. Golm – options to purchase 10,000 shares.

Compensation Committee Interlocks and Insider Participation

In 2010, James R. Ball, Ralph R. DiSibio, Louis C. Golm and Bruce Ranck served as members of the Compensation Committee. None of these persons served as an employee or officer of Quanta or any of its subsidiaries during 2010 or was formerly an officer of Quanta or any of its subsidiaries. Additionally, no executive officers served on the compensation committee or as a director of another company, one of whose executive officers served on Quanta’s Compensation Committee or as a director of Quanta.

EXECUTIVE OFFICERS

Our current executive officers are as follows:

Name	Age	Position(s) with Quanta
John R. Colson	63	Chief Executive Officer, Chairman of the Board of Directors
James H. Haddox	62	Chief Financial Officer
James F. O’Neil III	52	President and Chief Operating Officer
Kenneth W. Trawick	63	President — Telecommunications and Renewables Division
Earl C. Austin, Jr.	41	President — Natural Gas and Pipeline Division
Tana L. Pool	51	Vice President and General Counsel
Derrick A. Jensen	40	Senior Vice President — Finance and Administration and Chief Accounting Officer
Nicholas M. Grindstaff	48	Vice President — Finance and Treasurer
Benadetto G. Bosco	53	Senior Vice President — Business Development and Outsourcing
Darren B. Miller	51	Vice President — Information Technology and Administration

For a description of the business background of Messrs. Colson and O’Neil, see “Election of Directors” above.

James H. Haddox has served as our Chief Financial Officer since November 1997 and served as our Secretary from December 1997 until March 1999 and as our Treasurer from December 1997 until September 1999. Mr. Haddox is a Certified Public Accountant.

Kenneth W. Trawick has served as our President of the Telecommunications and Renewables Division since June 2004 and served as President of Trawick Construction Company, Inc., a telecommunications specialty contractor and now a subsidiary of Quanta, from April 2003 until May 2004, and as a Vice President of Quanta from June 2001 until March 2003. Mr. Trawick joined Trawick Construction Company, Inc. in 1974 and served as its Executive Vice President from January 2000 until May 2001.

Earl C. Austin, Jr. has served as our President of the Natural Gas and Pipeline Division since October 2009 and served as President of North Houston Pole Line, L.P., an electric and natural gas specialty contractor and now a subsidiary of Quanta, from 2001 until September 2009. He is currently a director of the Southwest Line Chapter of NECA. Mr. Austin holds a Bachelor of Arts in Business Management degree.

Tana L. Pool has served as our Vice President and General Counsel since January 2006. Ms. Pool served as Senior Counsel with the law firm of Akin Gump Strauss Hauer & Feld LLP from August 2004 until December 2005 and as Counsel with the law firm of King & Spalding LLP from May 2001 until July 2004. Ms. Pool holds a J.D. degree and is a Certified Public Accountant.

Derrick A. Jensen has served as our Senior Vice President — Finance and Administration and Chief Accounting Officer since March 2011, our Vice President and Chief Accounting Officer from March 1999 to March 2011, and our Controller from December 1997 until March 2009. Mr. Jensen is a Certified Public Accountant.

Nicholas M. Grindstaff has served as a Vice President since March 2010 and our Treasurer since October 1999 and served as our Assistant Treasurer from March 1999 until September 1999. Mr. Grindstaff holds a Master of Science in Accounting degree.

Benadetto G. Bosco has served as our Senior Vice President of Business Development and Outsourcing since May 2004 and served as our Senior Vice President of Outsourcing from April 2003 until April 2004 and as our Vice President of Outsourcing from July 2002 until April 2003. From 1997 until joining Quanta, he served as Vice President of Network/National Sales for Exelon Infrastructure Services, Inc., a provider of transmission and distribution infrastructure services to electrical, gas, telecommunications and cable industries. Mr. Bosco holds an M.B.A. degree.

Darren B. Miller has served as our Vice President of Information Technology and Administration since October 2003. From 1996 until May 2003, Mr. Miller held various positions with Encompass Services Corporation, a provider of facilities systems and services to the construction, healthcare, commercial realty and technology industries, most recently serving as Senior Vice President and Chief Financial Officer. Encompass Services Corporation filed for Chapter 11 bankruptcy in November 2002.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes Quanta’s executive compensation program for 2010. We use this program to attract, motivate and retain the employees who lead our business. In particular, this CD&A explains how the Compensation Committee made its compensation decisions for our named executive officers, or NEOs, for 2010 and describes how this compensation fits within the Compensation Committee’s guiding principles with respect to NEO compensation. The NEOs are our Chairman and Chief Executive Officer, John R. Colson; our Chief Financial Officer, James H. Haddox; and our three other most highly compensated executive officers during 2010: James F. O’Neil III, President and Chief Operating Officer; John R. Wilson, President — Electric Power Division through December 31, 2010; and Kenneth W. Trawick, President — Telecommunications and Renewables Division.

Quanta’s NEO compensation is primarily comprised of base salary, annual short-term incentives and long-term incentives. Our compensation philosophy links executive compensation to both individual and company performance, with approximately two-thirds of total target NEO compensation each year being “at-risk” and, therefore, dependent upon performance against individual and company incentive targets.

Compensation awards in 2010 reflected the Compensation Committee’s ongoing commitment to a pay-for-performance philosophy. The individual and company short-term and long-term performance goals, which were established during challenging economic times, were partially met in 2010, resulting in below-target awards to each NEO. Despite overall performance below target in 2010, equity nevertheless represents a substantial portion of each NEO’s compensation as a percentage of total compensation (base, short-term incentive and long-term equity). Specifically:

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Approximately 76% of total target compensation in 2010 for the CEO was “at risk” performance-based compensation pursuant to the incentive compensation plans described below, and of the total direct compensation of the CEO for fiscal 2010, approximately 42% was in equity, 37% was in base salary and 21% in short-term incentive; and

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Approximately 66% of total target compensation in 2010 for the NEOs (other than the CEO) was “at risk” performance-based compensation, and of the total direct compensation of the NEOs (other than the CEO) for fiscal 2010, on average, approximately 20% was in equity, 49% was in base salary and 31% in short-term incentive.

Equity-based awards will continue to play an important role in this challenging economic environment because they provide incentives for the creation of stockholder value and promote an ownership culture. As Quanta moves forward into 2011, the Compensation Committee is aware of the difficult business environment, the continuing uncertainty in the marketplace, and the resulting challenges with respect to executive compensation. The Compensation Committee will continue to monitor trends and developments to ensure that Quanta provides the appropriate executive compensation incentives and remains competitively positioned for executive talent, while not encouraging excessive risk-taking by management.

Compensation Committee

Overview

The Compensation Committee administers the compensation programs for all of our NEOs. As described above under “Corporate Governance — Compensation Committee,” the Board has determined that each member of the Compensation Committee is “independent” within the meaning of the NYSE corporate governance listing standards and our Corporate Governance Guidelines. The Compensation Committee’s guiding principles with respect to NEO compensation are:

•	to align our NEOs’ incentives with stockholder value creation;

•	to attract, motivate and retain the best possible executive officer talent by maintaining compensation programs that allow us to effectively compete with our competitors;

•	to tie cash and stock incentives to the achievement of measurable company, business unit and individual performance goals that are linked to our long-term strategic plans; and

•	to promote an ownership culture.

Consistent with these principles, the Compensation Committee has implemented and maintained compensation plans that reward our NEOs for their contributions to Quanta’s short-term and long-term performance and for creating and building stockholder value.

In the first quarter of each fiscal year, the Compensation Committee meets to discuss our prior year’s financial performance, to evaluate the performance of our NEOs and to determine the amounts, if any, that will be awarded to each NEO under our annual, supplemental and discretionary incentive plans (each of which is described below) for the prior fiscal year. In addition, the Compensation Committee establishes the upcoming fiscal year’s financial performance goals and strategic goals that will be used in evaluating the performance of each NEO under our incentive plans and establishes compensation targets for each NEO for the upcoming fiscal year. The Compensation Committee seeks to maintain the competitiveness of our executive compensation levels with those of our peers and competitors and considers various factors in determining overall compensation and the individual components of compensation of each NEO, including (i) the results of compensation benchmarking studies and published compensation survey data, (ii) economic and market conditions, (iii) the effects of inflation, (iv) changes in our business operations, (v) changes in the compensation practices of our competitors, (vi) the executive officer’s position, experience, length of service and performance, (vii) company performance and (viii) the judgment of each member of the Compensation Committee based upon prior experiences with executive compensation matters. The influence of these factors on NEO compensation is discussed further below.

Use of Compensation Benchmarking Studies and Published Compensation Survey Data

One of the Compensation Committee’s guiding principles is to attract, motivate and retain the best possible executive officer talent, which is important to the success of our business. Consistent with this guiding principle, the Compensation Committee desires to create total compensation opportunities competitive with the median compensation levels of our peer companies (as identified below) by generally establishing total target compensation, consisting of base salary, annual incentives and long-term incentives, for our NEOs within +/-15% of the median of our peer group. To determine competitive market pay levels, the Compensation Committee utilizes a compensation benchmarking study and published compensation survey data for our industry that are prepared and compiled for the committee by outside consultants. This data assists the Compensation Committee in establishing the overall compensation levels for our NEOs, determining the significance of individual components of compensation, and determining how to allocate compensation between short-term and long-term (or cash and non-cash) compensation. Typically, the Compensation Committee engages outside consultants on an annual basis to conduct a compensation benchmarking study for our NEOs.

Although the compensation benchmarking studies play an important role in establishing competitive compensation practices, the Compensation Committee uses such studies only as a point of reference and not as a determinative factor for our NEOs’ compensation. The compensation benchmarking studies do not supplant the significance of individual and company performance that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmarking studies is just one piece of information utilized in setting executive compensation, the Compensation Committee uses its discretion in determining the nature and extent of its use.

The Compensation Committee Charter grants to the Compensation Committee the authority to retain advisors and compensation consultants and to approve their compensation. These advisors report directly to the Compensation Committee.

In 2010, the Compensation Committee independently retained Ernst & Young LLP (“E&Y”) to perform a compensation benchmarking study (the “2010 E&Y Compensation Benchmarking Study”) that provides market data on base salary, total cash compensation (base salary plus annual incentive compensation) and total direct compensation (total cash compensation plus long-term incentive compensation) for each applicable NEO position. E&Y did not provide, and was not asked by the Compensation Committee to provide, recommendations as to specific compensation payments to our NEOs. The Compensation Committee instructed E&Y to report directly to the Committee, but authorized E&Y to communicate with Darren B. Miller, our Vice President of Information Technology and Administration, to obtain information. E&Y, with input from our management, assembled a group of companies for the purpose of obtaining competitive data and, with Compensation Committee approval, selected the following eleven companies for inclusion in the 2010 E&Y Compensation Benchmarking Study. These companies were chosen because they were either a direct competitor or provided similar services and/or had a similar market capitalization:

•	Chicago Bridge & Iron Company N.V.

•	Comfort Systems USA, Inc.

•	Dycom Industries, Inc.

•	Emcor Group, Inc.

•	Fluor Corporation

•	Jacobs Engineering Group Inc.

•	MasTec, Inc.

•	MYR Group Inc.

•	Pike Electric Corporation

•	The Shaw Group Inc.

•	URS Corporation

As a result of mergers, acquisitions, new public companies and other changes, the Compensation Committee will periodically update the companies in our future compensation benchmarking studies using the criteria outlined above.

The 2010 E&Y Compensation Benchmarking Study provided information regarding compensation programs of, and the average and median compensation levels among, the eleven companies listed above in the peer group. E&Y also utilized several sources of published compensation survey data by matching, to the extent possible, with management’s input, the titles and job descriptions of our NEOs with those in the surveys to provide us with additional competitive compensation information.

In 2011, the Compensation Committee retained E&Y to perform another compensation benchmarking study to provide similar data for 2011 (the “2011 E&Y Compensation Benchmarking Study”). The Compensation Committee utilized the 2011 E&Y Compensation Benchmarking Study as a point of reference in establishing compensation targets for the 2011 performance year for our NEOs (in the aggregate as well as for each component of our compensation plans, including base salary.) The Compensation Committee has also engaged E&Y from time to time in the past to assist it in reviewing the structure of our compensation plans.

Our Governance and Nominating Committee separately engaged E&Y in 2010 to perform a director compensation benchmarking study that provided market data for each element of board compensation, including cash retainers, meeting fees, committee fees and equity compensation. Additionally, management has engaged E&Y from time to time in the past to provide compensation benchmarking services with respect to executive and non-executive officer and management positions. Additional discussion regarding the services provided by E&Y during 2010 is set forth in Fees of the Compensation Committee Consultant below.

Management’s Role in the Compensation-Setting Process

Our Chief Executive Officer plays an important role in setting the compensation of our NEOs. After taking into account input from other members of management, our Chief Executive Officer evaluates NEO performance and makes recommendations to the Compensation Committee relating to the following: (i) compensation plans, (ii) financial performance goals and strategic goals for each NEO, (iii) NEO compensation targets (other than with respect to himself), and (iv) base salary levels and cash incentives and equity awards (other than with respect to himself). Although our Chief Executive Officer makes recommendations to the Compensation Committee, the Compensation Committee has final authority and complete discretion in ultimately determining and setting NEO compensation plans, goals, targets, salary and awards.

In the first quarter of each fiscal year, our Chief Executive Officer and certain other executive officers meet with the Compensation Committee to propose Quanta’s financial performance goals for the current fiscal year. The Compensation Committee reviews these goals and adjusts them as it deems appropriate. Each of our NEOs proposes his individual strategic goals for the upcoming fiscal year to our Chief Executive Officer. Our Chief Executive Officer reviews and modifies the submitted strategic goals, as he deems appropriate, and, together with his own individual strategic goals, submits them to the Compensation Committee for its consideration. Once the Compensation Committee has reviewed, modified, as necessary, and approved each NEO’s strategic goals, the Compensation Committee uses such goals, along with the financial performance goals, to determine potential payouts under our executive compensation plans. In addition, our Chief Executive Officer selects, subject to approval by the Compensation Committee, the participants in our annual and supplemental incentive plans for each fiscal year and the individuals to receive an award under our discretionary plan in any fiscal year. The financial performance goals and strategic goals approved by the Compensation Committee for the 2010 performance year are discussed below in Elements of Executive Compensation and Executive Compensation Decisions for the 2010 Performance Year, respectively.

At the request of the Compensation Committee, our Chief Executive Officer and certain other executive officers also participate in the Compensation Committee’s review of Quanta’s and each NEO’s performance in the prior fiscal year for purposes of determining appropriate NEO compensation awards. Our Chief Executive Officer presents to the Compensation Committee his evaluation of the performance of the other NEOs, taking into account each of their strategic goals, and his compensation recommendations as to each of them. The Compensation Committee considers these evaluations in determining salaries for the upcoming fiscal year and the awards to be made, if any, pursuant to our incentive plans for the prior fiscal year.

To assist the Compensation Committee as it makes its compensation decisions, management also provides detailed spreadsheets for the NEOs indicating, among other things:

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the salary and compensation payouts, both cash and equity, approved by the Compensation Committee for the NEOs under our incentive plans for the two years immediately preceding the year under consideration;

•	financial performance goals and individual strategic goals for the NEOs for the prior fiscal year;

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the Chief Executive Officer’s recommendations as to salary for the current fiscal year, as well as to the compensation payouts (other than as to himself), both cash and equity, for the prior fiscal year under our incentive plans; and

•	the amounts of compensation that would be payable in the upcoming year to each of our NEOs under target payouts under our incentive plans.

These spreadsheets bring together, in one place, several elements of actual and targeted compensation of our NEOs, so that the Compensation Committee may analyze both the individual elements of compensation (including the compensation mix) and the total amount of actual and targeted compensation for each NEO for a particular performance year in connection with the Committee’s consideration of the factors influencing the various elements of NEO compensation.

None of our NEOs are present during the Compensation Committee meetings when the Compensation Committee is discussing such NEO’s individual performance relative to his respective goals and awards.

2010 Compensation Committee Meetings

The Compensation Committee met a total of five times during the fiscal year ended December 31, 2010. The significant actions taken by the Compensation Committee with respect to executive compensation matters in 2010 include: (i) approving the payouts under our incentive plans relating to the 2009 performance year; (ii) approving the financial performance and individual strategic goals and related compensation targets for the 2010 performance year; (iii) retaining E&Y to conduct the 2010 E&Y Compensation Benchmarking Study; (iv) adopting our annual, supplemental and discretionary incentive plans for the 2010 performance year; and (v) approving and recommending that stockholders approve the proposed 2011 Omnibus Equity Incentive Plan.

How Our Compensation Programs Work

The Compensation Committee has designed our compensation programs to reward strong performance by both Quanta and the individual NEOs by directly linking a significant portion of our NEOs’ pay to performance. The Compensation Committee believes that the two financial performance goals critical in measuring our success and stockholder value creation are Quanta’s operating income and return on equity (“ROE”) (as both terms are defined in the annual incentive plan and supplemental incentive plan, respectively, and as discussed in further detail below in “Elements of Executive Compensation — Annual Incentive Plan” and “Elements of Executive Compensation — Supplemental Incentive Plan,” respectively). Operating income is the primary driver of net income, which is a key element impacting our stock price. In comparison to net income, however, operating income is a more direct measure of the effectiveness of our business operations. ROE measures our effectiveness in generating financial return relative to our stockholders’ equity. The Compensation Committee ties a substantial portion of the compensation provided to our NEOs to their contributions in achieving success with respect to these two financial performance goals. When determining the operating income and ROE financial performance goals, the Compensation Committee uses a multiplier to incorporate a “stretch” factor (as further discussed below) that it believes will challenge our NEOs to excel in the performance of their duties.

In addition to rewarding our NEOs for the achievement of financial performance goals, the Compensation Committee rewards them for their achievement of certain individual strategic goals that it believes are critical to stockholder value creation. The Compensation Committee establishes these goals for each NEO, with input from the CEO and the individual NEOs, as discussed above under “Compensation Committee — Management’s Role in the Compensation-Setting Process.” The 2010 strategic goals for each of our NEOs are identified in “Executive Compensation Decisions for the 2010 Performance Year” below.

Although the Compensation Committee makes many decisions in the first quarter of the fiscal year, the Compensation Committee remains engaged throughout the year in evaluating our performance and the performance of our NEOs and making equitable adjustments to financial performance goals as it deems appropriate to account for events that occur that significantly impact the ability, positively or negatively, of Quanta to achieve the originally established financial performance goals. The Compensation Committee measures the effectiveness of our compensation programs based on the programs’ success in creating incentives for our NEOs to meet and exceed the financial performance and strategic goals established by the Compensation Committee. In 2010, the Compensation Committee adjusted the operating income performance goal for the 2010 performance year (as discussed below) primarily to account for Quanta’s acquisition of Valard Construction LP and certain of its affiliates (“Valard”) in October 2010.

Under our supplemental incentive plan (described below), assuming the applicable plan goals are achieved, the Compensation Committee typically rewards our NEOs with restricted stock, which generally vests over three years in equal annual installments. The Compensation Committee believes that such restricted stock awards encourage the alignment of the NEOs’ interests with those of our stockholders. Moreover, the vesting period of the restricted stock encourages an ownership culture, executive officer retention and the preservation of stockholder value. All grants of restricted stock to our NEOs in 2010 were made pursuant to the Quanta Services, Inc. 2007 Stock Incentive Plan.

Elements of Executive Compensation

The key components of our current compensation program for our NEOs are (i) base salary, (ii) awards under our annual, supplemental and discretionary incentive plans and (iii) other compensation consisting primarily of matching 401(k) contributions and certain perquisites. Each component of our compensation program has a critical role in creating compensation payouts that motivate and reward strong performance and retaining the NEOs who deliver such performance. The Compensation Committee considers each compensation component individually and all compensation components in the aggregate when making decisions regarding amounts that may be awarded under each other compensation component.

Base Salary

Base salary is a critical element of our NEO compensation because it provides NEOs with a base level of monthly income that is consistent with competitive practices. Base salaries for NEOs, including our Chief Executive Officer, are determined annually by the Compensation Committee, taking into account such factors as competitive industry salaries (especially the salary practices of companies in our peer group), a subjective assessment of the nature of the position, and the contribution, experience, level of responsibility and length of service of the NEO. While base salaries provide a basic level of economic security for our NEOs, a significant portion (generally greater than 65%) of an NEO’s total target compensation is performance-based compensation pursuant to the incentive compensation plans described below.

Annual Incentive Plan

Our annual incentive plan is designed to provide our NEOs with performance awards payable annually in cash in recognition of Quanta achieving a specified financial performance goal that is approved by the Compensation Committee (as discussed below). The Compensation Committee decided to pay such performance awards in cash rather than in equity largely to keep our compensation program competitive with those of our direct competitors, which are predominantly private companies that pay all compensation in cash.

In recent years, including the 2010 performance year, each NEO’s award pursuant to the plan was determined based on the achievement by Quanta of a certain operating income goal, which the Compensation Committee believes encourages our NEOs to increase stockholder value by focusing on growth in revenue and earnings. Taking into account competitive market data, the Compensation Committee establishes the operating income financial performance goal by applying a multiplier (which in 2010 was 110%) to the operating income amount budgeted for the year as approved by the Board so that our NEOs will be challenged to excel in the performance of their duties. For purposes of the annual incentive plan, operating income is defined as operating income, excluding goodwill amortization, gain (loss) on sale of assets and non-cash compensation, less interest expense, net of interest income. For the 2010 performance year, the Compensation Committee initially established the operating income financial performance goal at $382,699,000 and subsequently decreased it to $378,709,000, primarily to account for the impact of the Valard acquisition on budgeted operating income, as the Valard acquisition was completed late in the year, and the contribution of Valard’s results following the acquisition was more than offset by the transaction costs associated with the acquisition.

The payout for each NEO under the annual incentive plan relates to a percentage of such NEO’s salary (the “AIP Target Incentive”). The Compensation Committee, after taking into account, among other things, the results of the 2010 E&Y Compensation Benchmarking Study and published compensation survey data as well as the individual NEO’s position, experience and level of responsibility, established the AIP Target Incentives for the 2010 performance year for Messrs. Colson and O’Neil as 100% of their respective base salaries and for Messrs. Haddox, Trawick and Wilson as 90% of their respective base salaries. The Compensation Committee believes providing Messrs. Colson and O’Neil with a higher AIP Target Incentive is appropriate considering that the job responsibilities of Messrs. Colson and O’Neil consist of managing the entire Quanta organization as opposed to the more specific job responsibilities of Messrs. Haddox, Wilson and Trawick. In 2010, NEOs could earn cash awards under the annual incentive plan as follows (when the attainment of the performance goal falls between the designated percentages in the below table, the cash awards are determined by interpolation):

Percentage of Operating Income Goal Attained	Payout as a Percentage of AIP Target Incentive
Less than 75%	0%
75%	25%
80%	40%
85%	55%
90%	70%
95%	85%
100%	100%
150%	150%
200% or greater	200%

Quanta met or exceeded its financial performance goal under the annual incentive plan for three of the past five performance years. For the 2010 performance year, Quanta achieved operating income as calculated pursuant to our annual incentive plan of approximately $321,778,000, which represented approximately 85% of its operating income goal under the annual incentive plan and equated to a payout of 55% of the AIP Target Incentive.

Supplemental Incentive Plan

Our supplemental incentive plan provides additional awards to our NEOs based upon Quanta’s performance against a specified financial performance goal and the NEOs’ individual performance against specified strategic goals. The first component, which accounts for 50% of the total supplemental incentive plan payout opportunity, has been based on Quanta’s achievement of a ROE financial performance goal (the “ROE Component”), while the second component, which accounts for the remaining 50% of the payout opportunity, has been based on the NEO’s achievement of certain approved individual strategic goals (the “Strategic Goal Component”). The

Compensation Committee believes that the payout opportunity of the Strategic Goal Component allows the Compensation Committee to reward strong individual performance independent of whether Quanta has achieved its financial performance goals for a fiscal year.

The payouts under both components of the supplemental incentive plan are dependent on a fixed dollar amount that the Compensation Committee determines to be subject to the plan (the “SIP Target Incentive”). The Compensation Committee considered, among other things, the results of the 2010 E&Y Compensation Benchmarking Study and published compensation survey data as well as the individual NEO’s position, experience, level of responsibility and length of service, in establishing the SIP Target Incentive for the 2010 performance year. Specifically, for the 2010 performance year, the Compensation Committee established the SIP Target Incentive for each of our NEOs as follows: Mr. Colson, $1,800,000; Mr. Haddox, $500,000; Mr. O’Neil, $500,000; Mr. Trawick, $450,000; and Mr. Wilson, $450,000.

For purposes of the ROE Component, the ROE financial performance goal is broadly defined as the quotient of the budgeted amount of net income excluding amortization of intangibles, as approved by our Board and as adjusted by a multiplier to incorporate a stretch factor, over average tangible stockholder’s equity, as adjusted for certain items. The multiplier (which in 2010 was 110% and was applied to the budgeted amount approved by the Board) is used to challenge our NEOs in the performance of their duties. For the 2010 performance year, the Compensation Committee established the ROE financial performance goal at 13.5%. In 2010, NEOs could earn awards under the ROE Component up to the following amounts (when the attainment of the performance goal falls between the designated percentages in the below table, the awards are determined by interpolation):

Percentage of ROE Component Attained	Payout as a Percentage of SIP Target Incentive (ROE Component)
Less than 75%	0%
75%	25%
80%	40%
85%	55%
90%	70%
95%	85%
100%	100%
150%	150%
200% or greater	200%

Quanta met or exceeded its financial performance goal under the supplemental incentive plan for two of the past five performance years. For the 2010 performance year, Quanta achieved ROE of 10.6%, which represented approximately 79% of its ROE goal under our supplemental incentive plan and equated to a payout of 37% of the ROE Component of the SIP Target Incentive.

The Strategic Goal Component of the supplemental incentive plan is based on achieving certain individual strategic goals that are approved annually by the Compensation Committee for each NEO as described above under “Compensation Committee — Management’s Role in the Compensation-Setting Process.” The strategic goals generally relate to both quantitative and qualitative measures of performance that the Compensation Committee believes create stockholder value. A general description of the strategic goals for 2010 utilized by the Compensation Committee to evaluate the individual performances of our NEOs is set forth under “Executive Compensation Decisions for the 2010 Performance Year.” In determining payouts under this portion of our supplemental incentive plan, the Compensation Committee also considers each NEO’s demonstration of ethical behavior and compliance with our Code of Ethics and Business Conduct.

Awards under the supplemental incentive plan can be paid in cash, restricted stock or a combination thereof at the Compensation Committee’s discretion. In recent years, including the 2010 performance year, all awards have been paid in restricted stock, which vests over three years in equal annual installments, providing a concrete link between our NEOs’ compensation and the creation of stockholder value and encouraging executive officer retention. To adjust the restricted stock awards to their cash equivalent, the Compensation Committee applies a multiplier to the dollar value of each restricted stock award paid under the supplemental incentive plan. This multiplier ensures that the value of the restricted stock awards incorporate the risk and liquidity premiums that a cash award has relative to a restricted stock award of the same dollar value. For the 2010 performance year, the Compensation Committee established the multiplier at 110%.

Discretionary Incentive Plan

Awards under the discretionary incentive plan are made at the discretion of our Chief Executive Officer, with the approval of the Compensation Committee, and are payable in cash, restricted stock or a combination thereof. These rewards provide the Chief Executive Officer and the Compensation Committee with the flexibility to, among other things, reward exceptional performance. For the 2010 performance year, the Compensation Committee approved an award under the discretionary incentive plan to Mr. O’Neil as discussed below.

Other Compensation

We have provided our NEOs with certain perquisites, including an annual executive physical program, an executive financial counseling program and personal use of our partially-owned company aircraft. We believe these perquisites assist executives in dealing with the demands of their positions. Under our corporate aircraft usage policy, our Chief Executive Officer may use our partially-owned company aircraft for personal purposes. Any personal use of our partially-owned company aircraft by any other NEO must be preapproved by our Chief Executive Officer. The limited personal use of partially-owned aircraft by our NEOs in 2010 did not result in any incremental cost to Quanta. The Compensation Committee reviews our policies with respect to perquisites on a regular basis to consider whether the perquisites should be maintained and whether, and to what extent, it may be appropriate to discontinue particular perquisites.

Our NEOs also receive matching contributions from Quanta to their 401(k) accounts, consistent with all other employees participating in Quanta’s 401(k) plan. Quanta matches 100% of an NEO’s pre-tax contributions up to the first 3% of such NEO’s base salary. Thereafter, Quanta matches 50% of an NEO’s pre-tax contributions up to the next 3% of such NEO’s base salary. All matching contributions are subject to certain limits as determined by law.

Exercise of Discretion in Executive Compensation Decisions

The Compensation Committee has complete discretion to withhold payment pursuant to any of our incentive compensation plans irrespective of whether we or our NEOs have successfully met the goals set under these plans. The Compensation Committee did not elect to withhold payment of any amounts under our incentive compensation plans with respect to the NEOs during 2010.

Grants of Equity Awards Practices

The Compensation Committee meets in the first quarter of each fiscal year to, among other things, grant equity awards, including, as discussed above, equity awards to our NEOs. This meeting occurs after our earnings release for the fourth quarter of the prior fiscal year to allow the Compensation Committee to have complete financial results for the prior fiscal year at the time that it evaluates our performance and that of our NEOs. The Compensation Committee may, in its discretion, also grant restricted stock awards throughout the year in connection with the hiring of a new executive officer or the promotion of an employee to an executive officer position. Our practice with respect to restricted stock awards is to use the closing market price on the date of grant to determine the value of the award. It is not the intention of the Compensation Committee to time the granting of any awards under our incentive plans, including those made to newly hired or newly promoted executive officers, with the release of any material, non-public information.

Executive Compensation Decisions for the 2010 Performance Year

Base Salary

The following table reflects the increases in base salaries approved by the Compensation Committee during 2010:

Named Executive Officer	Base Salary as of April 1, 2009	Base Salary as of April 1, 2010	Percentage Increase
Mr. Colson	$832,000	$848,640	2%
Mr. Haddox	$499,200	$509,184	2%
Mr. O’Neil	$416,000	$436,800	5%
Mr. Trawick	$457,600	$466,752	2%
Mr. Wilson	$499,200	$509,184	2%

Based on the results of the 2010 E&Y Compensation Benchmarking Study, published compensation survey data, the annual wage increase under Quanta’s collective bargaining agreement with the International Brotherhood of Electrical Workers and certain other applicable unions, recent inflation data and the 2% base salary raise generally approved for Quanta’s other corporate employees, the Compensation Committee decided to approve a 2% increase in annual base salary for each NEO, other than Mr. O’Neil. The Committee approved a 5% increase in annual base salary for Mr. O’Neil, concluding that a higher percentage increase than the other named executive officers was warranted, based in part upon strong performance in light of individual performance objectives and also to better align his base salary with those of executives with similar positions and responsibilities at comparable companies.

Annual Incentive Plan

After an evaluation of Quanta’s achievement of the operating income financial performance goal during the 2010 performance year, the Compensation Committee awarded the following cash incentives to the NEOs under the annual incentive plan:

Named Executive Officer	Base Salary	AIP Target Incentive	Percent Payout of AIP Performance Goal	Incentive Award Earned
Mr. Colson	$848,640	100%	55%	$466,752
Mr. Haddox	$509,184	90%	55%	$252,046
Mr. O’Neil	$436,800	100%	55%	$240,240
Mr. Trawick	$466,752	90%	55%	$231,042
Mr. Wilson	$509,184	90%	55%	$252,046

Supplemental Incentive Plan

The Compensation Committee also approved awards under the supplemental incentive plan for Quanta’s level of achievement of the ROE financial performance goal and the level of achievement by each of the NEOs of their individual strategic goals:

ROE Component

Named Executive Officer	SIP Target Incentive (ROE Component)	Percent Payout of SIP Performance Goal (ROE Component)	Incentive Award Earned(a)
Mr. Colson	$900,000	37%	$333,000
Mr. Haddox	$250,000	37%	$92,500
Mr. O’Neil	$250,000	37%	$92,500
Mr. Trawick	$225,000	37%	$83,250
Mr. Wilson	$225,000	37%	$83,250

(a)	As indicated in Elements of Executive Compensation – Supplemental Incentive Plan Awards above, the supplemental incentive plan applies a multiplier to the dollar value of restricted stock awards issued in lieu of cash awards thereunder to adjust restricted stock awards to their cash equivalent. The supplemental incentive plan awards to Messrs. Colson, Haddox, O’Neil and Trawick for the 2010 performance year were paid in restricted stock, and Quanta issued shares of restricted stock in satisfaction of these supplemental incentive awards with an aggregate grant date fair value of 110% of the incentive award earned. The supplemental incentive plan award to Mr. Wilson for the 2010 performance year was paid in cash and, therefore, no multiplier was applied.

Strategic Goal Component

Named Executive Officer	SIP Target Incentive (Strategic Goal Component)	2010 Strategic Goals	Percent Achievement of Strategic Goals	Incentive Award Earned(a)
Mr. Colson	$900,000	1. Continuing to execute on Quanta’s long-term strategic plan as evidenced by achieving specified consolidated revenue and operating income goals 2. Securing a specified dollar amount of renewable energy projects 3. Attaining specified revenue and operating income goals at Price Gregory 4. Developing a new long-term strategic plan for Quanta 5. Successfully implementing and monitoring Quanta’s executive development plan as a means to further succession planning	70%	$630,000

Mr. Haddox	$250,000	1. Continuing to execute on Quanta’s long-term strategic plan as evidenced by achieving specified consolidated revenue and operating income goals 2. Successfully implementing the global design of new financial software at Corporate and two operating units within specified deadlines 3. Successfully implementing the global design of new financial planning system software tools within specified deadlines 4. Developing a new long-term strategic plan for Quanta 5. Continuing to implement and monitor Quanta’s succession planning process and executive development plan	70%	$175,000

Mr. O’Neil	$250,000	1. Continuing to execute on Quanta’s long-term strategic plan as evidenced by achieving specified consolidated revenue and operating income goals 2. Securing a specified dollar amount of renewable energy projects 3. Achieving specified consolidated safety improvement goals 4. Developing a new long-term strategic plan for Quanta 5. Developing a specified dollar amount of project backlog through strategic project investments	40%	$100,000

Named Executive Officer	SIP Target Incentive (Strategic Goal Component)	2010 Strategic Goals	Percent Achievement of Strategic Goals	Incentive Award Earned(a)
Mr. Trawick	$225,000	1. Attaining a specified operating income percentage goal for Quanta’s Telecommunications Division 2. Achieving specified safety improvement goals for Quanta’s Telecommunications Division 3. Obtaining a specified dollar amount of stimulus funded projects 4. Securing a specified dollar amount of solar energy projects 5. Obtaining a specified dollar amount in new contracts for Quanta’s Telecommunications Division through cross-marketing efforts with sister operating units	60%	$135,000

Mr. Wilson	$225,000	1. Securing a specified dollar amount of renewable energy wind projects 2. Attaining a specified operating income percentage goal for Quanta’s Electric Power Division 3. Achieving specified safety improvement goals for Quanta’s Electric Power Division 4. Obtaining a specified dollar amount in new contracts for Quanta’s Electric Power Division through cross-marketing efforts with sister operating units 5. Increasing foreign sourced revenues of Quanta’s Electric Power Division by specified amounts	70%	$157,500

(a)	As indicated in Elements of Executive Compensation — Supplemental Incentive Plan Awards above, the supplemental incentive plan applies a multiplier to the dollar value of restricted stock awards issued in lieu of cash awards thereunder to adjust restricted stock awards to their cash equivalent. The supplemental incentive plan awards to Messrs. Colson, Haddox, O’Neil and Trawick for the 2010 performance year were paid in restricted stock, and Quanta issued shares of restricted stock in satisfaction of these supplemental incentive awards with an aggregate grant date fair value of 110% of the incentive award earned. The supplemental incentive plan award to Mr. Wilson for the 2010 performance year was paid in cash and, therefore, no multiplier was applied.

Discretionary Incentive Plan

The Compensation Committee believed it was appropriate to recognize Mr. O’Neil with an award under the discretionary incentive plan to recognize his overall leadership and remarkable development in a relatively new position as President and Chief Operating Officer. The Committee acknowledged Mr. O’Neil’s especially challenging individual strategic goals for 2010 and was pleased with his efforts toward reaching very difficult objectives. For the 2010 performance year, the Compensation Committee approved a $100,000 award of restricted stock to Mr. O’Neil under the discretionary incentive plan.

Conclusion

As indicated above, the Compensation Committee generally targets total direct compensation for each NEO within +/-15% of the median of our peer group. For 2010, the total direct compensation of Messrs. Colson, O’Neil, Haddox, Trawick and Wilson was approximately 46%, 42%, 31%, 34% and 27%, respectively, below the median target direct total compensation of our peer group. The Compensation Committee believes that the actual total direct compensation for 2010 for these NEOs is appropriate considering that Quanta did not fully achieve its financial performance goals and the individuals did not fully achieve their individual strategic goals for the 2010 performance year.

Stock Ownership Guidelines

We expect all of our directors and executive officers to display confidence in us by ownership, after five years of service as a director or executive officer, of a significant amount of our stock. Our Governance and Nominating Committee has established minimum stock ownership guidelines, for which the amounts are calculated as follows:

•	for directors, the director’s annual cash retainer (excluding the annual cash retainer paid to the chairman of each committee of the Board) is multiplied by four (4) times; and

•	for our executive officers, including our NEOs, the executive officer’s base salary is multiplied by the appropriate multiple as follows:

•	Chief Executive Officer — 5x

•	Chief Financial Officer — 4x

•	Chief Operating Officer — 4x

•	Operating Division President — 3x

•	Other Executive Officer — 1x

The amount of each of the above is then divided by the average closing price of our Common Stock during the immediately preceding 12 months as reported by the NYSE to calculate the number of shares required to be held by each director or executive officer. Under the stock ownership guidelines, the amount of unvested restricted stock held by a director or executive officer is included in the calculation of the amount of such director’s or executive officer’s ownership. The number of shares required to be held by any individual will only change, with respect to directors, annually as of our annual Board meeting and, with respect to an executive officer, if the individual is promoted to a higher position.

As of December 31, 2010, all of our directors and NEOs were in compliance with our stock ownership guidelines.

Changes to 2011 Compensation Program

As in prior years, our Compensation Committee undertook a comprehensive review of our executive compensation program in 2010 with the goal of identifying and implementing any appropriate changes to ensure that our incentive compensation remains consistent with the company’s guiding principles on executive compensation. In conducting its review, the Compensation Committee considered input from E&Y and senior management. As part of this review, E&Y prepared an analysis highlighting the pro forma impact of certain adjustments to (i) the multiplier applied to performance targets under the annual incentive plan (discussed above in “Elements of Executive Compensation – Annual Incentive Plan”) and (ii) the performance/payout scale under this plan for bonuses paid (or estimated to be paid) for the 2008-2010 performance years. In addition, E&Y performed a compensation benchmarking study that provided the committee with a comparison of the performance/payout scales among members of Quanta’s peer group and certain of Quanta’s customers, detailing performance at which incentive payouts begin (specifically, percentage of targeted financial performance goal required to be achieved) and the corresponding payout at such minimum required performance (specifically, percentage of targeted incentive payout), as well as the maximum potential incentive payout (specifically, percentage of targeted incentive payout) and the performance required to achieve such payout (specifically, percentage of targeted financial performance goal required to be achieved). This analysis also included the average and median of such minimum and maximum incentive payouts and corresponding required performance among these companies.

Based on this review, the Compensation Committee decided to implement certain changes to our executive compensation program for 2011. These changes are intended to:

•	align performance and payment ranges with those of our competitors;

•	create incentives for building sustainable growth without inappropriate risk taking;

•	establish incentive compensation targets that more appropriately reflect Quanta’s size, its performance and market conditions;

•	offer a more consistent and competitive incentive program for our executive officers; and

•	help attract, motivate and retain the best possible executive officer talent.

The changes include a change to the mechanism for adjusting budgeted amounts for purposes of computing financial performance targets and a change to existing performance/payout scales. As described above in “How our Compensation Programs Work,” a multiplier was historically applied to adjust budgeted operating income for purposes of computing the targeted financial performance goal for compensation purposes. Budgeted operating income, as adjusted by the multiplier, has been the targeted financial performance goal for the annual incentive plan, as well as a component of return on equity, which has been the targeted financial performance goal for the supplemental incentive plan. The historical multiplier was originally designed to challenge our NEOs in the performance of their duties. Because Quanta was much smaller in size when the multiplier was determined several years ago, the Compensation Committee believes that utilizing a multiplier is no longer the most effective way to compute appropriate and incentivizing performance targets. Consequently, the Compensation Committee has revised the method of adjusting budgeted operating income for purposes of establishing financial performance targets under the annual incentive plan and the supplemental incentive plan. Starting with the 2011 performance year, budgeted operating income will be adjusted for purposes of establishing the targeted financial performance goals by adding corporate plan participants’ targeted incentive payouts, in lieu of adjusting by the former multiplier. The Compensation Committee believes that the revised adjustment mechanism, which is designed to ensure that Quanta generates sufficient incremental income over budget to cover the bonus requirements, will incentivize management to exceed budgeted targets.

As described above in “Elements of Executive Compensation,” the annual incentive plan and supplemental incentive plan contain a sliding performance/payout scale in which incentive payouts begin at 75% of target performance and reach the maximum potential at 200% of target performance. Because Quanta has grown significantly since these payout scales were initially adopted, and because the performance targets are now also adjusted for acquisitions completed during the year, achievement of the maximum range has become virtually impossible to achieve under any circumstances, and therefore, is very unlikely to ever occur. For instance, NEO payouts under the annual incentive plan have not exceeded 130% of the targeted incentive payout in any of the last seven performance years. The Compensation Committee believes that an incentive program with a maximum payout that is unachievable does not appropriately incentivize our executive officers to excel in the performance of their duties. As such, the Compensation Committee has adjusted the payout scale under both plans so that, given the appropriate level of performance, executive officers are able to reach the maximum potential payout at 150% of target performance. Although achieving maximum payout under the revised plan will continue to be very difficult, it will not be impossible. Further, as a result of this adjustment, performance between 100% and 150% of target performance will result in increased payouts as compared to the 2010 payout scale. This modification to the payout scale is supported by the data in the benchmarking study conducted by E&Y, and the Compensation Committee believes that the modification provides more realistic incentives for our executive officers, which in turn will benefit Quanta’s stockholders, and is more in alignment with the incentive compensation paid by our competitors.

Employment Agreements

We have entered into an employment agreement with each of our NEOs. Under the terms of our employment agreements, the Chief Executive Officer and the other NEOs are entitled to payments and benefits upon the occurrence of specified events including termination of employment and upon a change in control of Quanta. The specific terms of these arrangements, as well as an estimate of the compensation that would have been payable had they been triggered as of fiscal year-end, are described below in the section entitled “Potential Payouts Upon Termination or Change in Control.” In the case of each employment agreement, the terms of these arrangements were set through the course of arms-length negotiations with each of the NEOs. The termination of employment provisions of the employment agreements provide those individuals with a fixed amount of compensation upon termination as an inducement to offset the potential risk of leaving their prior employer or foregoing other opportunities in order to join or maintain employment with us, as applicable. At the time of entering into these agreements, the Compensation Committee considered our aggregate potential obligations in the context of the desirability of hiring or maintaining the employment of the individual, as applicable, and the expected compensation upon joining or maintaining employment with us, as applicable.

Under the employment agreements in effect during 2010 with our NEOs (except Mr. O’Neil), if benefits to which the applicable NEOs become entitled are subject to excise taxes under Section 4999 of the Internal Revenue Code of 1986, as amended (the Internal Revenue Code), then the NEOs generally will be entitled to an additional payment in an amount equal to the excise tax imposed plus any federal, state and local income taxes and additional excise taxes attributable to such payment. Mr. O’Neil’s employment agreement does not include this provision, as the Compensation Committee determined to no longer offer this benefit at the time Quanta entered into the employment agreement with Mr. O’Neil.

Impact of Regulatory Requirements on our Executive Compensation Decisions

The Compensation Committee considers accounting and tax implications of its compensation decisions as one factor among many. Section 162(m) of the Internal Revenue Code limits a company’s ability to deduct compensation paid in excess of $1 million during any fiscal year to each of certain executive officers unless the compensation is “performance-based” as defined under federal tax laws. To the extent possible, the Compensation Committee structures compensation and awards to preserve the federal income tax deductibility of the compensation payable to our NEOs. The Compensation Committee may choose, however, to provide compensation that may not be deductible if it believes that such payments are appropriate to ensure that our NEOs receive total compensation that is competitive with our peer group or reflects superior performance.

2010 Summary Compensation Table

The following table sets forth the compensation paid or accrued by Quanta in the last three fiscal years to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
John R. Colson	2010	844,482	—	1,435,496	—	466,752	—	29,856	2,776,586
Chief Executive Officer	2009	824,006	—	2,026,165	—	357,760	—	75,365	3,283,296
	2008	773,750	—	1,518,169	—	916,800	—	36,127	3,244,846

James H. Haddox	2010	506,688	—	404,255	—	252,046	—	30,156	1,193,145
Chief Financial Officer	2009	494,400	—	586,306	—	193,190	—	26,726	1,300,622
	2008	453,750	—	607,853	—	495,072	—	21,817	1,578,492

James F. O’Neil III	2010	431,598	—	398,746	—	240,240	—	31,361	1,101,945
President and Chief Operating Officer	2009	411,994	—	494,303	—	178,880	—	29,062	1,114,239

John R. Wilson(4)	2010	506,688	—	383,633	—	492,796	—	13,629	1,396,746
President — Electric Power Division	2009	494,400	—	516,661	—	193,190	—	14,544	1,218,795
	2008	453,750	—	376,170	—	495,072	—	10,350	1,335,342

Kenneth W. Trawick	2010	464,466	—	321,747	—	231,042	—	30,051	1,047,306
President —	2009	453,206	—	489,180	—	177,091	—	26,752	1,146,229
Telecommunications and Renewables Division	2008	421,250	—	376,170	—	453,816	—	21,817	1,273,053

(1)	The amounts shown for 2010 under “Stock Awards” reflect the aggregate grant date fair value for restricted stock granted during the fiscal year ended December 31, 2010, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the award(s) may or may not be equal to this determined value. The table does not include information regarding equity-based awards related to 2010 performance that were granted in March 2011, which awards will be reflected in the 2011 Summary Compensation Table. For a discussion of these equity-based awards, please read “Compensation Discussion and Analysis — Executive Compensation Decisions for the 2010 Performance Year.” Shares of restricted stock vest over three years in equal annual installments commencing on the applicable vesting date for the quarter in which the award is made, assuming the NEO continues to meet the requirements for vesting. Dividends are paid on restricted stock as and when dividends are paid on Common Stock.

(2)	Amounts shown under “Non-Equity Incentive Plan Compensation” represent the dollar value of cash incentives earned under our Annual Incentive Plan for Messrs. Colson, Haddox, O’Neil and Trawick and the dollar value of cash incentives under both the Annual Incentive Plan and the Supplemental Incentive Plan for Mr. Wilson. For further details regarding these plans, see “Compensation Discussion and Analysis — Elements of Executive Compensation — Annual Incentive Plan” and “— Supplemental Incentive Plan” above. The cash incentives reflected in the table were earned during the 2010, 2009 and 2008 performance years as indicated and were approved by the Compensation Committee and paid in March of 2011, 2010 and 2009, respectively.

(3)	The amounts reflected under “All Other Compensation” for fiscal 2010 are identified in the All Other Compensation Table below.

(4)	Effective December 31, 2010, Mr. Wilson retired from his position as President — Electric Power Division, but continues to serve as an employee of PAR Electrical Contractors, Inc., one of Quanta’s subsidiaries (“PAR”), primarily in an advisory capacity.

2010 All Other Compensation Table

The following table describes each component of the “All Other Compensation” column in the Summary Compensation Table for fiscal 2010:

	401(k) Matching Contribution(a) ($)	Financial Planning Reimbursement(b) ($)	Incremental Company- Paid Benefits(c) ($)	Total ($)
John R. Colson	11,025	16,227	2,604	29,856
James H. Haddox	11,025	16,527	2,604	30,156
James F. O’Neil III	11,025	16,040	4,296	31,361
John R. Wilson	11,025	—	2,604	13,629
Kenneth W. Trawick	11,025	16,422	2,604	30,051

(a)	Represents Quanta’s matching contributions to the NEO’s 401(k) account.

(b)	Represents our reimbursement of the NEO’s financial planning expenses under our executive financial counseling program.

(c)	Represents the company-paid portion of the executive’s medical, dental and vision insurance premiums that exceeds the company-paid portion of medical, dental, and vision insurance premiums for corporate employees generally.

2010 Grants of Plan Based Awards Table

The following table sets forth information concerning annual incentive awards for 2010 and restricted stock awards granted during 2010 to each of the NEOs under Quanta’s non-equity and equity incentive plans.

Name	Grant Date	Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payments Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards on Grant Date ($/sh)	Grant Date Fair Value of Stock and Option Awards(3) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
John R. Colson	—	—	212,160	848,640	1,697,280	—	—	—	—	—	—	—
	03/12/10	03/04/10	—	—	—	450,000	1,800,000	3,600,000	—	—	—	1,435,496

James H. Haddox	—	—	114,567	458,266	916,532	—	—	—	—	—	—	—
	03/12/10	03/04/10	—	—	—	125,000	500,000	1,000,000	—	—	—	404,255

James F. O’Neil III	—	—	109,200	436,800	873,600	—	—	—	—	—	—	—
	03/12/10	03/04/10	—	—	—	125,000	500,000	1,000,000	—	—	—	398,746

John R. Wilson	—	—	114,567	458,266	916,532	—	—	—	—	—	—	—
	03/12/10	03/04/10	—	—	—	112,500	450,000	900,000	—	—	—	383,633

Kenneth W. Trawick	—	—	105,019	420,077	840,154	—	—	—	—	—	—	—
	03/12/10	03/04/10	—	—	—	112,500	450,000	900,000	—	—	—	321,747

(1)	The amounts shown represent threshold, target and maximum awards that could be earned by the NEOs under the 2010 Annual Incentive Plan based on 2010 base salary rates. Actual payouts under the 2010 Annual Incentive Plan were determined in March 2011 and are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)	The amounts shown represent threshold, target and maximum awards that could be granted in 2010 to the NEOs as determined pursuant to the 2009 Supplemental Incentive Plan. These payouts could be in the form of cash, restricted stock or a combination thereof, provided that the portion of the incentive awarded in restricted stock is multiplied by 110% to ensure that the value of the restricted award incorporates the risk and liquidity premium of a cash award relative to a restricted stock award of the same dollar value, with the resulting amount divided by the closing price of Quanta’s common stock on the date of grant date.

(3)	The amounts shown reflect the aggregate grant date fair value of restricted stock granted during the fiscal year ended December 31, 2010 to the NEOs, calculated in accordance with FASB ASC Topic 718. The value ultimately realized by the NEO upon the actual vesting of the award(s) may or may not be equal to this determined value. All of such restricted stock awards vest over a three-year period (assuming continued employment), subject to the terms and conditions of the applicable restricted stock award agreements, and were earned under the 2009 Supplemental Incentive Plan.

Outstanding Equity Awards at 2010 Fiscal Year End

The following table reflects outstanding option awards classified as exercisable, unexercisable and unearned as of December 31, 2010 for each of the named executive officers. The table also reflects unvested restricted stock and unearned equity incentive plan awards held by each of the named executive officers, assuming a market value of $19.92 per share, the closing price of Quanta’s common stock on December 31, 2010.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
John R. Colson	—	—	—	—	—	157,924	(1)	3,145,846	—	—
James H. Haddox	—	—	—	—	—	46,723	(2)	930,722	—	—
James F. O’Neil III	—	—	—	—	—	40,119	(3)	799,170	—	—
John R. Wilson	—	—	—	—	—	41,030	(4)	817,318	—	—
Kenneth W. Trawick	—	—	—	—	—	36,969	(5)	736,422	—	—

(1)	Includes (i) 77,447 shares of restricted stock that vested on February 28, 2011; (ii) 55,464 shares of restricted stock that vest on February 28, 2012; and (iii) 25,013 shares of restricted stock that vest on February 28, 2013.

(2)	Includes (i) 23,823 shares of restricted stock that vested on February 28, 2011; (ii) 15,856 shares of restricted stock that vest on February 28, 2012; and (iii) 7,044 shares of restricted stock that vest on February 28, 2013.

(3)	Includes (i) 18,794 shares of restricted stock that vested on February 28, 2011; (ii) 14,377 shares of restricted stock that vest on February 28, 2012; and (iii) 6,948 shares of restricted stock that vest on February 28, 2013.

(4)	Includes (i) 19,895 shares of restricted stock that vested on February 28, 2011; (ii) 14,450 shares of restricted stock that vest on February 28, 2012; and (iii) 6,685 shares of restricted stock that vest on February 28, 2013.

(5)	Includes (i) 18,404 shares of restricted stock that vested on February 28, 2011; (ii) 12,958 shares of restricted stock that vest on February 28, 2012; and (iii) 5,607 shares of restricted stock that vest on February 28, 2013.

2010 Options Exercised and Stock Vested Table

The following table reflects certain information regarding the exercise of options and the vesting of stock awards by each of our named executive officers during the 2010 fiscal year:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
John R. Colson	—	—	73,416	1,394,904
James H. Haddox	—	—	25,522	484,918
James F. O’Neil III	—	—	13,595	258,305
John R. Wilson	—	—	18,485	351,215
Kenneth W. Trawick	—	—	18,045	342,855

(1)	Shares acquired on vesting include shares of restricted stock for which restrictions lapsed during fiscal 2010. All of such shares vested on February 28, 2010, and the fair market value per share our stock as of 12:01 a.m. on that date was $19.00 per share.

(2)	The value realized reflects the taxable value to the named executive officer as of the date of the vesting of restricted stock. The actual value ultimately realized by the named executive officer may be more or less than the value realized as calculated in the above table, depending on whether and when the named executive officer held or sold the stock associated with the vesting occurrence.

Risk Considerations in our Compensation Program

The Compensation Committee has discussed the concept of risk as it relates to our compensation program and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•

The Compensation Committee structures executive compensation to consist of both fixed and variable compensation. The fixed or base salary portion of compensation is typically set at market levels and is designed to provide a steady income regardless of Quanta’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable portions of compensation, which are described in detail above, are generally designed to reward both short- and long-term corporate and individual performance. For short-term performance, our annual incentive plan awards bonuses based on the achievement by Quanta of a certain annual operating income goal. For long-term performance, our supplemental incentive plan awards bonuses based on the achievement by Quanta of a certain annual return on equity goal as well as on the achievement by the individual plan participant of certain strategic goals. Restricted stock generally awarded under our supplemental incentive plan vests over three years in equal annual installments, which the Compensation Committee believes encourages plan participants to focus on sustained stock appreciation and promotes retention of key employees. The Compensation Committee believes that these variable elements of compensation are a sufficient percentage (generally greater than 50%) of overall compensation to motivate plan participants to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that plan participants are not encouraged to take unnecessary or excessive risks in doing so.

•

The Compensation Committee also structures executive compensation at the operating unit level to consist of both fixed and variable compensation. The variable portions of compensation are generally designed to reward both short- and long-term corporate and individual performance. For short-term performance, our operating unit annual incentive plan awards bonuses based on the achievement by a particular operating unit of a certain annual operating income goal as well as the achievement of certain safety goals. For long-term performance, our operating unit supplemental incentive plan awards bonuses based on the achievement by a particular operating unit of a certain annual modified return on asset goal as well as on the achievement by the individual plan participant of certain strategic goals. The Compensation Committee believes that these elements of compensation achieve objectives similar to those under our corporate incentive plans.

•

As operating income, return on equity and modified return on assets are the financial performance measures for determining incentive payments under our incentive plans, the Compensation Committee believes plan participants are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures which may incentivize management to enter into projects without regard to cost structure. Further, Quanta has strict internal controls with respect to capital expenditures as well as bid and project approvals, which are designed to prevent an individual from entering into projects that do not meet certain requirements. If we are not profitable at a reasonable level, there are generally no payouts under our incentive plans (excluding the individual strategic goal and safety goal components of our incentive plans). In addition, the strategic goals approved for each plan participant are aligned with Quanta’s short- and long-term operating and strategic plans, achieve a proper risk/reward balance, and do not encourage unnecessary or excessive risk taking.

•

The Compensation Committee caps awards under our annual and supplemental incentive plans, which the Compensation Committee believes also mitigates excessive risk taking. Therefore, even if Quanta or the operating unit, as applicable, and the individual dramatically exceed their respective performance goals, awards are limited. Conversely, there is a minimum level of performance under the annual and supplemental incentive plans so that awards will not be made for performance below a certain level.

•

Quanta has strict internal controls over the measurement and calculation of performance goals under our incentive plans, which are designed to keep it from being susceptible to manipulation by any employee. In addition, all of our employees are required to comply with our Code of Ethics and Business Conduct, which covers, among other things, accuracy of books and records.

•

The Compensation Committee believes that the combination of an operating income financial goal (through our corporate and operating unit annual incentive plans) and extended exposure to stock price performance (through our equity compensation program and stock ownership guidelines) provides an appropriate balance and discourages excessive risk taking. For example, even if plan participants could inappropriately increase Quanta’s operating income (as defined under the corporate or operating unit annual incentive plan, as applicable) by excessive expense reductions or by abandoning less profitable revenue sources, this could be detrimental to Quanta in the long term and would be discouraged under our compensation program because it would ultimately harm our stock price and the value of their equity awards. Likewise, if plan participants were to add revenue sources at low margins in an attempt to generate a higher growth company multiple and increased stock prices, it could decrease operating income and the value of their cash bonuses under the annual incentive plan.

•

The Board has adopted stock ownership guidelines, which the Compensation Committee believes provide a considerable incentive for management to consider Quanta’s long-term interests because a meaningful portion of their personal investment portfolio consists of Quanta stock.

•

The structure of our corporate incentive plans has not significantly changed for several years, and the Compensation Committee is not aware of any evidence that it encourages unnecessary or excessive risk taking.

Fees of the Compensation Committee Consultant

As discussed in Use of Compensation Benchmarking Studies and Published Compensation Survey Data above, the Compensation Committee independently retained E&Y in 2010 to provide advice on the amount and form of executive compensation. E&Y was also engaged to provide certain additional services to Quanta. The aggregate fees billed by E&Y for services performed during 2010 were as follows:

•

$113,613 for consulting on executive compensation to the Compensation Committee, including providing executive compensation benchmarking data, reviewing Quanta’s incentive compensation plans, providing excise tax calculations for proxy statement disclosure, and participating in certain Compensation Committee meetings; and

•

$65,919 for other services provided to Quanta, including (i) valuation and tax due diligence services in connection with our acquisition of Valard, and (ii) documentation and testing services related to Quanta’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

The Compensation Committee approved the above executive compensation services and related fees. The Compensation Committee did not review or approve the other services provided by E&Y to Quanta, as the decision to engage E&Y to perform these other services was made by management in the normal course of business.

Equity Compensation Plan Information

The Quanta Services, Inc. 2007 Stock Incentive Plan (the “2007 Plan”), which was adopted by the Board and approved by our stockholders on May 24, 2007, provides for the award of restricted stock, non-qualified stock options and incentive stock options (“ISOs”). The purpose of the 2007 Plan is to provide directors, key employees, executive officers and certain advisors with additional incentives by increasing their proprietary interest in Quanta. Prior to the adoption of the 2007 Plan, awards of restricted stock and stock options were issued under the Quanta Services, Inc. 2001 Stock Incentive Plan (as amended and restated, the “2001 Plan”), which was terminated effective May 24, 2007, except that outstanding awards granted under the 2001 Plan will continue to be governed by the terms of the 2001 Plan. The aggregate number of shares of our Common Stock with respect to which options or restricted stock may be awarded under the 2007 Plan may not exceed 4,000,000 shares of our Common Stock. We have filed a Registration Statement on Form S-8 with respect to 4,000,000 shares of Common Stock issuable pursuant to the 2007 Plan.

The 2007 Plan is administered by the Compensation Committee of the Board, which, subject to applicable regulations and the terms of the 2007 Plan described below, has the sole authority to grant awards under the 2007 Plan, to construe and interpret the 2007 Plan and to make all other determinations and take any and all actions necessary or advisable for the administration of the 2007 Plan, provided that the Board, or authorized committee of the Board, may delegate to a committee of the Board designated as the Equity Grant Committee, consisting of one or more directors, the authority to grant limited awards as described below to eligible persons who are not executive officers or non-employee directors. Specifically, the Equity Grant Committee has the authority to award stock options and restricted stock, provided (i) the aggregate number of shares of Common Stock subject to stock options and/or restricted stock awarded by the Equity Grant Committee in any calendar quarter does not exceed 100,000 shares (or 20,000 shares in any calendar quarter with respect to any individual) and (ii) the aggregate value of restricted stock awarded by the Equity Grant Committee in any calendar quarter does not exceed $250,000 (or $25,000 in any calendar quarter with respect to any individual), determined in each case, based on the fair market value of the Common Stock on the date the restricted stock is awarded. In connection with the adoption of the 2007 Plan, the Board approved the designation of the Equity Grant Committee and appointed Mr. Colson as the sole member of the committee. The maximum number of shares of Common Stock subject to awards that may be granted to any individual under the 2007 Plan during any calendar year is 400,000 shares of Common Stock.

All of our employees (including our executive officers and directors who are also employees), non-employee directors and certain consultants and advisors are eligible to receive awards under the 2007 Plan, but only our employees (including executive officers and directors who are also employees) are eligible to receive ISOs. Awards in the form of stock options are exercisable during the period specified in each stock option agreement and generally become exercisable in installments pursuant to a vesting schedule designated by the Compensation Committee or, if applicable, the Equity Grant Committee. No option will remain exercisable later than ten years after the date of award (or five years in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). The exercise price for ISOs awarded under the 2007 Plan may be no less than the fair market value of a share of Common Stock on the date of award (or 110% in the case of ISOs awarded to employees owning more than 10% of our voting capital stock). Awards in the form of restricted stock are subject to forfeiture and other restrictions until they vest. Except in certain limited circumstances and with respect to restricted stock awards awarded by the Compensation Committee covering in the aggregate no more than 200,000 shares of our Common Stock, any restricted stock award that vests on the basis of a grantee’s continuous service shall not provide for vesting which is any more rapid than annual pro rata vesting over a three year period, and any restricted stock award that vests upon the attainment of performance goals established by the Compensation Committee shall provide for a performance period of at least twelve months, in each case, as designated by the Compensation Committee or, if applicable, the Equity Grant Committee and as specified in each award agreement.

Additionally, in connection with the acquisition of InfraSource Services, Inc. (“InfraSource”) on August 30, 2007, Quanta assumed InfraSource’s 2003 Omnibus Stock Incentive Plan and 2004 Omnibus Stock Incentive Plan, in each case as amended (the “InfraSource Plans”). The InfraSource Plans were terminated in connection with the acquisition, and no further awards will be made under these plans, although the terms of these plans continue to govern outstanding awards.

The following table sets forth information as of December 31, 2010 with respect to the equity compensation plans described above, all of which have received stockholder approval.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	568,260	(1)	$12.84	1,006,526	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	568,260	(1)	$12.84	1,006,526	(2)

(1)	Includes 507,444 options with a weighted-average exercise price of $12.33 that were assumed in connection with Quanta’s acquisition of InfraSource on August 30, 2007.

(2)	Represents the shares of Common Stock issuable as of December 31, 2010 under the 2007 Plan, which provides that the aggregate amount of Common Stock with respect to which stock options or restricted stock may be awarded may not exceed 4,000,000 shares of our Common Stock.

Potential Payments Upon Termination or Change in Control

Employment and Separation Agreements

Each NEO was party to an employment agreement (as amended, an “Employment Agreement”) during the 2010 fiscal year. Under the Employment Agreements, the applicable NEOs are eligible to receive base salary, as well as bonuses and benefits, and, at the Compensation Committee’s discretion, may be entitled to participate in any other compensation, perquisite, incentive or retirement plans, policies and arrangements that are provided generally to our other executive officers. Subject to prior notice, the Employment Agreements renew automatically each year for an additional one-year term. The Employment Agreements contain customary non-competition covenants restricting the ability of the NEOs to compete with Quanta during the term of their employment and for a period of one year thereafter and prohibiting them from disclosing confidential information and trade secrets.

The Employment Agreements generally terminate upon the NEO’s (i) death, (ii) disability, (iii) termination for “good cause” (or “cause” in the case of Mr. O’Neil’s Employment Agreement) or “good reason” (as these terms are defined in the Employment Agreements and generally described below), (iv) termination without cause/good cause or good reason, or (v) termination resulting from a “Change in Control” of Quanta (as defined in each Employment Agreement and generally described below). If termination results from any of the foregoing, each applicable NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, and any gross-up payments for related excise taxes (except with respect to Mr. O’Neil). Additionally, if termination results from any of the reasons set forth below, each applicable NEO would be entitled to the following severance payments:

Reason for Termination	Potential Payment(s)
Death	None

Disability	Lump-sum payment of base salary at the rate then in effect for the period remaining under the Employment Agreement or for one year, whichever is greater.

For cause / good cause by Quanta	None

Without cause / good cause by Quanta	Lump-sum payment of base salary at the rate then in effect for the period remaining under the Employment Agreement or for one year, whichever is greater (with respect to terminations of Messrs. Colson, Haddox and Wilson, payments are subject to such NEO’s execution of a waiver and release agreement).

Without cause / good cause or good reason by NEO	None

As mentioned above, each Employment Agreement may terminate upon a Change in Control of Quanta. Under the Employment Agreements of Messrs. Colson, Haddox and Wilson, a Change in Control generally occurs when (i) any person or entity acquires directly or indirectly the beneficial ownership of 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) the majority of the Board as of the date of the NEO’s Employment Agreement are replaced other than in specific situations, or (iii) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets. A Change in Control generally occurs under the Employment Agreements of Messrs. Trawick and O’Neil when (i) any person or entity acquires directly or indirectly the beneficial ownership of 50% or more of the total voting power of Quanta’s then outstanding voting securities, (ii) the majority of the Board as of the date of Quanta’s initial public offering (as of the date of the Employment Agreement with respect to Mr. O’Neil) are replaced other than in specific situations, (iii) the stockholders approve a merger, consolidation or reorganization of Quanta unless 50% of the total voting securities outstanding of the surviving entity are beneficially owned by at least 50% of the holders of outstanding voting securities of Quanta immediately prior to the transaction, or (iv) the stockholders approve a plan of complete liquidation or a sale or disposition of all or a substantial portion of Quanta’s assets.

Payments and benefits in connection with a Change in Control under the Employment Agreements are generally dependent on whether Quanta’s successor assumes Quanta’s obligations under such agreements. With respect to Messrs. Colson, Haddox, Trawick and Wilson, if there is no assumption of the Employment Agreement, or if there is an assumption and within 12 months of such assumption, the NEO terminates his respective Employment Agreement for good reason or is terminated other than for good cause, such NEO (i) will be entitled to a lump-sum payment equal to three times the sum of (x) his annual base salary and (y) the higher of (1) the highest annual bonus paid to him under the annual incentive plan in effect on the date of the Employment Agreement for the past three fiscal years, and (2) his annual bonus paid or payable under the annual incentive plan in effect on the date of the Employment Agreement for the most recently completed or current fiscal year, (ii) will be entitled to continued benefits for him and his dependents under welfare benefit plans for three years after termination, and (iii) will not be subject to the non-competition covenants of the Employment Agreement. Mr. Haddox will also receive the above payment and benefits if during any Change in Control situation, Mr. Haddox elects to terminate his employment at least 5 days prior to the closing of the anticipated transaction giving rise to the Change in Control. With respect to Mr. O’Neil, if within 12 months following a Change in Control he terminates his Employment Agreement for good reason or is terminated other than for cause, he will be entitled to (i) a lump-sum payment equal to three times his base salary at the rate then in effect, (ii) a lump-sum payment equal to three times the highest bonus paid to him under the annual incentive plan, and (iii) continued benefits for him and his dependents under welfare benefit plans for three years after termination.

The Employment Agreements of Messrs. Colson, Haddox, Trawick and Wilson generally define good cause as the NEO’s (i) willful, material and irreparable breach of the Employment Agreement, (ii) continuing gross negligence in the performance or intentional nonperformance of his duties after notice of the same is given, (iii) willful dishonesty, fraud or material misconduct with respect to Quanta’s business, (iv) conviction of a felony or crime, or (v) chronic alcohol or illegal drug abuse. The Employment Agreement of Mr. O’Neil generally defines cause as his (i) failure or refusal to follow the reasonable directives of his supervisor that is not cured after written notice of the same is given, (ii) willful and continued failure to substantially perform his duties that is not cured after written notice of the same is given, (iii) violation of any of Quanta policies or procedures that is not cured after written notice of the same is given, (iv) engagement in conduct that is materially and demonstrably injurious to Quanta, (v) conviction of, a plea of nolo contendere, a guilty plea, or confession by him to, an act of fraud, misappropriation or embezzlement or any crime punishable as a felony or any other crime that involves moral turpitude other than under specific circumstances, (vi) use of illegal substances or habitual drunkenness, (vii) breach of the Employment Agreement that is not cured after written notice of the same is given, and (viii) repeated or continuous acts of gross neglect or gross or willful misconduct that directly relate to Quanta’s business. Good reason exists under the Employment Agreements of Messrs. Colson, Haddox, Trawick and Wilson if within twelve months following a Change in Control, such NEO is offered a “Lesser Position” (as defined in each Employment Agreement) or is required to relocate to another geographic location. Good reason exists under Mr. O’Neil’s Employment Agreement if within 12 months following a Change in Control (i) he is assigned duties inconsistent with his position, authority or responsibilities as contemplated under his Employment Agreement, or Quanta engages in any other action that results in a diminution in such position, authority or responsibilities that is not cured after written notice of the same is given, (ii) he is required to relocate to another geographic location, (iii) Quanta fails to comply with the compensation provisions of his Employment Agreement and such failure is not cured after written notice of the same is given, and (iv) Quanta fails to continue in effect any cash or stock-based incentive or bonus plan, retirement plan, welfare benefit plan or other compensation, retirement or benefit plan and policy except in certain specified circumstances.

Stock Incentive Plans

Under both the 2001 Plan and 2007 Plan (collectively, the “Plans”), generally upon a “Change in Control” (as defined in both Plans), (i) options become immediately exercisable and are released from any repurchase or forfeiture rights, and (ii) restricted stock vests and becomes free of any forfeiture restrictions. A “Change in Control” is generally defined as the occurrence of any of the following events: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 50% or more of the voting power of Quanta’s then outstanding securities, (ii) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, a majority of the Board as of the date immediately preceding such transaction is replaced, (iii) Quanta is merged with another corporation, and as a result, less than 75% of the outstanding securities of the surviving corporation is owned in the aggregate by Quanta’s former stockholders, (iv) a tender or exchange offer is consummated for 50% or more of the voting power of Quanta’s then outstanding securities, or (v) Quanta transfers substantially all of its assets to a corporation that is not controlled by Quanta.

Options awarded under either of the Plans may be exercised following a participant’s termination only to the extent provided in the option agreement. Generally, subject to the provisions of a particular restricted stock agreement, restricted stock awards are forfeited by a participant upon termination of such participant’s employment during the restriction period.

Estimated Potential Payments

The tables below reflect the estimated amount of payments that would be paid to each NEO in the event of such NEO’s termination. The amounts shown assume that such termination was effective as of December 31, 2010, and thus include amounts earned through such time. The actual amounts to be paid out can only be determined at the time of such NEO’s separation from Quanta.

		Death	Disability	Before Change In Control — Termination Without “Good Cause”	Pending Change In Control Termination Without “Good Cause”
Name	Benefit	Employment Agreement	Employment Agreement	Employment Agreement	Employment Agreement
John R. Colson	Severance	—	$848,640	$848,640	$5,296,320
	Welfare Benefits(1)	—	—	—	$44,565
	Equity Benefit(2)	—	—	—	—
	Tax Gross-Up	—	—	—	—
	Total	—	$848,640	$848,640	$5,340,885

James H. Haddox	Severance	—	$509,184	$509,184	$3,012,768
	Welfare Benefits(1)	—	—	—	$44,565
	Equity Benefit(2)	—	—	—	—
	Tax Gross-Up	—	—	—	—
	Total	—	$509,184	$509,184	$3,057,333

James F. O’Neil III	Severance	—	$436,800	$436,800	—
	Welfare Benefits(1)	—	—	—	—
	Equity Benefit(2)	—	—	—	—
	Tax Gross-Up	—	—	—	—
	Total	—	$436,800	$436,800	—

John R. Wilson	Severance	—	$509,184	$509,184	$3,012,768
	Welfare Benefits(1)	—	—	—	$44,565
	Equity Benefit(2)	—	—	—	—
	Tax Gross-Up	—	—	—	—
	Total	—	$509,184	$509,184	$3,057,333

Kenneth W. Trawick	Severance	—	$466,752	$466,752	$2,761,704
	Welfare Benefits(1)	—	—	—	$44,565
	Equity Benefit(2)	—	—	—	—
	Tax Gross-Up	—	—	—	—
	Total	—	$466,752	$466,752	$2,806,269

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2011 and the estimated costs of premiums for 2012 and 2013.

(2)	The equity benefit represents the value of the unvested restricted stock held by the NEO as of December 31, 2010 that would accelerate upon a change in control pursuant to the Plans.

		Pending Change In Control — Voluntary Termination	After Change In Control — Termination Without “Good Cause”		After Change In Control — Voluntary Termination With “Good Reason”
Name	Benefit	Employment Agreement	Employment Agreement	Stock Incentive Plan	Employment Agreement	Stock Incentive Plan
John R. Colson	Severance	—	$5,296,320	—	$5,296,320	—
	Welfare Benefits(1)	—	$44,565	—	$44,565	—
	Equity Benefit(2)	—	—	$3,145,846	—	$3,145,846
	Tax Gross-Up	—	—	—	—	—
	Total	—	$5,340,885	$3,145,846	$5,340,885	$3,145,846

James H. Haddox	Severance	$3,012,768	$3,012,768	—	$3,012,768	—
	Welfare Benefits(1)	$44,565	$44,565	—	$44,565	—
	Equity Benefit(2)	—	—	$930,722	—	$930,722
	Tax Gross-Up	—	—	—	—	—
	Total	$3,057,333	$3,057,333	$930,722	$3,057,333	$930,722

James F. O’Neil III	Severance	—	$1,940,343	—	$1,940,343	—
	Welfare Benefits(1)	—	$57,876	—	$57,876	—
	Equity Benefit(2)	—	—	$799,170	—	$799,170
	Tax Gross-Up	—	—	—	—	—
	Total	—	$1,998,219	$799,170	$1,998,219	$799,170

John R. Wilson	Severance	—	$3,012,768	—	$3,012,768	—
	Welfare Benefits(1)	—	$44,565	—	$44,565	—
	Equity Benefit(2)	—	—	$817,318	—	$817,318
	Tax Gross-Up	—	—	—	—	—
	Total	—	$3,057,333	$817,318	$3,057,333	$817,318

Kenneth W. Trawick	Severance	—	$2,761,704	—	$2,761,704	—
	Welfare Benefits(1)	—	$44,565	—	$44,565	—
	Equity Benefit(2)	—	—	$736,422	—	$736,422
	Tax Gross-Up	—	—	—	—	—
	Total	—	$2,806,269	$736,422	$2,806,269	$736,422

(1)	The welfare benefits include an approximation of the cost of continued payment of insurance premiums for up to three years after termination. The insurance premium cost is based on the actual cost of premiums for 2011 and the estimated costs of premiums for 2012 and 2013.

(2)	The equity benefit represents the value of the unvested restricted stock held by the NEO as of December 31, 2010 that would accelerate upon a change in control pursuant to the Plans.

CERTAIN TRANSACTIONS

North Houston Pole Line, L.P. (“North Houston”), a wholly-owned subsidiary of Quanta, is a party to certain facility leases with Properties, Etc., a general partnership of which Earl C. Austin, Jr., one of our executive officers, is a general partner. These leases have various terms through August 2014. The aggregate annual rental under these leases for 2010 was $288,064. In addition, North Houston is a party to a facility lease with Mr. Austin, which expires in August 2011, with aggregate 2010 lease obligations of $99,000. Further, North Houston is a party to a facility lease with Mr. Austin’s father, which also expires in August 2011, with aggregate 2010 lease obligations of $99,000. These leases relate to facilities that were occupied by North Houston when Quanta acquired North Houston in 2001. We believe that the rental rates of the above leases do not exceed fair market value.

North Houston employed Earl C. Austin, the father of Earl C. Austin, Jr., one of our executive officers, during 2010. North Houston paid Earl C. Austin an aggregate of $311,673 in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2010. In addition, during 2010, we granted to Earl C. Austin 10,455 shares of restricted stock, valued at $200,000 as of the date of grant, which vest in three equal installments beginning in March 2011. This restricted stock was granted on the same terms and conditions as restricted stock granted to other employees in 2010. North Houston’s employment of Earl C. Austin predated Quanta’s acquisition of North Houston in 2001.

Trawick Construction Company, Inc. (“Trawick Construction”), one of our wholly-owned subsidiaries, employed Doug Trawick and Matthew Trawick, the brother and son, respectively, of Kenneth W. Trawick, one of our executive officers, during 2010. Trawick Construction paid Doug Trawick an aggregate of $197,858 and Mathew Trawick an aggregate of $163,831, respectively, in salary, non-equity incentive bonus, health and welfare coverage and 401(k) plan matching contributions for 2010. In addition, during 2010, we granted to Doug Trawick 2,614 shares, valued at $50,000 as of the date of grant, and to Matthew Trawick 1,045 shares, valued at $20,000 as of the date of grant, respectively, of restricted stock, which vest in three equal installments beginning in March 2011. This restricted stock was granted on the same terms and conditions as restricted stock granted to other employees in 2010. Trawick Construction’s employment of Doug Trawick and Matthew Trawick, respectively, predated Quanta’s acquisition of Trawick Construction in 1999.

Valard Construction Ltd. (“Valard Ltd.”), an affiliate of Valard Construction LP (“Valard”) and a wholly-owned subsidiary of Quanta, is a party to certain facility leases with 964125 Alberta Ltd., a corporation controlled by the spouse of Victor Budzinski, holder in a trustee capacity of the single outstanding share of Quanta’s Series F Preferred Stock. These leases have terms expiring October 24, 2015 and provide for an annual aggregate rental of $716,820, subject to annual escalation by 2% beginning October 25, 2011. These leases relate to facilities that were occupied by Valard Ltd. when Quanta acquired Valard Ltd. in 2010. We believe that the rental rates of the above leases do not exceed fair market value.

In addition, Valard Ltd. and Valard obtain camp and catering services from 964125 Alberta Ltd. for certain crews working in remote areas at a rate of $160 per person per day plus the cost of moving and setting up of the camps. Valard Ltd. also leases certain personal property, including 3 trucks, from 654545 Alberta Ltd., a corporation controlled by Victor Budzinski’s spouse, at a rate of $1,400 per month.

Valard occasionally secures from Bram Consulting Ltd., a corporation whose shares are held by one of Victor Budzinski’s siblings, certain supervisory services, consisting of a distribution construction foreman, for $60 per hour, and the lease of certain personal property, including a track-hoe, at the rate of $6,000 per month. Valard occasionally secures from J&F Holdings, Ltd., a corporation whose shares are held by one of Victor Budzinski’s siblings, certain supervisory services, consisting of a distribution construction and safety supervisor, for $70 per hour, and the lease on a job-by-job basis of certain personal property, including a track-hoe, at the rate of $6,500 per month. Valard also secures from Klondike Recreational Rentals Ltd., a corporation whose shares are held by one of Victor Budzinski’s siblings, certain materials management services at the rate of $50 per hour.

Valard Ltd. employed Victor Budzinski during 2010 and paid him an aggregate of $61,197 in salary, bonus, health and welfare coverage and retirement plan contributions for the period following Quanta’s acquisition of Valard Ltd. in 2010. Valard employed Adam Budzinski, the son of Victor Budzinski, and Maureen Budzinski, the sister of Victor Budzinski, during 2010 and paid them an aggregate of $53,008 and $42,821, respectively, in salary, bonus, health and welfare coverage and retirement plan contributions for the period following Quanta’s acquisition of Valard in 2010. In addition, during 2010, we granted to Maureen Budzinski 3,018 restricted stock units, valued at $60,000 as of the date of grant, which vest in three equal installments beginning in November 2011. These restricted stock units were granted on similar terms and conditions as restricted stock granted to other employees in 2010. Valard Ltd.’s employment of Victor Budzinski and Valard’s employment of Adam Budzinski and Maureen Budzinski predated Quanta’s acquisition of Valard and its affiliates in 2010.

Review of Related Party Transactions

We have adopted a written policy and procedures for the review, approval and ratification of transactions with related persons. Under our policy, related persons include, among others, our executive officers and other senior level employees, directors, principal stockholders, immediate family members of such persons and any other person that could significantly influence our policies. The transactions covered under our policy generally include any business transaction between Quanta and a related person, including, among others, the sale of inventory or supplies to or the purchase of inventory or supplies from a related person, and the supply of services to or receipt of services from a related person. Related party transactions involving any of our directors, director nominees, executive officers, beneficial owners of greater than five percent of our Common Stock or Limited Vote Common Stock and any immediate family members of the foregoing require the pre-approval of the Audit Committee. In considering the approval of any related party transaction, a legitimate business case must be presented that includes the reasons that the transaction is beneficial to Quanta and does not pose an actual conflict of interest.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file various reports with the SEC concerning their holdings of, and transactions in, our securities. Copies of these filings must be furnished to us. Based solely on our review of the copies of those forms furnished to us and written certifications from our directors and executive officers, we believe that, during 2010, all of our directors and executive officers were in compliance with the applicable filing requirements.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussions with management, we have recommended to Quanta’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

This report is furnished by the Compensation Committee of the Board of Directors.

Louis C. Golm, Chairman

James R. Ball

Ralph R. DiSibio

Bruce Ranck

REPORT FROM THE AUDIT COMMITTEE

The Audit Committee is composed of four independent directors and operates under a formal written charter adopted by the Board of Directors.

As members of the Audit Committee, our primary purpose is to assist the Board of Directors’ oversight of (1) the integrity of Quanta’s financial statements, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of Quanta’s internal audit function and independent auditors, and (4) Quanta’s compliance with applicable legal and regulatory requirements. The Audit Committee is solely responsible for the appointment and compensation of Quanta’s independent registered public accounting firm. Management is responsible for Quanta’s financial reporting processes, including its system of internal controls, and for the preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. Quanta’s independent registered public accounting firm is responsible for expressing an opinion as to whether the consolidated financial statements are free of material misstatements based on their audit. Our responsibility is to monitor and review these processes. In carrying out our role, we rely on Quanta’s management and independent registered public accounting firm.

We have reviewed and discussed Quanta’s audited consolidated financial statements with management. Management has confirmed to us that the financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

In addition, we have discussed with PricewaterhouseCoopers LLP, Quanta’s independent registered public accounting firm, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We have received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with us concerning independence, and we have discussed with PricewaterhouseCoopers LLP its independence from Quanta.

Based on our review and discussions referred to above, we recommended to Quanta’s Board of Directors that Quanta’s audited consolidated financial statements be included in Quanta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

James R. Ball, Chairman

J. Michal Conaway

Bernard Fried

Worthing F. Jackman

AUDIT FEES

The Audit Committee of the Board has adopted a policy requiring pre-approval by the Audit Committee of all audit and permissible non-audit services to be provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. On an annual basis, the Audit Committee reviews and, as it deems appropriate, pre-approves the particular services to be provided by our independent registered public accounting firm and establishes specific budgets for each service. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee must be informed promptly of the provision by our independent registered public accounting firm of each service that is pre-approved by the Audit Committee. In addition, the Audit Committee may periodically revise the list of pre-approved services and related fee levels, based on subsequent determinations. Any services expected to exceed pre-approved fee levels require the specific pre-approval of the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members.

The following table details the aggregate fees billed by PricewaterhouseCoopers LLP, our independent registered public accounting firm, for fiscal years 2010 and 2009:

	2010	2009
Audit Fees(1)	$1,776,529	$2,086,415
Audit-Related Fees(2)	799,719	310,788
Tax Fees	20,000	—
All Other Fees(3)	2,573	2,573

Total	$2,598,821	$2,399,776

(1)	Represents fees for professional services rendered for the audit of our annual consolidated financial statements and for reviews of our interim consolidated financial statements included on Form 10-Q, work relating to the evaluation of the effectiveness of Quanta’s internal control over financial reporting, state licensing pre-qualification filings and the statutory audit of one of our subsidiaries, as well as out-of-pocket expenses incurred in the performance of audit services.

(2)	Represents fees for professional services rendered for other assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including fees for consultations as to the accounting treatment of specific transactions based on current and proposed accounting standards, fees related to financial, tax and foreign corrupt practices act due diligence work associated with potential international ventures, fees for consultations in connection with Quanta’s response to a series of SEC comment letters that were resolved during the period, and consultation fees related to the implementation of information technology solutions, as well as out-of-pocket expenses incurred in the performance of audit-related services.

(3)	Represents fees for an accounting research software tool.

The Audit Committee has reviewed the services performed by PricewaterhouseCoopers LLP and the related fees and has considered whether the provision of non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the independence of PricewaterhouseCoopers LLP. During 2010, no fees for services outside the scope of audit, review, or attestation that exceed the waiver provisions of 17 CFR 210.2-01(c)(7)(i)(C) were approved by the Audit Committee.

PROPOSAL NO. 2

ADOPTION OF THE SHARE INCREASE AMENDMENT

TO QUANTA’S CERTIFICATE OF INCORPORATION

The Board is requesting stockholder approval of an amendment to Quanta’s Certificate of Incorporation to increase the number of shares of Common Stock that Quanta is authorized to issue from 300,000,000 shares to 600,000,000 shares and effect other related changes (the “Share Increase Amendment”). The additional shares of Common Stock that would be authorized for issuance would have rights identical to the Common Stock currently outstanding. If the Share Increase Amendment is approved, the 300 million additional shares of Common Stock may be issued without further stockholder approval, unless a specific issuance requires stockholder approval under applicable law or under the listing requirements of any stock exchange on which Quanta’s shares are then listed.

The Board desires to have additional shares of Common Stock available for issuance to provide Quanta flexibility to use its capital stock for business and financial purposes in the future. In the future, Quanta may issue shares of Common Stock in connection with raising capital, establishing strategic relationships with other companies, expanding Quanta’s business or product lines through the acquisition of other businesses or products, providing equity incentives to directors, officers, employees or consultants and other purposes.

Among the factors considered, the Board determined that the Share Increase Amendment was advisable after comparing the number of shares currently authorized for issuance with the number of shares currently outstanding and the shares committed for issuance in the future. As of March 21, 2011, 211,736,581 shares of Common Stock were outstanding, an additional 518,227 shares were reserved for issuance upon exercise of outstanding options, and 181,172 shares were reserved and remained available for award under the 2007 Plan. The Board has reserved an additional 3,909,110 shares of Common Stock for issuance upon the exchange of Class A non-voting exchangeable common shares of Valard Construction Ltd., a British Columbia company and successor to Quanta Services EC Canada Ltd. If the Reclassification Amendment described in Proposal No. 3 (relating to the reclassification of each outstanding share of Limited Vote Common Stock into 1.05 shares of Common Stock) is adopted, then up to 454,110 shares of Common Stock will be issued to the former holders of the Limited Vote Common Stock. If the Reclassification Amendment is not adopted, 432,485 shares of Common Stock will remain reserved for issuance upon the conversion of Limited Vote Common Stock into Common Stock.

The Share Increase Amendment is not being proposed as a means of preventing or dissuading a change in control or takeover of Quanta. However, if the Share Increase Amendment is approved, the effect of the increase in proportion of authorized but unissued shares to issued and outstanding shares could enable the Board to render it difficult, or discourage an attempt, to obtain control of Quanta by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board would, unless prohibited by applicable law or stock exchange listing requirements, have additional shares available to effect transactions in which the number of outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of Quanta as well as the interests of Quanta’s existing stockholders, possibly having a negative effect on the market price of the Common Stock. Further, such action could discourage an acquisition of Quanta which the stockholders might view as desirable. The Share Increase Amendment is not being proposed in response to any known effort or threat to acquire control of Quanta.

The Share Increase Amendment will not have an immediate effect on the rights of existing stockholders but, depending on the exact nature and circumstances of any actual issuances of shares, could have a number of effects on our stockholders at the time shares are issued. To the extent that additional authorized shares are issued in the future, such issuance will decrease existing stockholders’ percentage equity ownership interests and, depending upon the price at which such shares are issued, could be dilutive to existing stockholders.

The changes to Quanta’s Certificate of Incorporation that would be enacted if the Share Increase Amendment is adopted are set forth in Appendix A to this Proxy Statement. The foregoing description of the Share Increase Amendment is qualified in its entirety by the actual provisions of the Share Increase Amendment shown in Appendix A.

The Board has adopted the Share Increase Amendment, declared it advisable and recommends it for stockholder approval. The adoption of the Share Increase Amendment requires (i) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, voting as a separate class. If the Share Increase Amendment is adopted by the stockholders, it will become effective when Quanta files a certificate of amendment of its Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

If the stockholders approve one or more of Proposal Nos. 2, 3, 4, 5, 6 or 7, the Board intends to file a Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware to integrate, into one document, the amendments to the Certificate of Incorporation and the other provisions of the Certificate of Incorporation.

The Board of Directors unanimously recommends a vote FOR adoption of the Share Increase Amendment to Quanta’s Certificate of Incorporation.

PROPOSAL NO. 3

ADOPTION OF THE RECLASSIFICATION AMENDMENT

TO QUANTA’S CERTIFICATE OF INCORPORATION

The Board is requesting stockholder approval of another amendment to Quanta’s Certificate of Incorporation that would reclassify and convert each share of Limited Vote Common Stock into 1.05 shares of Common Stock and effect other related changes (the “Reclassification Amendment”).

The shares of Limited Vote Common Stock were issued in 1997, shortly after Quanta was incorporated and prior to Quanta’s initial public offering of Common Stock. There are currently 432,485 shares of Limited Vote Common Stock outstanding. The shares of Limited Vote Common Stock have economic rights identical to the Common Stock, except with respect to voting rights. Holders of Limited Vote Common Stock are entitled to vote as a separate class to elect one director and do not vote in the election of other directors. Holders of Limited Vote Common Stock possess one-tenth of one vote per share on all other matters submitted for stockholder action. Subject to limited exceptions set forth in Quanta’s Certificate of Incorporation, when a stockholder disposes of a share of Limited Vote Common Stock, that share automatically converts into one share of Common Stock. The shares of Limited Vote Common Stock currently are not listed for trading on a securities exchange.

The Board has proposed the reclassification of the Limited Vote Common Stock into Common Stock in order to simplify Quanta’s capital structure and to eliminate the administrative costs associated with soliciting proxies from holders of Limited Vote Common Stock to elect one director. In addition, given that only 432,485 shares of Limited Vote Common Stock remain outstanding as of March 21, 2011, representing less than one-half of one percent (0.5%) of Quanta’s total market capitalization, the right of the remaining holders of the Limited Vote Common Stock to elect one member of the Board is substantially disproportionate to the aggregate economic interest in Quanta of the holders of Limited Vote Common Stock.

In May 2008, the Board established a special committee comprised of Messrs. Jackman, Ranck and Wood to oversee Quanta’s evaluation of available options in connection with potential transactions to acquire the Limited Vote Common Stock. The special committee concluded that any premium in the value of Limited Vote Common Stock due to the ability to elect one member of the Board was partially or fully offset by the limited voting rights and the conversion feature triggered upon a sale of the Limited Vote Common Stock. In addition, the special committee reviewed potential precedent transactions to aid in its consideration of an exchange ratio for potential exchange transactions. Upon analyzing the premiums paid in self tender transactions from 2002 to mid-2008 for shares representing 10% or less of the shares outstanding, excluding transactions at a discount, the special committee concluded that if any holder of Limited Vote Common Stock offered to exchange its shares, an exchange ratio of 1.05 shares of Common Stock for each share of Limited Vote Common Stock would be appropriate. During 2008, Quanta issued an aggregate 90,394 shares of Common Stock in exchange for an aggregate 86,088 shares of Limited Vote Common Stock, and during 2010, Quanta issued an aggregate 241,300 shares of Common Stock in exchange for an aggregate 229,808 shares of Limited Vote Common Stock, in each case through voluntary exchanges initiated by individual stockholders. The analysis of premiums paid in self tender transactions was updated through 2010, and the results were unchanged with respect to small self tender transactions ranging from $10 to $50 million. Based on these factors, the Board determined that the Reclassification Amendment and the related conversion ratio is in the best interests of Quanta and all of its stockholders. Two directors, namely Messrs. Ball and Foster, who own shares of Limited Vote Common Stock did not participate in the deliberations of the special committee and abstained in the Board’s approval of the Reclassification Amendment.

If the Reclassification Amendment is approved, each share of Limited Vote Common Stock will be reclassified, changed and converted into 1.05 shares of Common Stock, and the shares of Limited Vote Common Stock will cease to exist. The Reclassification Amendment would also delete all references to the Limited Vote Common Stock from Quanta’s Certificate of Incorporation. The shares of Common Stock issued as a result of the Reclassification Amendment will be identical to all other shares of Common Stock outstanding and will be listed for trading on the New York Stock Exchange. If the Reclassification Amendment is approved, at future annual meetings, all of the directors will be elected by the holders of Common Stock and Series F Preferred Stock, voting as a single class. However, if Mr. Foster is elected by the holders of Limited Vote Common Stock to a new one-year term at the annual meeting, adoption of the Reclassification Amendment will not affect that term.

Fractional shares of Common Stock will not be issued in connection with the Reclassification Amendment, and instead any person who would otherwise be entitled to a fractional share of Common Stock will be entitled to receive a cash payment equal to such fraction multiplied by the closing price per share of Common Stock reported on the New York Stock Exchange on the date on which the reclassification occurs. If the stockholders approve the Reclassification Amendment, Quanta anticipates that the reclassification will occur on the date of the annual meeting. Stock certificates that represented shares of Limited Vote Common Stock will be deemed to represent the reclassified number of shares of Common Stock until those stock certificates are surrendered. Stockholders entitled to receive cash in lieu of fractional shares of Common Stock will receive payment following surrender of the stock certificates representing shares of Limited Vote Common Stock.

The changes to Quanta’s Certificate of Incorporation that would be enacted if the Reclassification Amendment is adopted are set forth in Appendix B to this Proxy Statement. The foregoing description of the Reclassification Amendment is qualified in its entirety by the actual provisions of the Reclassification Amendment shown in Appendix B.

The Board has adopted the Reclassification Amendment, declared it advisable and recommends it for stockholder approval. The adoption of the Reclassification Amendment requires (i) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, voting together as a single class, and (ii) the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Limited Vote Common Stock, voting as a separate class. If the Reclassification Amendment is adopted by the stockholders, it will become effective when Quanta files a certificate of amendment of its Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

If the stockholders approve one or more of Proposal Nos. 2, 3, 4, 5, 6 or 7, the Board intends to file a Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware to integrate, into one document, the amendments to the Certificate of Incorporation and the other provisions of the Certificate of Incorporation.

The Board of Directors recommends a vote FOR adoption of the Reclassification Amendment to Quanta’s Certificate of Incorporation.

PROPOSAL NO. 4

ADOPTION OF THE REMOVAL FOR CAUSE AMENDMENT

TO QUANTA’S CERTIFICATE OF INCORPORATION

The Board is requesting stockholder approval of an additional amendment to Quanta’s Certificate of Incorporation to delete provisions related to director removal only for cause (the “Removal For Cause Amendment”).

The Removal For Cause Amendment would delete a provision in Article FIFTH of Quanta’s Certificate of Incorporation that currently provides that directors are removable only for cause and only by the holders of a majority of the outstanding stock of Quanta. Under Delaware law, directors are removable with or without cause unless the board of directors is divided into classes serving staggered terms. Because Quanta’s Board is not divided into such classes, the directors are removable without cause. Accordingly, the Board is recommending the deletion of this provision in Article FIFTH to conform Article FIFTH to Delaware law. Following the deletion of this provision, director removal will be governed by the default provisions of Delaware law. Under these default provisions, a director may be removed without cause by the holders of a majority of the voting power of the outstanding stock entitled to elect that director, and a director may be removed with cause by the holders of a majority of the voting power of the outstanding stock entitled to vote at an election of directors. If the Removal For Cause Amendment is adopted, the Board will amend the Bylaws to make conforming changes to the provisions relating to director removal in the Bylaws.

The changes to Quanta’s Certificate of Incorporation that would be enacted if the Removal For Cause Amendment is adopted are set forth in Appendix C to this Proxy Statement. The foregoing description of the Removal For Cause Amendment is qualified in its entirety by the actual provisions of the Removal For Cause Amendment shown in Appendix C.

The Board has adopted the Removal For Cause Amendment, declared it advisable and recommends it for stockholder approval. The adoption of the Removal For Cause Amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, voting together as a single class. If the Removal For Cause Amendment is adopted by the stockholders, it will become effective when Quanta files a certificate of amendment of its Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

If the stockholders approve one or more of Proposal Nos. 2, 3, 4, 5, 6 or 7, the Board intends to file a Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware to integrate, into one document, the amendments to the Certificate of Incorporation and the other provisions of the Certificate of Incorporation.

The Board of Directors unanimously recommends a vote FOR adoption of the Removal For Cause Amendment to Quanta’s Certificate of Incorporation.

PROPOSAL NO. 5

ADOPTION OF THE INDEMNIFICATION CLARIFICATION AMENDMENT

TO QUANTA’S CERTIFICATE OF INCORPORATION

The Board is requesting stockholder approval of an additional amendment to Quanta’s Certificate of Incorporation to delete the indemnification provisions set forth in Article TENTH (the “Indemnification Clarification Amendment”).

Article TENTH currently provides, in part:

The Corporation will, to the fullest extent permitted by the Delaware General Corporation Law, . . . indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

Quanta’s Bylaws currently provide rights to indemnification for its present and former directors and officers. Unlike the provisions of current Article TENTH, which may only be amended with the approval of the Board and Quanta’s stockholders, amendments to the indemnification provisions of the Bylaws may be amended either by the Board or the stockholders. Quanta is also a party to agreements with its directors and certain officers that establish indemnification rights for those persons. Because Quanta provides for indemnification in its Bylaws and in other agreements, the Board has determined that it is advisable to delete the provisions of Article TENTH. The indemnification rights offered by Quanta for actions or omissions occurring after the elimination of this Article TENTH would be provided for solely in the Bylaws, in any other indemnification agreements approved by Quanta and under Delaware law.

The changes to Quanta’s Certificate of Incorporation that would be enacted if the Indemnification Clarification Amendment is adopted are set forth in Appendix D to this Proxy Statement. The foregoing description of the Indemnification Clarification Amendment is qualified in its entirety by the actual provisions of the Indemnification Clarification Amendment shown in Appendix D.

The Board has adopted the Indemnification Clarification Amendment, declared it advisable and recommends it for stockholder approval. The adoption of the Indemnification Clarification Amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, voting together as a single class. If the Indemnification Clarification Amendment is adopted by the stockholders, it will become effective when Quanta files a certificate of amendment of its Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

If the stockholders approve one or more of Proposal Nos. 2, 3, 4, 5, 6 or 7, the Board intends to file a Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware to integrate, into one document, the amendments to the Certificate of Incorporation and the other provisions of the Certificate of Incorporation.

The Board of Directors unanimously recommends a vote FOR adoption of the Indemnification Clarification Amendment to Quanta’s Certificate of Incorporation.

PROPOSAL NO. 6

ADOPTION OF THE QUORUM REQUIREMENTS AMENDMENT

TO QUANTA’S CERTIFICATE OF INCORPORATION

The Board is requesting stockholder approval of an additional amendment to Quanta’s Certificate of Incorporation to delete provisions setting forth the quorum requirements for stockholder meetings (the “Quorum Requirements Amendment”).

The Quorum Requirements Amendment would delete a provision in Article SEVENTH of Quanta’s Certificate of Incorporation that prescribes a quorum requirement for stockholder meetings. This provision may be amended only with the approval of the Board and the stockholders. The Board recommends the deletion of the quorum requirement from Quanta’s Certificate of Incorporation because, under Delaware law, the quorum requirements for stockholder meetings may be set forth in either the certificate of incorporation or the bylaws. Quanta’s Bylaws currently contain a quorum requirement that is the same as the quorum requirement in Article SEVENTH of Quanta’s Certificate of Incorporation. The Board and the stockholders will have greater flexibility to modify the quorum requirement for stockholder meetings in the future if the quorum is set forth solely in Quanta’s Bylaws because the Bylaws may be amended by either the Board or the stockholders. The Board does not have any present intention to amend the quorum requirement set forth in the Bylaws but may do so in the future.

The changes to Quanta’s Certificate of Incorporation that would be enacted if the Quorum Requirements Amendment is adopted are set forth in Appendix E to this Proxy Statement. The foregoing description of the Quorum Requirements Amendment is qualified in its entirety by the actual provisions of the Quorum Requirements Amendment shown in Appendix E.

The Board has adopted the Quorum Requirements Amendment, declared it advisable and recommends it for stockholder approval. The adoption of the Quorum Requirements Amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, voting together as a single class. If the Quorum Requirements Amendment is adopted by the stockholders, it will become effective when Quanta files a certificate of amendment of its Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

If the stockholders approve one or more of Proposal Nos. 2, 3, 4, 5, 6 or 7, the Board intends to file a Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware to integrate, into one document, the amendments to the Certificate of Incorporation and the other provisions of the Certificate of Incorporation.

The Board of Directors unanimously recommends a vote FOR adoption of the Quorum Requirements Amendment to Quanta’s Certificate of Incorporation.

PROPOSAL NO. 7

ADOPTION OF THE PREFERRED STOCK AMENDMENT

TO QUANTA’S CERTIFICATE OF INCORPORATION

The Board is requesting stockholder approval of an additional amendment to Quanta’s Certificate of Incorporation to delete a provision limiting the Board’s ability to authorize and issue shares of a class or series of Preferred Stock that have rights that are different from other shares of the same class or series (the “Preferred Stock Amendment”).

The Preferred Stock Amendment would delete a provision in Article FOURTH of Quanta’s Certificate of Incorporation, which, subject to limited exceptions, prohibits the Board from authorizing and issuing shares of a class or series of Preferred Stock that have rights that are different from other shares of the same class or series. The deletion of this provision would provide the Board greater flexibility in fixing the terms of Preferred Stock it may wish to issue in the future.

The changes to Quanta’s Certificate of Incorporation that would be enacted if the Preferred Stock Amendment is adopted are set forth in Appendix F to this Proxy Statement. The foregoing description of the Preferred Stock Amendment is qualified in its entirety by the actual provisions of the Preferred Stock Amendment shown in Appendix F.

The Board has adopted the Preferred Stock Amendment, declared it advisable and recommends it for stockholder approval. The adoption of the Preferred Stock Amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, voting together as a single class. If the Preferred Stock Amendment is adopted by the stockholders, it will become effective when Quanta files a certificate of amendment of its Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware.

If the stockholders approve one or more of Proposal Nos. 2, 3, 4, 5, 6 or 7, the Board intends to file a Restated Certificate of Incorporation with the Office of the Secretary of State of the State of Delaware to integrate, into one document, the amendments to the Certificate of Incorporation and the other provisions of the Certificate of Incorporation.

The Board of Directors unanimously recommends a vote FOR adoption of the Preferred Stock Amendment to Quanta’s Certificate of Incorporation.

PROPOSAL NO. 8

APPROVAL OF THE QUANTA SERVICES, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

Stockholders are being asked to approve the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan (the “2011 Plan”). The Board approved the 2011 Plan, subject to stockholder approval, on January 26, 2011. The purpose of the 2011 Plan is to attract and retain key personnel and to provide a means for directors, officers, employees, consultants and advisors to acquire and maintain an interest in Quanta, which interest may be measured by reference to the value of shares of our common stock. The 2011 Plan will supplement Quanta’s previously adopted 2007 Plan, and the shares of common stock remaining under the 2007 Plan may still be issued pursuant to awards made under such plan.

The principal terms of the 2011 Plan are summarized below and are qualified in their entirety by the full text of the 2011 Plan, which is attached as Appendix G to this Proxy Statement. A copy of the 2011 Plan may also be obtained without charge upon written request to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056.

Administration. The Compensation Committee will administer the 2011 Plan, and subject to applicable regulations and the terms of the 2011 Plan described below, will have the authority to grant awards under the 2011 Plan, to interpret the 2011 Plan, to determine the terms and conditions of any agreements evidencing any awards granted under the 2011 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2011 Plan. In addition, the Board may delegate to a committee consisting of one or more directors the authority to grant and set the terms of limited awards to eligible persons who are not executive officers or non-employee directors so long as the aggregate value of the awards granted by such committee in any calendar year does not exceed $1,000,000 (or $100,000 in any calendar year with respect to any individual), determined, in each case, based on the fair market value per share of common stock on the date an award is granted. The Board created the Equity Grant Committee for this purpose and appointed Mr. Colson as its sole member.

Eligibility. Employees, directors, officers, advisors or consultants of Quanta or its affiliates are eligible to participate in the 2011 Plan, as are prospective employees, directors, officers, consultants or advisors of Quanta who have agreed to serve us in those capacities.

Number of Shares Authorized. The 2011 Plan provides for an aggregate of 11,750,000 shares of common stock to be available for awards. No more than 5,000,000 shares may be subject to awards granted to all participants during any calendar year, and no more than 1,000,000 shares subject to awards may be granted to any individual during any calendar year. If any award is forfeited or if any option terminates, expires or lapses without being exercised, the shares subject to such award will again be made available for future grant. Shares of common stock that are used to pay the exercise price of an option or that are withheld to satisfy a participant’s tax withholding obligation will not be available for re-grant under the 2011 Plan. If there is any change in our corporate capitalization, the Compensation Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2011 Plan, the number of shares covered by awards then outstanding under the 2011 Plan, the limitations on awards under the 2011 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Awards Available for Grant. The Compensation Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Options. The Compensation Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Internal Revenue Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Internal Revenue Code. Options granted under the 2011 Plan will be subject to the terms and conditions established by the Compensation Committee. Under the terms of the 2011 Plan, the exercise price of the options will not be less than the fair market value per share of our common stock at the time of grant. Options granted under the 2011 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation Committee, or if applicable, the Equity Grant Committee, and specified in the applicable award agreement. The maximum term of an option granted under the 2011 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder). Payment in respect of the exercise of an option may be made in cash or by check, or the Compensation Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method, or by such other method as the Compensation Committee may determine to be appropriate.

Stock Appreciation Rights. The Compensation Committee will be authorized to award stock appreciation rights (or “SARs”) under the 2011 Plan. SARs will be subject to the terms and conditions established by the Compensation Committee. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. The strike price per common share for each SAR will not be less than the fair market value per share of our common stock at the time of grant. An option granted under the 2011 Plan may include SARs, and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. The terms of the SARs shall be subject to terms established by the Compensation Committee and reflected in the award agreement.

Restricted Stock. The Compensation Committee will be authorized to award restricted stock under the 2011 Plan. Restricted stock is common stock that generally is non-transferable and is subject to other restrictions determined by the Compensation Committee for a specified period. Restrictions on restricted stock will lapse at such times determined by the Compensation Committee and specified in the applicable award agreement. If a participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited. The Compensation Committee will determine the terms of the restricted stock awards.

Restricted Stock Unit Awards. The Compensation Committee will be authorized to award restricted stock units under the 2011 Plan. Restricted stock units will vest at such times determined by the Compensation Committee and specified in the applicable award agreement. If a participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited. The Compensation Committee will determine the terms of such restricted stock units. At the election of the Compensation Committee, the participant will receive a number of shares of common stock equal to the number of units earned or an amount in cash equal to the fair market value of that number of shares at the expiration of the period over which the units are to be earned.

Stock Bonus Awards. The Compensation Committee will be authorized to grant awards of unrestricted shares of common stock or other awards denominated in shares of common stock, either alone or in tandem with other awards, under such terms and conditions as the Compensation Committee may determine.

Performance Compensation Awards. The Compensation Committee will be authorized to grant restricted stock, restricted stock units, stock bonus awards or an award of a cash bonus under the 2011 Plan in the form of a performance compensation award intended to qualify as “performance-based compensation” under Section 162(m) of the Code by conditioning the vesting of the award on the satisfaction of certain performance goals. The maximum number of shares of common stock subject to a performance compensation award granted to a participant in any taxable year will not exceed 1,000,000 shares. The maximum amount of cash bonus payable pursuant to a performance compensation award to any participant under the 2011 Plan during any calendar year is $5 million. The Compensation Committee may establish these performance goals with reference to one or more of the following:

•	net earnings or net income (before or after taxes);

•	basic or diluted earnings per share (before or after taxes);

•	net revenue or revenue growth;

•	gross profit or gross profit growth;

•	operating income or profit (before or after taxes);

•	return measures (including, but not limited to, return on assets, capital, invested capital, equity or sales);

•	cash flow (including, but not limited to, operating cash flow, free cash flow and cash flow return on capital);

•	earnings before or after taxes, interest, depreciation, and/or amortization;

•	gross or operating margins;

•	productivity ratios;

•	share price (including, but not limited to, growth measures and total stockholder return);

•	expense targets;

•	margins;

•	operating efficiency;

•	objective measures of customer satisfaction;

•	working capital targets;

•	measures of economic value added;

•	inventory control;

•	enterprise value;

•	sales;

•	debt levels and net debt;

•	combined ratio;

•	timely launch of new facilities;

•	client retention;

•	employee retention;

•	performance relative to budget;

•	safety performance targets;

•	objective measures of personal targets, goals or completion of projects; or

•	any combination of the foregoing.

To the extent permitted by law, the Compensation Committee may, in its sole discretion, change the criterion or criteria selected for purposes of establishing the performance goals without obtaining stockholder approval or modify the calculation of a performance goal under certain circumstances.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Compensation Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it or the Board.

Term and Amendment. The 2011 Plan will have a term of ten years and no further awards may be granted under the 2011 Plan after that date. The Board may amend, suspend or terminate the 2011 Plan at any time; however, stockholder approval to amend the 2011 Plan may be necessary if the law so requires. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except as may otherwise be provided in an award agreement or the employment agreement of a participant, in the event of a Change in Control (as defined in the 2011 Plan), all outstanding options and equity awards (other than performance compensation awards) issued under the 2011 Plan will become fully vested and free from restrictions and performance compensation awards will vest, as determined by the Compensation Committee, based on the level of attainment of the specified performance goals. The Compensation Committee may, in its discretion, cancel outstanding awards and pay the value of such awards to the participants in connection with a Change in Control.

Termination of Employment. Unless specifically provided otherwise in an award agreement or employment agreement, generally, upon a termination of employment (other than for Cause) (as defined in the 2011 Plan): (i) unvested stock options terminate and vested stock options may be exercised following the termination of a participant’s employment for a period of one year in the event of the participant’s death or Disability (as defined in the 2011 Plan) or 90 days in the event of a termination other than due to the participant’s death or Disability, provided that stock options may not be exercised after the expiration date set forth in a stock option agreement; (ii) unvested restricted stock, and restricted stock units are forfeited and terminate; and (iii) the right to receive any payment pursuant to performance compensation awards terminates.

U.S. Federal Income Tax Consequences

The following is a general summary of certain U.S. federal income tax consequences of the grant and exercise and vesting of awards under the 2011 Plan and the disposition of shares of common stock acquired pursuant to the exercise of such awards and is intended to reflect the current provisions of the Internal Revenue Code and the regulations thereunder. This summary is not intended to be a complete statement of applicable law, nor does it address foreign, state, local and payroll tax considerations. Moreover, the U.S. federal income tax consequences to any particular participant may differ from those described herein by reason of, among other things, the particular circumstances of such participant. It is intended that the 2011 Plan and any awards under the 2011 Plan comply with the provisions of Section 409A of the Internal Revenue Code so that participants will not be subject to adverse tax consequences under such section.

Options. No income will be realized by a participant upon grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares underlying such options over the option exercise price paid at the time of exercise.

The Internal Revenue Code requires that, for treatment of an option as a qualified option, shares of common stock acquired through the exercise of a qualified option cannot be disposed of before the later of (i) two years from the date of grant of the option, or (ii) one year from the date of exercise. Holders of qualified options will generally incur no federal income tax liability at the time of grant or upon exercise of those options. However, the spread at exercise will be an “item of tax preference,” which may give rise to “alternative minimum tax” liability for the taxable year in which the exercise occurs. If the holder does not dispose of the shares before two years following the date of grant and one year following the date of exercise, the difference between the exercise price and the amount realized upon disposition of the shares will constitute long-term capital gain or loss, as the case may be. Assuming both holding periods are satisfied, no deduction will be allowed to Quanta for federal income tax purposes in connection with the grant or exercise of the qualified option. If, within two years following the date of grant or within one year following the date of exercise, the holder of shares acquired through the exercise of a qualified option disposes of those shares, the participant will generally realize taxable compensation at the time of such disposition equal to the difference between the exercise price and the lesser of the fair market value of the share on the date of exercise or the amount realized on the subsequent disposition of the shares, and that amount will generally be deductible by Quanta for federal income tax purposes, subject to the possible limitations on deductibility under Sections 280G and 162(m) of the Internal Revenue Code for compensation paid to executives designated in those Sections. Finally, if an otherwise qualified option becomes first exercisable in any one year for shares having an aggregate value in excess of $100,000 (based on the grant date value), the portion of the qualified option in respect of those excess shares will be treated as a non-qualified stock option for federal income tax purposes.

Restricted Stock. A participant will not be subject to tax upon the grant of an award of restricted stock unless the participant otherwise elects to be taxed at the time of grant pursuant to Section 83(b) of the Internal Revenue Code. On the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture, the participant will have taxable compensation equal to the difference between the fair market value of the shares on that date over the amount the participant paid for such shares, if any, unless the participant made an election under Section 83(b) of the Internal Revenue Code to be taxed at the time of grant. If the participant made an election under Section 83(b), the participant will have taxable compensation at the time of grant equal to the difference between the fair market value of the shares on the date of grant over the amount the participant paid for such shares, if any. Special rules apply to the receipt and disposition of restricted shares received by officers and directors who are subject to Section 16(b) of the Exchange Act.

Restricted Stock Units. A participant will not be subject to tax upon the grant of a restricted stock unit award. Rather, upon the delivery of shares or cash pursuant to a restricted stock unit award, the participant will have taxable compensation equal to the fair market value of the number of shares (or the amount of cash) the participant actually receives with respect to the award.

SARs. No income will be realized by a participant upon grant of an SAR. Upon the exercise of an SAR, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the payment received in respect of the SAR.

Stock Bonus Awards. A participant will have taxable compensation equal to the difference between the fair market value of the shares on the date the shares of common stock subject to the award are transferred to the participant over the amount the participant paid for such shares, if any.

Deductions; Limitations. In general, Quanta will be entitled to a deduction in the amount equal to the income recognized by a participant in connection with an award under the 2011 Plan. However, certain limitations on the deductibility of such amounts may apply.

In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer and the three other officers (other than the principal executive officer and principal financial officer) whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions. The 2011 Plan is intended to satisfy an exception with respect to grants of options to covered employees. In addition, the 2011 Plan is designed to permit certain awards of restricted stock, restricted stock units, cash bonus awards and other awards to be awarded as performance compensation awards intended to qualify under the “performance-based compensation” exception to Section 162(m) of the Internal Revenue Code.

In general, Section 280G of the Internal Revenue Code denies a deduction to a corporation with respect to certain payments and benefits provided to certain employees in connection with a change in control. As described above, the exercisability of a stock option or the elimination of restrictions on restricted stock and restricted stock units will be accelerated as a result of a Change in Control. If a Change in Control occurs, all or a portion of the value of the relevant award at that time may be a “parachute payment” under Section 280G of the Internal Revenue Code. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an “excess parachute payment” as determined under the Internal Revenue Code. Quanta will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Inapplicability of ERISA. Based upon current law and published interpretations, Quanta does not believe that the 2011 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

New Plan Benefits

Future grants under the 2011 Plan will be made at the discretion of the Compensation Committee and, accordingly, are not yet determinable. In addition, the value of the awards granted under the 2011 Plan will depend on a number of factors, including the fair market value per share of our common stock on future dates, the exercise decisions made by the participants and/or the extent to which any applicable performance goals necessary for vesting or payment are achieved. Consequently, it is not possible to determine the benefits that might be received by participants receiving discretionary grants under, or having their annual bonus paid pursuant to, the 2011 Plan.

The Board has adopted the proposed 2011 Plan, declared it advisable and recommends it for stockholder approval. Approval of the proposed 2011 Plan requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, casting a vote on this proposal; provided that the voting power of the shares casting a vote represents over 50% of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, entitled to vote on this proposal.

The Board of Directors unanimously recommends a vote FOR approval of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan.

PROPOSAL NO. 9

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. PricewaterhouseCoopers LLP has served as our independent public accounting firm since June 2002. We are asking our stockholders to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Audit Committee is submitting the appointment of PricewaterhouseCoopers LLP to our stockholders for ratification as a matter of good corporate practice. In the event the stockholders do not ratify the appointment, the Audit Committee will reconsider the appointment. Even if the appointment is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Quanta and its stockholders.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement, if they choose, and to respond to appropriate questions.

Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon.

PROPOSAL NO. 10

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board is committed to excellence in governance. As part of that commitment, and as required by Section 14A(a)(1) of the Exchange Act, the Board is providing Quanta’s stockholders with an opportunity to provide an advisory vote related to the compensation of Quanta’s NEOs, as described in the Compensation Discussion and Analysis section, the compensation tables and the accompanying narrative disclosure, set forth in this proxy statement.

The Compensation Committee establishes, recommends and governs all of the compensation and benefits policies and actions for the NEOs, as set forth herein under “Executive Compensation — Summary Compensation Table.” Additional information regarding the Compensation Committee and its role is described above in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative disclosure.

Quanta’s compensation philosophy is designed to align our NEOs’ incentives with stockholder value creation; to attract, motivate and retain the best possible executive officer talent; to tie cash and stock incentives to the achievement of measurable company, business unit and individual performance goals that are linked to our long-term strategic plans; and to promote an ownership culture. Consistent with our compensation philosophy, Quanta’s executive compensation program links a substantial portion of compensation to both individual and company performance, with approximately two-thirds of total target NEO compensation each year being “at-risk” and, therefore, dependent upon performance against individual and company incentive targets. Moreover, equity-based awards provide an important role in our executive compensation program, providing alignment with stockholders, creating incentives for the increase of stockholder value and promoting an ownership culture. Finally, Quanta’s executive compensation program is designed to award superior performance and provide consequences for underperformance. The individual and company short-term and long-term performance goals, which were established during challenging economic times, were partially met in 2010, resulting in below-target awards to each NEO. Despite overall performance below target in 2010, equity nevertheless represents a substantial portion of executive compensation as a percentage of total compensation (base, short-term incentive and long-term equity). Specifically:

•

Approximately 76% of total target compensation in 2010 for the CEO and approximately 66% of total target compensation in 2010 for the NEOs (other than the CEO) was “at risk” performance-based compensation pursuant to the incentive compensation plans described herein.

•	Of the total direct compensation of the CEO for fiscal 2010, approximately 66% was in equity; 37% was in base salary and 21% in short-term incentive.

•

For 2010, the total direct compensation of Messrs. Colson, O’Neil, Haddox, Trawick and Wilson was approximately 46%, 42%, 31%, 34% and 27%, respectively, below the median target direct total compensation of our peer group. The Compensation Committee believes that the actual total direct compensation for 2010 for Quanta’s NEOs is appropriate considering that Quanta did not fully achieve its financial performance goals and the individuals did not fully achieve their individual strategic goals for the 2010 performance year.

The Compensation Committee continually reviews best practices in governance and executive compensation. In observance of such best practices, Quanta:

•	does not provide supplemental retirement benefits or non-qualified deferred compensation plans for the NEOs;

•	has incentive plans that discourage undue risk and align executive rewards with short, medium and long term company performance; and

•	encourages executives to have a meaningful ownership interest in the company and regularly reviews the NEOs’ holdings of Quanta common stock against pre-established ownership guidelines.

For the reasons discussed above, the Board unanimously recommends that stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation of Quanta’s named executive officers, as described pursuant to the compensation disclosure rules of the Securities and Exchange Commission in Quanta’s proxy statement for the 2011 Annual Meeting of Stockholders, including without limitation, the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosure, is hereby APPROVED.”

Approval of the advisory resolution on Quanta’s executive compensation requires the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal.

The results of this vote are not binding on the Board, whether or not the proposal is adopted by the aforementioned voting standard. While the resolution is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board intends to consider the voting results in their entirety.

The Board of Directors unanimously recommends a vote FOR the advisory resolution approving Quanta’s executive compensation.

PROPOSAL NO. 11

ADVISORY VOTE ON FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

As part of the Board’s commitment to excellence in corporate governance, and as required by the Section 14A(a)(2) of the Exchange Act, the Board is providing Quanta’s stockholders with an opportunity to provide an advisory vote to determine whether the stockholder vote on executive compensation should occur every one, two or three years.

Consistent with our compensation philosophy, Quanta’s executive compensation program promotes a performance-based culture and is designed to reward superior performance and attract and retain highly-qualified executives while aligning their interests with those of our stockholders. Equity comprises a significant component of the NEOs’ compensation, and such long-term awards generally vest over a three-year period from the date of grant. Furthermore, the Compensation Committee continually reviews best practices in governance and executive compensation and maintains a compensation program that complies with suggested best practices guidelines. In observance of such best practices, Quanta does not provide for the NEOs, unless generally available to all employees, supplemental retirement benefits, non-qualified deferred compensation plans or other perquisites, other than executive benefits under health and welfare plans, financial planning services, and limited availability of the partially-owned aircraft. Moreover, our incentive plans encourage executives to have a meaningful ownership interest in Quanta, discourage undue risk, and align executive rewards with short, medium and long term company performance. Quanta believes these factors, along with the rest of the compensation program as described more fully above in the “Compensation Discussion and Analysis” section of this proxy statement and the related tables and narrative disclosure, emphasize the positive pay practices employed by Quanta.

We believe holding an advisory vote on executive compensation every three years would allow Quanta to conduct a meaningful and detailed review of its pay practices in response to such stockholder advisory vote on executive compensation and that a more frequent vote is not necessary given the long-term nature of Quanta’s executive compensation program and Quanta’s compliance with best practices related to compensation.

For the reasons discussed above, the Board recommends that stockholders vote to hold the advisory vote on executive compensation every THREE years. Stockholders are not voting, however, to approve or disapprove of this particular recommendation. The proxy card provides for four choices, and stockholders are entitled to vote on whether the advisory vote on executive compensation should be held every one, two, or three years, or to abstain from voting.

With respect to the advisory vote on the frequency of future advisory votes on Quanta’s executive compensation, the voting option (1 year, 2 years or 3 years), if any, that receives the affirmative vote of a majority of the voting power of the shares of Common Stock, Limited Vote Common Stock and Series F Preferred Stock, considered together as a single class, present at the meeting in person or by proxy and entitled to vote on this proposal will be adopted by the stockholders, in accordance with Quanta’s Bylaws.

The results of this vote are not binding on the Board, whether or not it is adopted by the aforementioned voting standard. While the result of this advisory vote on the frequency of the vote on executive compensation is non-binding, the Board values the opinions that stockholders express in their votes and in any additional dialogue. In evaluating the vote on this advisory resolution, the Board will consider the voting results in their entirety. If one of the voting options is not adopted by the required vote of the stockholders, the Board will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by the stockholders.

The Board of Directors unanimously recommends a vote to conduct an advisory vote on executive compensation every THREE YEARS.

ADDITIONAL INFORMATION

Stockholder Proposals and Nominations of Directors for the 2012 Annual Meeting

Stockholders who desire to submit a proposal for inclusion in our proxy materials for our 2012 annual meeting of stockholders may do so by complying with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion in our proxy materials under Rule 14a-8, stockholder proposals must be received by Quanta’s Corporate Secretary at our principal executive offices no later than December 9, 2011. Stockholder proposals should be addressed to Corporate Secretary, Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056.

Under our bylaws, with respect to any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8, but instead is proposed to be presented directly at our 2012 annual meeting, and with respect to any stockholder nominees for director election, a stockholder’s notice must be received by our Corporate Secretary at the address of our principal executive offices set forth above not earlier than January 20, 2012 and not later than February 19, 2012 (unless the 2012 annual meeting date is before April 19 or after July 28, in which case we must receive such notice not earlier than 120 days before such annual meeting date and not later than the later of 90 days before such annual meeting date and 10 days after we first publicly announce the date of such annual meeting). However, if the number of directors to be elected at the 2012 annual meeting of stockholders is increased and we do not publicly announce the nominee(s) for the new directorship(s) by February 9, 2012, a stockholder’s notice solely with respect to nominee(s) for the additional directorship(s) must be received by our Corporate Secretary not later than 10 days after we first publicly announce the increase in the number of directors. Any such stockholder proposal and director nomination must comply in all respects with the specific requirements included in our bylaws. Our bylaws are available on Quanta’s website at www.quantaservices.com under the heading “Corporate Governance.” If a stockholder’s notice regarding a stockholder proposal or director nomination is received after the applicable deadline, our proxy materials for the 2012 annual meeting of stockholders may confer discretionary authority to vote on such matter without any discussion of the matter in the proxy statement for our 2012 annual meeting of stockholders.

Proxy Solicitation Costs

The proxies being solicited hereby are being solicited by Quanta. Quanta has engaged MacKenzie Partners, Inc. as the proxy solicitor for the annual meeting for an approximate fee of $10,000 plus out-of-pocket costs. The cost of soliciting proxies in the enclosed form, which may include the cost of preparing, printing and mailing the proxy materials, will be borne by Quanta. Our officers, directors and other employees may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, postings on our website or other electronic means. We will also request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our Common Stock and obtain their voting instructions. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to the beneficial owners of our Common Stock.

Other Matters

As of the date of this Proxy Statement, the Board does not know of any other matter that will be brought before the annual meeting. Pursuant to Quanta’s bylaws, additional matters may be brought only by or at the direction of the Board. However, if any other matter properly comes before the annual meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote on such matters as recommended by the Board or, if no recommendation is given, in accordance with their best judgment and discretion.

In some instances, only one proxy statement and annual report is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of those stockholders. Quanta undertakes to promptly deliver a separate copy of such materials to any stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement or annual report now or in the future, or stockholders sharing an address who are receiving multiple copies of the proxy statement or annual report and wish to receive a single copy of these documents, should notify Quanta by contacting our Investor Relations Department in writing at Quanta Services, Inc., 2800 Post Oak Blvd., Suite 2600, Houston, Texas 77056 or by phone at 713-629-7600.

By Order of the Board of Directors,
Carolyn M. Campbell
Corporate Secretary

Houston, Texas

April 7, 2011

APPENDIX A

QUANTA SERVICES, INC.

PROPOSED SHARE INCREASE AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

(Proposal No. 2)

The first paragraph of Article FOURTH will be amended as follows:

FOURTH. The aggregate number of shares of capital stock that the Corporation will have authority to issue is ~~Three Hundred Thirteen Million, Three Hundred Forty Five Thousand, Three Hundred Thirty Three (313,345,333), Three Hundred Million (300,000,000)~~             Million (            ),1 Six Hundred Million (600,000,000) of which will be shares of Common Stock, having a par value of $0.00001 per share hereinafter called “(Common Stock”), Three Million, Three Hundred Forty Five Thousand, Three Hundred Thirty Three (3,345,333) of which will be shares of Limited Vote Common Stock, having a par value of $0.00001 per share (hereinafter called “Limited Vote Common Stock”) and Ten Million (10,000,000) of which will be shares of Preferred Stock having a par value of $0.00001 per share (hereinafter called “Preferred Stock”).

[1]	Note, if the Share Increase Amendment is approved, but the Reclassification Amendment is not approved, then the total number of shares of capital stock authorized for issuance will be 613,345,333 following the effectiveness of the share Increase Amendment. If both the Share Increase Amendment and the Reclassification Amendment are approved, then the total number of shares of capital stock authorized for issuance will be 610,000,000 following the effectiveness of the Share Increase Amendment and the Reclassification Amendment.

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APPENDIX B

QUANTA SERVICES, INC.

PROPOSED RECLASSIFICATION AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

(Proposal No. 3)

Article FOURTH will be amended as follows:

FOURTH. The aggregate number of shares of capital stock that the Corporation will have authority to issue is ~~Three Hundred Thirteen Million, Three Hundred Forty Five Thousand, Three Hundred Thirty Three (313,345,333), Three Hundred Million (300,000,000)~~             Million (            ),             Million (            )2 of which will be shares of Common Stock, having a par value of $0.00001 per share (hereinafter called ~~“Common Stock”), Three Million, Three Hundred Forty Five Thousand, Three Hundred Thirty Three (3,345,333) of which will be shares of Limited Vote Common Stock, having a par value of $0.00001 per share (hereinafter called “Limited Vote Common Stock”~~ “Common Stock”) and Ten Million (10,000,000) of which will be shares of Preferred Stock having a par value of $0.00001 per share (hereinafter called “Preferred Stock”).

~~(a)~~ Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

Pursuant to the authority conferred by this Article FOURTH, the following series of Preferred Stock has been designated, with such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in Exhibit A attached hereto and incorporated herein by reference:

Exhibit A: Series F Preferred Stock

~~(b)~~ Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock, the holders of Common Stock shall be entitled to receive out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. ~~All dividends on Common Stock shall be paid pari passu with dividends on Limited Vote Common Stock.~~

In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred

[2]

Note, if the Reclassification Amendment is approved, but the Share Increase Amendment is not approved, then the total number of shares of capital stock authorized for issuance will be 310,000,000 following the effectiveness of the Reclassification Amendment. If both the Reclassification Amendment and the Share Increase Amendment are approved, then the total number of shares of capital stock authorized for issuance will be 610,000,000 following the effectiveness of the Reclassification Amendment and the Share Increase Amendment.

Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock. ~~and Limited Vote Common Stock ratably in proportion to the number of shares of Common Stock and Limited Vote Common Stock held by them respectively.~~

Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the books of the Corporation.

~~(c) Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock, the holders of the Limited Vote Common Stock shall be entitled to receive, as and when declared by the Board of Directors, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend. All dividends on Limited Vote Common Stock shall be paid pari passu with dividends on Common Stock.~~

~~Holders of Limited Vote Common Stock voting as a class shall be entitled to elect one member of the Board of Directors, but shall not otherwise be entitled to vote in the election of directors of the Corporation. Only holders of Limited Vote Common Stock shall have the right to remove the member elected by them from the Board of Directors. Subject to the foregoing, and except as otherwise required by law, each holder of shares of Limited Vote Common Stock shall be entitled to one-tenth of one vote for each share of Limited Vote Common Stock standing in such holder’s name of the books of the Corporation.~~

~~Each share of the Limited Vote Common Stock will automatically convert into Common Stock on a share-for-share basis in the event of a disposition of such share of Limited Vote Common Stock by the holder; provided that the following shall not be considered a disposition that causes conversion into Common Stock: (i) a distribution by a holder to its partners or beneficial owners or (ii) a transfer by a holder to a related party of such holder or to another holder of Limited Vote Common Stock or a related party thereto (whether a party is a “related party” shall be determined in accordance with Sections 267, 707, 318, and/or 4946 of the Internal Revenue Code of 1986, as amended).~~

~~(d)~~ The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

Upon the effectiveness of the amendment or restatement of the Certificate of Incorporation adding this sentence thereto (the “Effective Time”), each share of Limited Vote Common Stock, par value $0.00001 per share (hereinafter called “Limited Vote Common Stock”) issued and outstanding immediately prior to the Effective Time, shall be reclassified, changed and converted into 1.05 shares of Common Stock. Notwithstanding the immediately preceding sentence, no fractional shares shall be issued and, in lieu thereof, upon surrender after the Effective Time of a certificate which formerly represented shares of Limited Vote Common Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Common Stock as a result of the preceding sentence, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price per share of Common Stock reported on the New York Stock Exchange on the date on which the Effective Time occurs.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Limited Vote Common Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Common Stock after the Effective Time into which the shares of Limited Vote

Common Stock formerly represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of fractional shares of Common Stock after the Effective Time), provided, however, that each person of record holding a certificate that represented shares of Limited Vote Common Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate, a new certificate (or book entry notation, as applicable) evidencing and representing the number of whole shares of Common Stock after the Effective Time into which the shares of Limited Vote Common Stock formerly represented by such certificate shall have been reclassified.

APPENDIX C

QUANTA SERVICES, INC.

PROPOSED REMOVAL FOR CAUSE AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

(Proposal No. 4)

The first paragraph of Article FIFTH will be amended as follows:

The number of directors of the Corporation shall be as specified in, or determined in the manner provided in, the Bylaws, but shall be at least one and not more than nineteen. Election of directors need not be by written ballot. ~~A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of a majority of the outstanding stock of the Corporation entitled to vote at an election of directors, subject to further restrictions on removal, not inconsistent with this Section, as may be contained in the bylaws.~~

C-1

APPENDIX D

QUANTA SERVICES, INC.

PROPOSED INDEMNIFICATION CLARIFICATION AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

(Proposal No. 5)

Article TENTH will be amended as follows:

TENTH. Reserved. ~~(a) The Corporation will, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify any and all persons it has power to indemnify under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.~~

~~(b) If a claim under the preceding paragraph (a) is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant will be entitled to be paid also the expense of prosecuting such claim. It will be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct that make it permissible under the laws of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense will be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the laws of the State of Delaware nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, will be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.~~

D-1

APPENDIX E

QUANTA SERVICES, INC.

PROPOSED QUORUM REQUIREMENTS AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

(Proposal No. 6)

Article SEVENTH will be amended as follows:

~~At all meetings of stockholders, a quorum will be present if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy.~~ From and after the first date as of which any class of the Corporation’s equity securities is traded on a national securities exchange, (i) any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders and (ii) special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors and shall be called within ten (10) days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the whole Board of Directors.

E-1

APPENDIX F

QUANTA SERVICES, INC.

PROPOSED PREFERRED STOCK AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

(Proposal No. 7)

Article FOURTH, paragraph (a) will be amended as follows:

(a) Preferred Stock may be issued in one or more series as may be determined from time to time by the Board of Directors~~. All shares of any one series of Preferred Stock will be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative~~. Authority is hereby expressly granted to the Board of Directors to authorize the issuance of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences, and relative, participating, optional, redemption, conversion, exchange or other special rights, qualifications, limitations or restrictions of such series, and the number of shares in each series, to the full extent now or hereafter permitted by law.

F-1

APPENDIX G

QUANTA SERVICES, INC.

2011 OMNIBUS EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Shares, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s shareholders.

2. Definitions. The following definitions shall be applicable throughout the Plan:

(a) “Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b) “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, and Performance Compensation Award granted under the Plan.

(c) “Board” means the Board of Directors of the Company.

(d) “Business Combination” has the meaning given such term in the definition of “Change in Control.”

(e) “Cause” means, in the case of a particular Award, unless the applicable Award agreement states otherwise, (i) the Company or an Affiliate having “cause” or “good cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or an Affiliate in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “Cause” or “Good Cause” contained therein), (A) the Participant’s commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud, (B) the Participant’s conduct that results in or is reasonably likely to result in harm to the reputation or business of the Company or any of its Affiliates in any material way, (C) the Participant’s failure to perform duties as reasonably directed by the Company or the Participant’s material violation of any rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant) or (D) the Participant’s gross negligence, willful malfeasance or material act of disloyalty with respect to the Company or its Affiliates (which, if curable, is not cured within 5 days after notice thereof is provided to the Participant). Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f) “Change in Control” shall, in the case of a particular Award, unless the applicable Award agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon:

(i) Any sale, lease, exchange or other transfer (in one or a series of related transactions) of all or substantially all of the assets of the Company to a non-Affiliate;

(ii) Any “person” as such term is used in Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is or becomes, directly or indirectly, the “beneficial owner” as defined in Rule 13d-3 under the Exchange Act of securities of the Company that represent more than 50% of the combined voting power of the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section 2(f), the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (IV) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(f)(iv), (V) any acquisition involving beneficial ownership of less than a majority of the then-outstanding Common Shares (the “Outstanding Company Common Shares”) or the Outstanding Company Voting Securities that is determined by the Board, based on review of public disclosure by the acquiring Person with respect to its passive investment intent, not to have a purpose or effect of changing or influencing the control of the Company; provided, however, that for purposes of this clause (V), any such acquisition in connection with (x) an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents or (y) any “Business Combination” (as defined below) shall be presumed to be for the purpose or with the effect of changing or influencing the control of the Company;

(iii) During any period of two (2) consecutive years, the individuals who at the beginning of such period constituted the Board together with any individuals subsequently elected to the Board whose nomination by the shareholders of the Company was approved by a vote of the then incumbent Board (i.e. those members of the Board who either have been directors from the beginning of such two-year period or whose election or nomination for election was previously approved by the Board as provided in this Section 2(f)(iii)) cease for any reason to constitute a majority of the Board;

(iv) The Board or the shareholders of the Company approve and consummate a merger, amalgamation or consolidation (a “Business Combination”) of the Company with any other corporation, unless, following such Business Combination, all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries);

(v) The shareholders of the Company approve a complete liquidation of the Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h) “Committee” means the Compensation Committee, as constituted from time to time, of the Board, or if no such committee shall be in existence at any relevant time, the term “Committee” for purposes of the Plan shall mean the Board; provided, however, that while the Common Shares are publicly traded, (i) the Committee shall be a committee of the Board consisting solely of two or more Eligible Directors as necessary in each case to satisfy the requirements of Section 162(m) of the Code and Rule 16b-3 under the Exchange Act with respect to Awards granted under the Plan and (ii) with respect to Awards to directors who are not employees of the Company, the Committee shall consist solely of one or more members of the

Board who are “independent” within the meaning of the New York Stock Exchange corporate governance listing standards (or, if the Common Shares are not listed on the New York Stock Exchange, such similar standards of any other applicable registered stock exchange on which the Common Shares are listed or quoted at any relevant time). Notwithstanding the foregoing provisions, the Board, or an authorized committee of the Board, may delegate to a committee of one or more members of the Board who are not Eligible Directors (the “Equity Grant Committee”) the authority to grant Awards subject to the limitations contained in Section 5(b) to Eligible Persons who are not then Officers or Eligible Directors. When used in the Plan, the term “Committee” shall refer to the Committee; provided, however, that with respect to Awards granted pursuant to Section 5.1(b) by the Equity Grant Committee, “Committee” shall refer to the Equity Grant Committee acting within the scope of its authority under the Plan with respect to the matter covered by the particular reference.

(i) “Common Shares” means the shares of common stock, par value $0.00001 per share, of the Company (and any stock or other securities into which such shares of common stock may be converted or into which they may be exchanged).

(j) “Company” means Quanta Services, Inc., a Delaware corporation.

(k) “Confidential Information” means any and all confidential and/or proprietary trade secrets, knowledge, data, or information of the Company including, without limitation, any: (A) drawings, inventions, methodologies, mask works, ideas, processes, formulas, source and object codes, data, programs, software source documents, works of authorship, know-how, improvements, discoveries, developments, designs and techniques, and all other work product of the Company, whether or not patentable or registrable under trademark, copyright, patent or similar laws; (B) information regarding plans for research, development, new service offerings and/or products, marketing, advertising and selling, distribution, business plans and strategies, business forecasts, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customers, customer history, customer preferences, or distribution arrangements; (C) any information regarding the skills or compensation of employees, suppliers, agents, and/or independent contractors of the Company; (D) concepts and ideas relating to the development and distribution of content in any medium or to the current, future and proposed products or services of the Company; (E) information about the Company’s investment program, trading methodology, or portfolio holdings; or (F) any other information, data or the like that is confidential or could reasonably be expected to be confidential.

(l) “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(m) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(n) “Effective Date” means the date as of which this Plan is adopted by the Board.

(o) “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code.

(p) “Eligible Person” means any (i) individual employed by the Company or an Affiliate; (ii) director of the Company or an Affiliate; (iii) consultant or advisor to the Company or an Affiliate, provided that if the Securities Act applies, such persons must be eligible to be offered securities registrable on Form S-8 under the Securities Act; or (iv) prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or begins providing services to the Company or its Affiliates).

(q) “Exchange Act” has the meaning given such term in the definition of “Change in Control,” and any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r) “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(s) “Fair Market Value” means, as of any date, the value of Common Shares determined as follows:

(i) If the Common Shares are listed or quoted on any registered stock exchange, the Fair Market Value of a Common Share shall be the closing sales price for such a Common Share (or the closing bid price, if applicable) on such exchange (or if the Common Shares are listed or quoted on more than one registered exchange, on the exchange with the greatest volume of trading in the Common Shares) on the day of determination (or if no such price is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) In the absence of any listing or quotation of the Common Shares on any such registered exchange, the Fair Market Value of a Common Share shall be determined in good faith by the Committee in a manner intended to satisfy the principles of Section 409A of the Code.

(t) “Immediate Family Members” shall have the meaning set forth in Section 16(b).

(u) “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan and Section 422 of the Code.

(v) “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(w) “Intellectual Property Products” shall have the meaning set forth in Section 15(c) of the Plan.

(x) “Negative Discretion” shall mean the discretion authorized by the Plan to be applied by the Committee to eliminate or reduce the size of a Performance Compensation Award consistent with Section 162(m) of the Code.

(y) “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(z) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

(aa) “Option” means an Award granted under Section 7 of the Plan.

(bb) “Option Period” has the meaning given such term in Section 7(b) of the Plan.

(cc) “Outstanding Company Common Shares” has the meaning given such term in the definition of “Change in Control.”

(dd) “Outstanding Company Voting Securities” has the meaning given such term in the definition of “Change in Control.”

(ee) “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(ff) “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(gg) “Performance Criteria” shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

(hh) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulae applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

(ii) “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

(jj) “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(kk) “Permitted Transferee” shall have the meaning set forth in Section 16(b) of the Plan.

(ll) “Person” has the meaning given such term in the definition of “Change in Control.”

(mm) “Plan” means this Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan.

(nn) “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(oo) “Restricted Stock Unit” means an unfunded and unsecured promise to deliver Common Shares, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(pp) “Restricted Stock” means Common Shares, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(qq) “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(rr) “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ss) “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(tt) “Stock Bonus Award” means an Award granted under Section 10 of the Plan.

(uu) “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, an amount not less than the Fair Market Value on the Date of Grant.

(vv) “Subsidiary” means, with respect to any specified Person:

(i) any corporation, association or other business entity of which more than 50% of the total voting power of shares or any equivalent equity-type ownership (without regard to the occurrence of any contingency and after giving effect to any voting agreement or shareholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(ii) any partnership (or any comparable foreign entity) (a) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(w) “Substitute Award” has the meaning given such term in Section 5(e).

3. Effective Date; Duration. The Plan shall be effective as of the Effective Date. Unless sooner terminated by the Board in accordance with Section 13 hereof, the expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4. Administration.

(a) The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or necessary to obtain the exception for performance-based compensation under Section 162(m) of the Code, as applicable, it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b) Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Common Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Common Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, Common Shares, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) subject to Section 16 of the Exchange Act or (ii) who are, or who are reasonably expected to be, “covered employees” for purposes of Section 162(m) of the Code.

(d) Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder of the Company.

(e) No member of the Board, the Committee, delegate of the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s constituent documents. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s constituent documents, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f) Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5. Shares Subject to the Plan; Grant of Awards; Limitations.

(a) Subject to Section 12 of the Plan, the Committee is authorized to deliver under the Plan 11,750,000 Common Shares subject to Awards. The aggregate number of Common Shares subject to Awards granted in any one calendar year to all Participants shall not exceed 5,000,000 shares, and the aggregate number of Common Shares subject to an Award granted in any one calendar year to any individual shall not exceed 1,000,000 shares.

(b) The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards and/or Performance Compensation Awards to one or more Eligible Persons selected in its sole discretion; provided, however that the Equity Grant Committee may select the recipients of Awards other than Incentive Stock Options if (i) such recipients are not Officers or Eligible Directors, (ii) the aggregate value of the Awards granted in any one calendar year does not exceed $1,000,000 determined based on the Fair Market Value at the time of the grants, and (iii) the aggregate value of the Awards granted in any one calendar year to any individual does not exceed $100,000 determined based on the Fair Market Value at the time of the grants. A Participant may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Eligible Person shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

(c) Use of Common Shares to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything herein to the contrary, not be available again for other Awards under the Plan. Shares underlying Awards under this Plan that are forfeited, cancelled, expire unexercised, or are settled in cash are available again for Awards under the Plan.

(d) Common Shares delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

(e) Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Common Shares underlying any Substitute Awards shall be counted against the aggregate number of Common Shares available for Awards under the Plan.

6. Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7. Options.

(a) Generally. Each Option granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the shareholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b) Exercise Price. The exercise price (“Exercise Price”) per Common Share for each Option shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant and provided further that, notwithstanding any provision herein to the contrary, the Exercise Price shall not be less than the par value per Common Share.

(c) Vesting and Expiration. Options shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the “Option Period”), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns shares representing more than 10% of the voting power of all classes of shares of the Company or any Affiliate; provided, further, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of an Option shall expire upon termination of employment or service of the Participant granted the Option, and the vested portion of such Option shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the Option Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the Option Period and (ii) both the unvested and the vested portion of an Option shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise and Form of Payment. No Common Shares shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written notice of exercise or, if provided for, electronic notice of exercise, to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or Common Shares having a Fair Market Value on the date of exercise equal to the Exercise Price (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Common Shares in lieu of actual delivery of such shares to the Company), provided, that such Common Shares are not subject to any pledge or other security interest, and (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price or (B) if there is a public market for the Common Shares at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Common Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price or (C) by a “net exercise” method whereby the Company withholds from the delivery of the Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the aggregate Exercise Price for the Common Shares for which the Option was exercised. Any fractional Common Shares shall be settled in cash. The Committee may specify a reasonable minimum number of Common Shares or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of Common Shares as to which the Option is then exercisable.

(e) Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Shares before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession of any Common Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence.

(f) Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, if applicable, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8. Stock Appreciation Rights.

(a) Generally. Each SAR granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b) Strike Price. The Strike Price per Common Share for each SAR shall not be less than 100% of the Fair Market Value of such share determined as of the Date of Grant

(c) Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR shall (i) vest and become exercisable in such manner and on such date or dates, and (ii) expire after such period, not to exceed ten years (the “SAR Period”), in each case as may be determined by the Committee and as set forth in an Award agreement; provided, however, that notwithstanding any vesting dates set by the Committee in the Award agreement, the Committee may, in its sole discretion, accelerate the exercisability of any SAR, which acceleration shall not affect the terms and conditions of such SAR other than with respect to exercisability. Unless otherwise provided by the Committee in an Award agreement: (i) the unvested portion of a SAR shall expire upon termination of employment or service of the Participant granted the SAR, and the vested portion of such SAR shall remain exercisable for (A) one year following termination of employment or service by reason of such Participant’s death or Disability, but not later than the expiration of the SAR Period or (B) 90 days following termination of employment or service for any reason other than such Participant’s death or Disability, and other than such Participant’s termination of employment or service for Cause, but not later than the expiration of the SAR Period and (ii) both the unvested and the vested portion of a SAR shall expire upon the termination of the Participant’s employment or service by the Company for Cause.

(d) Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an Option, the SAR Period), the Fair Market Value of a Common Shares exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(e) Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of a Common Share on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in Common Shares with a Fair Market Value equal to such amount, or any combination thereof, as determined by the Committee in an Award agreement. Any fractional Common Share shall be settled in cash.

9. Restricted Stock and Restricted Stock Units.

(a) Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

(b) Restricted Stock – Accounts, Escrow or Similar Arrangement. Upon the grant of Restricted Stock, a book entry in a restricted account shall be established in the Participant’s name at the Company’s transfer agent and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than held in such restricted account pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate share power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank share power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award agreement, the Participant generally shall have the rights and privileges of a shareholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock and the right to receive dividends, if applicable. To the extent shares of Restricted Stock are forfeited, any share certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a shareholder with respect thereto shall terminate without further obligation on the part of the Company.

(c) Vesting; Acceleration of Lapse of Restrictions. The Restricted Period shall lapse with respect to an Award of Restricted Stock or Restricted Stock Units at such times as provided by the Committee in an Award agreement, and the unvested portion of Restricted Stock and Restricted Stock Units shall terminate and be forfeited upon termination of employment or service of the Participant.

(d) Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i) Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the share certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in Common Shares having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends (except as otherwise set forth by the Committee in the applicable Award agreement).

(ii) Unless otherwise provided by the Committee in an Award agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one Common Share for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Common Share in lieu of delivering only Common Shares in respect of such Restricted Stock Units or (ii) defer the delivery of Common Shares (or cash or part Common Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such delivery would result in a violation of applicable law until such time as is no longer the case. If a cash payment is made in lieu of delivering Common Shares, the amount of such payment shall be equal to the Fair Market Value of the Common Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld.

10. Stock Bonus Awards. The Committee may issue unrestricted Common Shares, or other Awards denominated in Common Shares, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)). Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award agreement.

11. Performance Compensation Awards.

(a) Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 9 or 10 of the Plan, to designate such Award as a Performance Compensation Award intended to qualify as “performance- based compensation” under Section 162(m) of the Code. The maximum number of Common Shares subject to a Performance Compensation Award granted to a Participant in any taxable year shall not exceed 1,000,000 Common Shares. The Committee shall also have the authority to make an award of a cash bonus to any Participant and designate such Award as a Performance Compensation Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code. The maximum cash bonus payable to a Participant pursuant to a Performance Compensation Award shall not exceed $5 million in any calendar year.

(b) Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Period, the Committee shall have sole discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply and the Performance Formula. Within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code, if applicable), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

(c) Performance Criteria. The Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company (and/or one or more Affiliates, divisions, reportable segments or operational units, or any combination of the foregoing) and shall include one or more of the following: (i) net earnings or net income (before or after taxes); (ii) basic or diluted earnings per share (before or after taxes); (iii) net revenue or revenue growth; (iv) gross profit or gross profit growth; (v) operating income or profit (before or after taxes); (vi) return measures (including, but not limited to, return on assets, capital, invested capital, equity, or sales); (vii) cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); (viii) earnings before or after taxes, interest, depreciation and/or amortization; (ix) gross or operating margins; (x) productivity ratios; (xi) share price (including, but not limited to, growth measures and total shareholder return); (xii) expense targets; (xiii) margins; (xiv) operating efficiency; (xv) objective measures of customer satisfaction; (xvi) working capital targets; (xvii) measures of economic value added; (xviii) inventory control; (xix) enterprise value; (xx) sales; (xxi) debt levels and net debt; (xxii) combined ratio; (xxiii) timely launch of new facilities; (xxiv) client retention; (xxv) employee retention; (xxvi) performance relative to budget; (xxvii) safety performance targets and (xxviii) objective measures of personal targets, goals or completion of projects. Any one or more of the Performance Criteria may be used on an absolute or relative basis to measure the performance of a Participant and the Company (and/or one or more Affiliates, divisions, reportable segments or operational units, or any combination of the foregoing), as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the Performance Criteria specified in this paragraph. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of a Performance Period (or, if longer or shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period and thereafter promptly communicate such Performance Criteria to the Participant.

(d) Modification of Performance Goal(s). In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Criteria without obtaining shareholder approval of such alterations, the Committee shall have sole discretion to make such alterations without obtaining shareholder approval. The Committee shall adjust or modify the calculation of a Performance Goal for a Performance Period, based on and in order to appropriately reflect the following events: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (vi) acquisitions or divestitures; (vii) any other specific unusual or nonrecurring events, or objectively determinable category thereof; (viii) foreign exchange gains and losses; and (ix) a change in the Company’s fiscal year.

(e) Payment of Performance Compensation Awards.

(i) Condition to Receipt of Payment. Unless otherwise provided in the applicable Award agreement, a Participant must be employed by the Company or an Affiliate of the Company on the date of payment with respect to a Performance Period to be eligible to receive such payment in respect of a Performance Compensation Award for the preceding Performance Period.

(ii) Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period based on the application of the Performance Formula to such achieved Performance Goals.

(iii) Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period and, in so doing, may apply Negative Discretion.

(iv) Use of Negative Discretion. In determining the actual amount of an individual Participant’s Performance Compensation Award for a Performance Period, the Committee may reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period through the use of Negative Discretion if, in its sole judgment, such reduction or elimination is appropriate. The Committee shall not have the discretion, except as is otherwise provided in the Plan, to (A) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained; or (B) increase a Performance Compensation Award above the applicable limitations set forth in Section 5 of the Plan.

(f) Timing of Award Payments. Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by this Section 11, but in no event later than two-and-one-half months following the end of the fiscal year during which the Performance Period is completed.

12. Changes in Capital Structure and Similar Events.

(a) Effect of Certain Events. In the event of (A) any dividend or other distribution (whether in the form of cash, Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, split-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to acquire Common Shares or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the Common Shares, or (B) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i) adjusting any or all of (A) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of Common Shares or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii) providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii) canceling any one or more outstanding Awards or portion thereof and causing to be paid to the holders thereof, in cash, Common Shares, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per Common Share received or to be received by other shareholders of the Company in such event), including without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Common Shares subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair

Market Value of a Common Share subject thereto may be canceled and terminated without any payment or consideration therefor); provided, however, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (Revised 2004)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

(b) Effect of Change in Control. Unless specifically provided otherwise with respect to Change in Control events in an Award or in a then-effective written employment agreement between the Participant and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Option and SAR which is at the time outstanding under the Plan shall automatically become fully vested and exercisable and free from restrictions immediately prior to the specified effective date of such Change in Control, for all Common Shares at the time subject to such, (ii) the Restricted Period shall expire and restrictions applicable to all outstanding Restricted Stock Awards and Restricted Stock Units shall lapse and such Awards shall become fully vested and (iii) Performance Periods in effect on the date the Change in Control occurs shall end on such date, and the Committee shall (A) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (B) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee. To the extent practicable, any actions taken by the Committee under this Section 12(b) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Shares subject to their Awards.

13. Amendments and Termination.

(a) Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 11(c) or Section 13(b) (to the extent required by the proviso in such Section 13(b)) shall be made without shareholder approval and (ii) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Common Shares may be listed or quoted or to prevent the Company from being denied a tax deduction under Section 162(m) of the Code); provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(b) Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that without shareholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the

Exercise Price of any Option or the Strike Price of any SAR, (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Shares are listed or quoted.

14. Restrictive Covenants.

(a) Confidentiality. By accepting an Award under the Plan, and as a condition thereof, each Participant agrees not to, at any time, either during their employment or thereafter, divulge, use, publish or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement, and to keep in the strictest confidence any Confidential Information, except (i) as may be necessary to the performance of the Participant’s duties to the Company, (ii) with the Company’s express written consent, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of the Participant’s breach of any of his or her obligations under this Section 14(a), or (iv) where required to be disclosed by court order, subpoena or other government process and in such event, the Participant shall cooperate with the Company in attempting to keep such information confidential to the maximum extent possible. Upon the request of the Company or an Affiliate, the Participant agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information.

(b) Non-Disparagement. By accepting an Award under the Plan, and as a condition thereof, the Participant acknowledges and agrees that he or she will not defame or publicly criticize the services, business, integrity, veracity or personal or professional reputation of the Company, including its officers, directors, partners, executives or agents, in either a professional or personal manner at any time during or following his or her employment.

(c) Post-Employment Property. By accepting an Award under the Plan, and as a condition thereof, the Participant agrees that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method or other work product whatever (whether patentable or subject to copyright, or not, and hereinafter collectively called “discovery”) related to the business of the Company that the Participant, either solely or in collaboration with others, has made or may make, discover, invent, develop, perfect, or reduce to practice during his or her employment, whether or not during regular business hours and created, conceived or prepared on the Company’s premises or otherwise shall be the sole and complete property of the Company. More particularly, and without limiting the foregoing, the Participant agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought), (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought), (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered), and (iv) trade secrets, ideas, and concepts ((i) to (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company’s premises or otherwise, whether or not during normal business hours, shall perpetually and throughout the world be the exclusive property of the Company, as shall all tangible media (including, but not limited to, papers, computer media of all types, and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. The Participant further agrees promptly to disclose in writing and deliver to the Company all Intellectual Property Products created during his or her engagement by the Company, whether or not during normal business hours. The Participant agrees that all works of authorship created by the Participant during his or her engagement by the Company shall be works made for hire of which the Company is the author and owner of copyright. To the extent that any competent decision-making authority should ever determine that any work of authorship created by the Participant during his or her engagement by the Company is not a work made for hire, by accepting an Award, the Participant assigns all right, title and interest in the copyright therein, in perpetuity and throughout the world, to the Company. To the extent that this Plan does not otherwise serve to grant or otherwise vest in the Company all rights in any Intellectual

Property Product created by the Participant during his or her engagement by the Company, by accepting an Award, the Participant assigns all right, title and interest therein, in perpetuity and throughout the world, to the Company. The Participant agrees to execute, immediately upon the Company’s reasonable request and without charge, any further assignments, applications, conveyances or other instruments, at any time, whether or not the Participant is engaged by the Company at the time such request is made, in order to permit the Company and/or its respective assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications or consequences. Upon termination of the Participant’s employment by the Company for any reason whatsoever, and at any earlier time the Company so requests, the Participant will immediately deliver to the custody of the person designated by the Company all originals and copies of any documents and other property of the Company in the Participant’s possession, under the Participant’s control or to which he or she may have access.

For purposes of this Section 14, the term “Company” shall include the Company and its Affiliates.

15. General.

(a) Award Agreements. Each Award under the Plan shall be evidenced by an Award agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee.

(b) Nontransferability.

(i) Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii) Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii) The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee, and any reference in the Plan, or in any applicable Award agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred

Option unless there shall be in effect a registration statement on an appropriate form covering the Common Shares to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of the termination of the Participant’s employment by, or services to, the Company or an Affiliate under the terms of the Plan and the applicable Award agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award agreement.

(c) Tax Withholding.

(i) A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Common Shares, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Shares, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding taxes.

(ii) Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of Common Shares (which are not subject to any pledge or other security interest) owned by the Participant having a fair market value equal to such withholding liability or (B) having the Company withhold from the number of Common Shares otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a fair market value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d) No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e) International Participants. With respect to Participants who reside or work outside of the United States of America and who are not (and who are not expected to be) “covered employees” within the meaning of Section 162(m) of the Code, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f) Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g) Termination of Employment/Service. Unless determined otherwise by the Committee at any point following such event or as otherwise provided in an Award agreement, service shall not be considered terminated in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of any employee, director or consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of employee, director or consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.

(h) No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award agreement, no person shall be entitled to the privileges of ownership in respect of Common Shares that are subject to Awards hereunder until such shares have been issued or delivered to that person.

(i) Government and Other Regulations.

(i) The obligation of the Company to settle Awards in Common Shares or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Common Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Common Shares to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for Common Shares or other securities of the Company or any Affiliate delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

(ii) The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Common Shares from the public markets, the Company’s issuance of Common Shares to the Participant, the Participant’s acquisition of Common Shares from the Company and/or the Participant’s sale of Common Shares to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Common Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of Common Shares (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(iii) Notwithstanding any provision in this Plan to the contrary, any portion of an Award under the Plan shall be subject to a clawback to the extent necessary to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission rule or applicable Company policy.

(j) Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k) Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m) Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n) Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o) Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

(p) Severability. If any provision of the Plan or any Award or Award agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q) Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r) Code Section 162(m) Approval. If so determined by the Committee, the provisions of the Plan regarding Performance Compensation Awards shall be disclosed and reapproved by shareholders no later than the first shareholder meeting that occurs in the fifth year following the year in which shareholders previously approved such provisions, in each case in order for certain Awards granted after such time to be exempt from the deduction limitations of Section 162(m) of the Code. Nothing in this clause, however, shall affect the validity of Awards granted after such time if such shareholder approval has not been obtained.

(s) Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(t) Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of Common Shares under an Award, that the Participant execute lock-up, shareholder or other agreements, as it may determine in its sole and absolute discretion.

(u) Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive Common Shares under any Award made under the Plan.

(v) Section 409A. The provisions of the Plan are intended to comply with the provisions of Section 409A of the Code and the regulations thereunder so as to avoid the imposition of an additional tax under Section 409A of the Code (a “409A Tax”). Notwithstanding any provision of the Plan to the contrary, if any provision of the Plan or Award agreement would result in the imposition of a 409A Tax, such provision shall be automatically reformed so as to avoid the imposition of a 409A Tax and such reformation shall be deemed to not have an adverse effect on a Participant’s rights with respect any Award.

*     *     *

As adopted by the Board of Directors of Quanta Services, Inc. on January 26, 2011.

As approved by the shareholders of Quanta Services, Inc. on                     , 2011.

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 19, 2011

Please date, sign and mail your proxy card in the

envelope provided as soon as possible.

i Please Detach and Mail in the Envelope Provided i

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 19, 2011

The Notice, Proxy Statement and 2010 Annual Report to Stockholders are available at www.proxyvote.com.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 19, 2011, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 7, 2011 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Limited Vote Common Stock or Series F Preferred Stock).

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NOS. 2, 3, 4, 5, 6, 7, 8, 9 AND 10, AND FOR “3 YEARS” ON PROPOSAL NO. 11.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

QUANTA SERVICES, INC.

May 19, 2011

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:

1. Election of Directors
	For	Against	Abstain
Nominees:

James R. Ball	☐	☐	☐
John R. Colson	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Ralph R. DiSibio	☐	☐	☐
Bernard Fried	☐	☐	☐
Louis C. Golm	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Pat Wood, III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

2. To adopt the Share Increase Amendment to the Certificate of Incorporation	☐	☐	☐

3. To adopt the Reclassification Amendment to the Certificate of Incorporation	☐	☐	☐

4. To adopt the Removal For Cause Amendment to the Certificate of Incorporation	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

	For	Against	Abstain

5. To adopt the Indemnification Clarification Amendment to the Certificate of Incorporation	☐	☐	☐

6. To adopt the Quorum Requirements Amendment to the Certificate of Incorporation	☐	☐	☐

7. To adopt the Preferred Stock Amendment to the Certificate of Incorporation	☐	☐	☐

8. To approve the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan	☐	☐	☐

9. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐

10. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY THREE (3) YEARS
3 years	2 years	1 year	Abstain
11. To recommend, by non-binding advisory vote, the frequency of stockholder advisory votes on Quanta’s executive compensation ☐	☐	☐	☐

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature:	Date:	Signature:	Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the stockholder is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the stockholder is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote all of the shares of Limited Vote Common Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 19, 2011, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of the Company dated April 7, 2011 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Common Stock or Series F Preferred Stock).

ALL SHARES OF LIMITED VOTE COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARES WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NOS. 2, 3, 4, 5, 6 , 7, 8, 9 AND 10, AND FOR “3 YEARS” ON PROPOSAL NO. 11.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 19, 2011

The Notice, Proxy Statement and 2010 Annual Report to Stockholders are available at www.proxyvote.com.

LIMITED VOTE COMMON STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEE:
1. Election of Directors	For	Against	Abstain

Nominee: Vincent D. Foster	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

2. To adopt the Share Increase Amendment to the Certificate of Incorporation	☐	☐	☐

3. To adopt the Reclassification Amendment to the Certificate of Incorporation	☐	☐	☐

4. To adopt the Removal For Cause Amendment to the Certificate of Incorporation	☐	☐	☐

5. To adopt the Indemnification Clarification Amendment to the Certificate of Incorporation	☐	☐	☐

6. To adopt the Quorum Requirements Amendment to the Certificate of Incorporation	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:
	For	Against	Abstain

7. To adopt the Preferred Stock Amendment to the Certificate of Incorporation	☐	☐	☐

8. To approve the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan	☐	☐	☐

9. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm	☐	☐	☐

10. To approve, by non-binding advisory vote, Quanta’s executive compensation	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY THREE (3) YEARS
3 years	2 years	1 year	Abstain
11. To recommend, by non-binding advisory vote, the frequency of ☐	☐	☐	☐
stockholder advisory votes on Quanta’s executive compensation

In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

	Date:	, 2011
Signature of Stockholder
	Date:	, 2011
Signature of Stockholder
Title:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the stockholder is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the stockholder is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.

QUANTA SERVICES, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints James H. Haddox and Tana L. Pool, and each of them, with full power of substitution to represent the undersigned and to vote the share of Series F Preferred Stock in Quanta Services, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 19, 2011, and at any adjournment or postponement thereof, (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 7, 2011 (the “Proxy Statement”) and (2) in their discretion upon such other matters as may properly come before the meeting, including without limitation, to vote on the election of such substitute nominees as such proxies may select in the event any nominees named on this card become unable to serve as director. By granting this proxy, the undersigned hereby revokes any proxy previously granted by the undersigned (other than any proxy granted with respect to shares of Common Stock or Limited Vote Common Stock) to the extent necessary to avoid casting a number of votes greater than the number of votes that the undersigned holder of the Series F Preferred Stock is entitled to cast.

THE SHARE OF SERIES F PREFERRED STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY BUT DO NOT MAKE ANY VOTING SPECIFICATIONS, SUCH SHARE WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL NO. 1, “FOR” PROPOSAL NOS. 2, 3, 4, 5, 6, 7, 8, 9 AND 10, AND FOR “3 YEARS” ON PROPOSAL NO. 11.

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on May 19, 2011

The Notice, Proxy Statement and 2010 Annual Report to Stockholders are available at www.proxyvote.com.

SERIES F PREFERRED STOCK

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING NOMINEES:

1. Election of Directors
Nominees:	For	Against	Abstain
James R. Ball	☐	☐	☐
John R. Colson	☐	☐	☐
J. Michal Conaway	☐	☐	☐
Ralph R. DiSibio	☐	☐	☐
Bernard Fried	☐	☐	☐
Louis C. Golm	☐	☐	☐
Worthing F. Jackman	☐	☐	☐
James F. O’Neil III	☐	☐	☐
Bruce Ranck	☐	☐	☐
Pat Wood, III	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:
2. To adopt the Share Increase Amendment to the Certificate of Incorporation	☐	☐	☐
3. To adopt the Reclassification Amendment to the Certificate of Incorporation	☐	☐	☐
4. To adopt the Removal For Cause Amendment to the Certificate of Incorporation	☐	☐	☐
5. To adopt the Indemnification Clarification Amendment to the Certificate of Incorporation	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

		For	Against	Abstain
6. To adopt the Quorum Requirements Amendment to the Certificate of Incorporation		☐	☐	☐

7. To adopt the Preferred Stock Amendment to the Certificate of Incorporation		☐	☐	☐

8. To approve the Quanta Services, Inc. 2011 Omnibus Equity Incentive Plan		☐	☐	☐

9. To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm		☐	☐	☐

10. To approve, by non-binding advisory vote, Quanta’s executive compensation		☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY THREE (3) YEARS
	3 years	2 years	1 year	Abstain

11. To recommend, by non-binding advisory vote, the frequency of stockholder advisory votes on Quanta’s executive compensation	☐	☐	☐	☐
In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature:	Date:	Number of Votes to be Cast as indicated herein:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the stockholder is a corporation, please sign in corporate name by duly authorized officer, giving full title as such and indicating full corporate name. If the stockholder is a partnership, please sign in partnership name by duly authorized person, giving full title as such and indicating full partnership name.